SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
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☐	Soliciting Material Pursuant to Section 240.14a-12

Sequa Corporation
(Name of Registrant as Specified In Its Charter)

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SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

Dear Stockholders:

The board of directors of Sequa Corporation, a Delaware corporation (“Sequa”), acting upon the unanimous recommendation of the Transaction Committee of Sequa’s board of directors, has unanimously approved the merger agreement entered into by Sequa on July 8, 2007, which provides for the acquisition of Sequa by Blue Jay Acquisition Corporation, a Delaware corporation controlled by Carlyle Partners V, L.P., a private equity fund sponsored by TC Group, L.L.C. (hereafter referred to as The Carlyle Group). If the merger contemplated by the merger agreement is completed, you will be entitled to receive $175.00 in cash, without interest and less any applicable withholding tax, for each share of Class A common Stock, no par value, and each share of Class B common Stock, no par value (collectively, the “Common Stock”), of Sequa that you own (unless you have properly exercised your appraisal rights with respect to the merger).

At a special meeting of our stockholders (the “Special Meeting”), you will be asked to vote on a proposal to adopt the merger agreement. The special meeting will be held at 9:00 a.m. on September 11, 2007 in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., located at 270 Park Avenue, New York, New York 10017. Notice of the special meeting and the related proxy statement are enclosed.

The accompanying proxy statement provides you with information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and the merger agreement carefully. You may also obtain more information about Sequa from documents we have filed with the Securities and Exchange Commission.

Our board of directors has determined that the merger is fair to and in the best interests of Sequa and its stockholders, and recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important. The failure of any stockholder to vote on the proposal to adopt the merger agreement will have the same effect as a vote against the adoption of the merger agreement.

Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy in the accompanying reply envelope. If you have Internet access, we encourage you to record your vote via the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500 or by email at sequa@mackenziepartners.com.

Thank you in advance for your cooperation and continued support.

Sincerely,

Martin Weinstein
Vice Chairman of the Board and
Chief Executive Officer

SEQUA CORPORATION
200 PARK AVENUE
NEW YORK, NEW YORK 10166

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
September 11, 2007

The special meeting of stockholders of SEQUA CORPORATION (the “Company”) will be held in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, on Tuesday, September 11, 2007 at 9:00 a.m., for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 8, 2007 (the “Merger Agreement”), by and among Blue Jay Acquisition Corporation (“Parent”), Blue Jay Merger Corporation (“Merger Co”) and the Company. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Merger Co will merge with and into the Company (the “Merger”), and each outstanding share of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) (other than shares held in treasury or by a Company subsidiary, any shares acquired by Parent or Merger Co immediately prior to the effective time of the Merger, if any, and shares held by stockholders, if any, who have properly demanded statutory appraisal rights), will be converted into the right to receive $175.00 in cash, without interest and less any applicable withholding tax.

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.

3.	To transact any other business that may properly come before the special meeting.

Only stockholders of record at the close of business on August 27, 2007 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company’s address set forth above.

The adoption of the Merger Agreement requires the affirmative vote of a majority of the aggregate votes entitled to be cast at the special meeting by holders of all of the shares of Common Stock outstanding as of the record date for the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the meeting and will have the same effect as a vote against the adoption of the Merger Agreement. If you are a stockholder of record, voting in person at the meeting will revoke any proxy previously submitted. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

The executors of the estate of Norman E. Alexander, our former Chairman and Chief Executive Officer, and certain entities owned or controlled by them, holding in the aggregate shares of Class A Common Stock and Class B Common Stock representing approximately 54 percent of the outstanding voting power of the Company, have entered into a voting agreement under which they have agreed to vote all of their shares in favor of the Merger.

Please note that space limitations make it necessary to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives) holding admission tickets or other evidence of ownership. The admission ticket is detachable from your proxy card. If your shares are held by a bank or broker, please bring to the special meeting your statement evidencing your beneficial ownership of Common Stock and photo identification. Stockholders of the Company who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

By order of the Board of Directors,

New York, N.Y.
August 27, 2007

IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE. NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD. THANK YOU FOR ACTING PROMPTLY.

Page

SUMMARY TERM SHEET	1
The Parties to the Merger	1
The Merger	1
What You Will Receive at the Effective Time of the Merger	2
Treatment of Stock Options	2
Market Price of Company Common Stock	2
The Reasons for the Merger	2
Fairness Opinion of the Company’s Financial Advisor	3
The Board of Directors’ Recommendation to Stockholders Regarding the Merger	3
Voting Rights at the Special Meeting	3
Our Principal Stockholders controlling 54 percent of our total outstanding voting power have entered into a Voting Agreement to vote in favor of the Merger	4
Financing the Merger	4
Certain Projected Financial Data	4
Delisting and Deregulation of Common Stock	5
Interests of Certain Persons in the Merger	6
Special Meeting of the Company’s Stockholders	6
Stockholder Vote Required	6
Effective Time of the Merger	6
Risks Associated with the Merger	7
Exchange of Stock Certificates for the Merger Consideration	7
Limitations on Considering Other Acquisition Proposals	7
Conditions of Merger Agreement	8
Termination of the Merger Agreement	8
Expenses and Termination Fees	9
Guarantee	9
Material Federal Income Tax Consequences of the Merger	9
Appraisal Rights	9
Amendment of Rights Agreement	9
Regulatory Approvals	9
QUESTIONS AND ANSWERS ABOUT THE MERGER	11
THE PARTIES TO THE MERGER	13
MARKET PRICE AND DIVIDEND DATA	14
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	14
SPECIAL MEETING OF THE STOCKHOLDERS OF SEQUA CORPORATION	15
Date, Place and Time	15
Purpose of the Special Meeting	15
Record Date, Stock Entitled to Vote and Required Vote	15
Adjournment of Special Meeting to Solicit Additional Proxies	16
Voting of Proxies	16
Revocability of Proxies	16
Solicitation of Proxies	17
Recommendation	17
DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT	18

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of its terms, you should carefully read this entire proxy statement and the documents we refer to in this document, including all of the exhibits attached hereto. We have included page references in this summary to direct you to other places in this proxy statement where you can find a more complete description of the topics we have summarized. We encourage you to read the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” attached as Exhibit A hereto as it is the legal document that governs the Merger, which we refer to as the “Merger.” You may obtain additional information by following the instructions in the section entitled “Where You Can Find More Information” (see page 58).

The Parties to the Merger

Sequa Corporation

Sequa Corporation (the “Company”), which was incorporated in 1929, is a diversified industrial company that produces a broad range of products through operating units in six business segments: Aerospace, Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Products.

Blue Jay Acquisition Corporation

Blue Jay Acquisition Corporation, which we refer to as “Parent,” is a Delaware corporation that was incorporated on July 2, 2007. Upon the completion of the Merger, the Company will be a wholly-owned subsidiary of Parent.

Parent has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the Merger Agreement, including the financing thereof. Parent currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the Merger or the financing thereof. Parent currently has no employees or operations. Currently, Parent’s only other assets are 1,000 shares of Merger Co, par value $0.01 per share.

Parent is the sole stockholder of Blue Jay Merger Corporation, which we refer to as “Merger Co.” Parent is currently wholly owned by Carlyle Partners V, L.P.

The business address for Carlyle Partners V, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004-2505.

Blue Jay Merger Corporation

Merger Co is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Co was organized solely for the purpose of entering into and completing the Merger Agreement with the Company and has not conducted any business operations. Merger Co currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the Merger or the financing thereof. Currently, Merger Co has no employees or operations.

The Merger (See page 18)

Pursuant to the Merger Agreement, if the Merger is approved by the stockholders of the Company and the closing of the Merger occurs, Merger Co will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

What You Will Receive at the Effective Time of the Merger (See page 43)

If the Merger is consummated, you will be entitled to receive $175.00 in cash, without interest, for each of your shares of Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) of the Company, less applicable withholding taxes.

Treatment of Stock Options (See page 43)

Each option to purchase Common Stock that was granted under any employee or director stock option plan or other arrangement with the Company and that is outstanding immediately prior to completion of the merger, whether or not then exercisable or vested, will be converted into a right to receive cash in an amount equal to (i) the difference between $175.00 and the applicable exercise price of such option, multiplied by (ii) the aggregate number of shares of Common Stock of the Company issuable upon exercise of such option, in each case, less applicable withholding taxes.

Market Price of Company Common Stock (See page 14)

The Class A Common Stock and Class B Common Stock of the Company are listed on the New York Stock Exchange under the symbols “SQA.A” and “SQA.B,” respectively. On July 6, 2007, the last full trading day prior to the public announcement of the proposed Merger, the Class A Common Stock and Class B Common Stock of the Company closed at $113.52 per share and $113.75 per share, respectively. On August 24, 2007, the last full trading day prior to the date of this proxy statement, the Class A Common Stock and Class B Common Stock of the Company closed at $171.50 per share and $170.00 per share, respectively.

The Reasons for the Merger (See page 24)

The Board of Directors of the Company approved the Merger after considering a number of factors, including, but not limited to, the following:

•	the cash consideration to be received by the Company’s stockholders, including the 54 percent premium provided for in the Merger Agreement relative to the recent trading prices of the Common Stock;

•	the possible alternatives to the Merger that might be available to the Company and the stockholders, including the alternative of the Company remaining independent and continuing to execute its strategic plan;

•	the business and financial prospects of the Company as an independent company, and the risks and benefits inherent in remaining independent;

•	information with respect to the financial condition, results of operations and business of the Company, on both a historical and prospective basis;

•	the challenges associated with remaining a public company, including the significant burden and costs associated with the regulatory and reporting requirements applicable to public companies;

•	the terms of the Merger Agreement, including the conditions to the Merger, the parties’ representations, warranties and covenants, and the ability of the Board of Directors to consider a superior proposal if required to fulfill its fiduciary duties; and

•	the analysis provided by Evercore Group L.L.C. (“Evercore”), including the opinion of Evercore (see “The Merger — Opinion of Evercore” beginning on page 26).

The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weights to different factors. For a more complete discussion of the factors considered by the Board of Directors, see “Description of the Merger and the Merger Agreement” beginning on page 18.

Fairness Opinion of the Company’s Financial Advisor (See page 26)

In connection with the Merger, the Board of Directors received a written opinion from Evercore Group L.L.C., which we refer to as “Evercore,” as to the fairness, from a financial point of view, to the holders of the Common Stock (other than shares owned directly or indirectly by the Company, Parent or Merger Co or by any stockholders who properly exercise appraisal rights under Delaware law, to be known as the “Excluded Shares”), of the Merger consideration to be received by the holders of the Common Stock (other than Excluded Shares) in the Merger. The full text of Evercore’s written opinion, dated July 8, 2007, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Exhibit D to this proxy statement. Evercore’s opinion does not constitute a recommendation as to how you should vote with respect to the Merger. You should read the opinion carefully in its entirety.

The Board of Directors’ Recommendation to Stockholders Regarding the Merger

Our Board of Directors:

•	determined that the Merger Agreement and the transactions contemplated by it are advisable and fair to and in the best interests of the Company and its stockholders and declared the Merger advisable;

•	approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger; and

•	recommended that you vote “FOR” the adoption and approval of the Merger Agreement and approval of the Merger.

Voting Rights at the Special Meeting (See page 15)

This proxy statement contains information related to a special meeting of our stockholders to be held at 9:00 a.m. on September 11, 2007 in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., located at 270 Park Avenue, New York, New York 10017 (together with any adjournments or postponements thereof, the “Special Meeting”). You are entitled to vote at the Special Meeting if you owned shares of Common Stock as of the close of business on August 27, 2007, the record date fixed by the Board of Directors of the Company. On the record date, August 27, 2007, there were outstanding 8,154,342 shares of the Class A Common Stock and 3,281,840 shares of the Class B Common Stock, which constitute the only outstanding securities entitled to vote at this meeting. You will be entitled to one vote for each share of the Class A Common Stock and ten votes for each share of the Class B Common Stock that you owned on the record date. You may vote by attending the Special Meeting and voting your shares or by completing the enclosed proxy card and mailing it to the Company in the enclosed envelope. If you owned shares of the Common Stock on the record date, you are entitled to appraisal rights pursuant to Section 262 of the Delaware General Corporation Law. See “Appraisal Rights” beginning on page 39

The Company is seeking your proxy to use at the Special Meeting. The Company has prepared this proxy statement to assist you in deciding how to vote and whether or not to grant your proxy to the Company.

Regardless of whether you currently plan to attend the Special Meeting, please indicate on your proxy card how you want to vote. Then sign, date and mail it to the Company as soon as possible so that your shares will be represented at the Special Meeting. If you sign, date and mail in your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal to approve and adopt the Merger Agreement and approve the Merger. If you fail to return your proxy card, or to attend and vote at the Special Meeting, the effect will be a vote against the proposal to approve and adopt the Merger Agreement and approve the Merger, and your shares will not be counted on any other proposals that may properly come before the Special Meeting.

A stockholder of the Company who has given a proxy solicited by the Board of Directors may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to Sequa Corporation, 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary (Board Matters).

Our Principal Stockholders controlling 54 percent of our total outstanding voting power have entered into a Voting Agreement to vote in favor of the Merger (See page 54)

The executors of the estate of Norman E. Alexander, our former Chairman and Chief Executive Officer, and certain entities owned or controlled by them, holding in the aggregate shares of Common Stock representing approximately 54 percent of the total outstanding voting power of the Company, have entered into a voting agreement (the “Voting Agreement”) under which they have agreed to vote all of their shares in favor of the Merger.

Financing the Merger (See page 36)

Up to $900 million of the Merger consideration is expected to be provided through the issuance by Parent of common equity to Carlyle Partners V, L.P. and certain of its affiliates, which will be not less than 25 percent of the pro forma capitalization of Parent. Parent has also received a debt commitment letter, dated as of July 8, 2007, from Lehman Commercial Paper, Inc., Lehman Brothers, Inc., Lehman Brothers Commercial Bank, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to provide the following debt financing: (i) $1.2 billion senior secured first lien term loan facility, (ii) a $150 million senior secured revolving credit facility, and (iii) $700 million of unsecured senior notes, or, in the event such notes are not issued at the time the Merger is consummated, borrowings by the Company of $700 million under a senior unsecured bridge facility.

The debt financing, when combined with the equity contribution, is expected to be sufficient to fund the amount required to complete the Merger and pay related fees and expenses.

Certain Projected Financial Data

We do not, as a matter of course, make public forecasts or projections as to future sales, earnings or other income statement data, except for periodic guidance that we provide in connection with the release of our quarterly results of operations. However, in connection with rendering financial advice to the Company and in performing its fairness opinion analysis, Evercore requested financial projections for fiscal years 2007-2012. These projections were not prepared in the same manner or process in which we would prepare projections for budgeting or other planning purposes. These projections were also among the factors presented to the Board of Directors as part of their consideration of Carlyle’s proposal but were not provided to Carlyle prior to their execution of the Merger Agreement.

The projections set forth below do not reflect any of the effects of the Merger or other changes that may in the future be appropriate concerning our assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing.

These projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. Neither our registered public accounting firm auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in these projections nor have they expressed any opinion or given any form of assurance on this information or its achievability.

In preparing these projections, numerous assumptions were made, many of which are beyond our control and may prove not to have been, or may no longer be, accurate (including, without limitation, assumptions regarding our ability to renew certain material contracts). Among such assumptions were the addition of a number of possible revenue opportunities without weighting the probability of obtaining each or all of those opportunities. Consequently, if some of these opportunities are not obtained or realized upon, these Projections would appear, in hindsight, to present an “upside” case for the Company. Except as otherwise indicated, this information does not reflect changes in general business and economic conditions since the date such projections were prepared or any other transaction that has occurred since the date of preparation, or that may occur in the future and that we did not anticipate at the time we prepared this information.

Accordingly, this information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below, and you should not regard our including these projections in this proxy statement as a representation that such projections are achievable.

THE PROJECTIONS SET FORTH BELOW ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE FINANCIAL RESULTS AND SHAREHOLDER VALUE OF OUR COMPANY MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND OUR ABILITY TO CONTROL OR PREDICT.

Projections

as of July 1, 2007
(dollar amounts in millions, except per share amounts)

	2006A	2007E	2008E	2009E	2010E	2011E	2012E

Consolidated
Revenue	$2,184	$2,286	$2,425	$2,609	$2,841	$3,030	$3,226
yoy growth		4.7%	6.1%	7.6%	8.9%	6.6%	6.5%
EBITDA (inc. JVs & Min. Int)(1)	$230	$264	$320	$357	$388	$396	$419
% margin	10.5%	11.5%	13.2%	13.7%	13.6%	13.1%	13.0%
Operating Profit (inc. JVs & Min. Int)	$147	$178	$234	$272	$302	$311	$334
% margin	6.7%	7.8%	9.7%	10.4%	10.6%	10.3%	10.4%
Other Income/Expenses	2	(4)	0	0	0	0	0
Interest Expense(2)	$73	$64	$64	$50	$50	$50	$50
Interest Income	8	8	8	8	8	8	8
EBT (inc. JVs and Min. Int)	84	118	178	230	260	270	292
Tax Expense	(22)	(38)	(57)	(74)	(83)	(86)	(94)
Tax Rate	26.2%	32.0%	32.0%	32.0%	32.0%	32.0%	32.0%
Net Income	62	80	121	156	177	183	199
Share Outstanding	11.2	11.4	11.4	11.4	11.4	11.4	11.4
EPS	$5.56	$6.99	$10.60	$13.66	$15.47	$16.02	$17.37
Cash Flow Information
Depreciation & Amortization	82	87	86	85	85	85	85
% of sales	3.7%	3.8%	3.5%	3.3%	3.0%	2.8%	2.6%
Capital Expenditures	(100)	(97)	(77)	(72)	(69)	(67)	(68)
% of sales	4.6%	(4.3)%	(3.2)%	(2.8)%	(2.4)%	(2.2)%	(2.1)%
Investments in JVs	(1)	(19)	6	(11)	0	0	0
Change in Working Capital	(73)	(26)	(18)	(17)	(19)	(18)	(18)
% of sales	3.3%	(1.2)%	(0.7)%	(0.7)%	(0.7)%	(0.6)%	(0.6)

(1)	EBITDA as presented can be reconciled to Net Income by adding to EBITDA the sum of the amounts presented in the Interest Income, Interest Expense, Tax Expense, Other Income/Expense and Depreciation & Amortization columns. While the Company does not generally use EBITDA, it was calculated for purposes of the analysis in connection with which these projections were prepared.

(2)	Assumes debt is refinanced at a lower rate in 2009.

Delisting and Deregistration of Common Stock

If the Merger is completed, our Common Stock will be removed from quotation on The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”).

Interests of Certain Persons in the Merger (See page 36)

When considering the recommendation by the Board of Directors in favor of the Merger, you should be aware that members of the Board of Directors and the executive officers of the Company have interests in the Merger that are different from, or in addition to, your interests, including, among others:

•	existing indemnification arrangements and directors’ and officers’ liability insurance for the Company’s current and former directors and officers will be continued for six (6) years following the Merger;

•	options to purchase Common Stock held by officers, like other options, will be cashed out in an amount equal to (i) the difference between $175.00 and the applicable exercise price multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the option;

•	Upon consummation of the Merger, 50,000 shares of restricted stock held by Dr. Weinstein and 7,215 shares of shares of restricted stock held by other employees of the Company (none of whom are Named Executive Officers) will vest;

•	certain of the Company’s executive officers will be entitled to receive a transaction bonus upon completion of the Merger; and

•	certain of the Company’s executive officers will be entitled to receive severance payments and continued medical and dental plan coverage in the event of a qualifying termination of employment following the Merger.

See “Principal Stockholders” for additional information relating to the beneficial ownership of officers, directors and greater than five percent stockholders of the Company.

Special Meeting of the Company’s Stockholders (See page 15)

The Special Meeting will be held on September 11, 2007, in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 at 9:00 a.m. local time. At the Special Meeting, you will be asked:

•	to approve and adopt the Merger Agreement and approve the Merger;

•	to act on any other matters that may properly be put to a vote at the Special Meeting; and

•	to vote on any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies.

In order for the Special Meeting to be held, a quorum must be present. A quorum is established when stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company are present in person or by proxy.

Stockholder Vote Required (See page 15)

A quorum must be present at the Special Meeting to approve any of the proposals presented. A quorum is established when stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company are present in person or by proxy. Approval of the Merger requires the affirmative vote of a majority of the combined outstanding voting power of the shares of the Common Stock entitled to vote at the Special Meeting.

You are entitled to one vote for each share of the Class A Common Stock and ten votes for each share of the Class B Common Stock of the Company you owned at the close of business on August 27, 2007, the record date fixed by the Board of Directors of the Company.

Effective Time of the Merger (See page 38)

The Merger and the other transactions contemplated by the Merger Agreement will become final as soon as practicable. However, a substantial portion of the Merger consideration will be financed pursuant to debt financing

(see “Financing the Merger Agreement” beginning on page 36). Parent and Merger Sub are not obligated to close the Merger, until we have provided Parent financial information relating to the third quarter of this year and Parent has had twenty consecutive business days to market its debt financing using such financial information.

Risks Associated with the Merger (Page 24)

There are a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•	the risk that the Merger may not be completed in a timely manner or at all;

•	the fact that an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•	the risks and costs to us if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that our stockholders will not participate in any of our post-Merger earnings or growth and will not benefit from any post-Merger appreciation in our value;

•	the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that Parent and Merger Co would be required to raise a substantial portion of the Merger consideration in the capital markets and the risks related to those markets;

•	the interests of our executive officers and directors in the Merger; and

•	certain restrictions on our ability to solicit or engage in discussions or negotiations with any third party regarding specific transactions involving us, and the requirement that we pay to Parent a fee of $60,570,000 in order for our Board of Directors to accept a superior proposal.

Exchange of Stock Certificates for the Merger Consideration (See page 53)

As promptly as practicable after the effective time of the Merger, Parent’s paying agent will mail to you a letter of transmittal and instructions on how to surrender your stock certificates in exchange for the Merger consideration. You must wait until you receive such instructions to exchange your certificates for the Merger consideration. You will need to review carefully and complete such materials and return them as instructed along with your stock certificates representing shares of the Common Stock of the Company. Please do not send any stock certificates until you receive these instructions.

Do not send in your stock certificates until you receive a letter of transmittal and instructions for surrendering your stock certificates.

Limitations on Considering Other Acquisition Proposals (See page 46)

We have agreed not to solicit, initiate or encourage any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an alternative transaction proposal or enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any alternative transaction proposal.

Despite the above restrictions, until August 23, 2007 (the “Solicitation Period”), we were permitted to solicit acquisition proposals from third parties. Subsequent to the announcement of the execution of the Merger Agreement and prior to August 23, 2007, at the direction of the Board and the Transaction Committee, Evercore identified and contacted 23 strategic and financial sponsor parties that might have been interested in acquiring the Company to solicit their interest in making an acquisition proposal. Two of these parties entered into confidentiality agreements with us and conducted preliminary due diligence. No other party executed a confidentiality agreement that would have facilitated preliminary due diligence. Ultimately, no parties indicated interest in further exploring an acquisition of the Company and no party submitted a proposal to acquire the Company.

In addition, at any time prior to obtaining the approval of the Merger Agreement by our stockholders, we are permitted to furnish information to or engage in discussions or negotiations with third parties under certain circumstances if we receive a bona fide written acquisition proposal from such party that our Board of Directors determines in its good faith judgment constitutes or could reasonably be expected to lead to an acquisition proposal that is more favorable to the Company’s stockholders (in their capacities as stockholders) from a financial point of view than the Merger. In the event such proposal results in a superior proposal, we may terminate the Merger Agreement, and the termination fee payable by the Company to Parent will be a fee of $60,570,000 in order for our Board of Directors to accept a superior proposal.

Conditions of Merger Agreement (See page 50)

A number of conditions must be satisfied or waived (to the extent permitted by law) prior to consummating the Merger, including receipt of Company stockholder approval and regulatory (including antitrust) approvals, and the absence of any law prohibiting the Merger.

The obligation of Parent and Merger Co to effect the Merger is additionally subject to the Company’s representations and warranties in the Merger Agreement being true and correct as of the effective time of the Merger (except, with certain exceptions, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company); the Company’s performance of its obligations under the Merger Agreement; the delivery of an officer’s certificate certifying compliance with the above conditions and the absence of any material adverse effect with respect to the Company.

The Company’s obligation to effect the Merger is additionally conditioned on the representations of Parent and Merger Co being true and correct as of the effective time of the Merger (except where the failure to be so true and correct, individually or in the aggregate, would not prevent the consummation of the Merger or prevent Parent or Merger Co from performing its obligations under the Merger Agreement); Merger Co’s performance of its obligations under the Merger Agreement and the delivery of an officer’s certificate certifying compliance with the above conditions.

Termination of the Merger Agreement (See page 51)

The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after stockholder approval has been obtained, by mutual written consent of the Company and Parent. In addition, the Merger Agreement can be terminated by either Parent or the Company if (1) the effective time of the Merger shall not have occurred on or before December 31, 2007 (subject to extensions in certain circumstances) (we refer to this date, as it may be extended, as the expiration date) or (2) any governmental authority has taken any action preventing consummation of the Merger.

The Merger Agreement may be terminated by Parent if (1) the Company breaches any of its representations, warranties, covenants or agreements such that the condition relating to its representations and warranties or performance of its covenants and agreements cannot be satisfied and such breach has not been, or cannot be, cured by the expiration date; (2) stockholder approval is not obtained or the stockholders’ meeting has not been convened prior to December 31, 2007; or (3) the Board of Directors or its transaction committee (the “Transaction Committee”) (i) changes its recommendation concerning the Merger, (ii) takes any position contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) with respect to any acquisition proposal other than recommending rejection of such acquisition proposal, or (iii) fails to recommend that the stockholders of the Company adopt and approve the Merger Agreement.

The Merger Agreement may be terminated by the Company if (1) Parent or Merger Co breaches any of their representations, warranties, covenants or agreements such that the conditions relating to their representations and warranties or performance of their covenants and agreements cannot be satisfied and such breach has not been, or cannot be, cured by the expiration date; (2) prior to obtaining stockholder approval, the Board of Directors enters into a definitive agreement with respect to a superior proposal; or (3) if all of the conditions to the obligations of

Parent and Merger Co have been satisfied and Parent has failed to consummate the Merger no later than ten business days after the final day of the marketing period of the Merger financing.

Expenses and Termination Fees (See page 52)

Under certain circumstances, the Company will be obligated to pay Parent either (1) a termination fee in the amount of $60,570,000 or (2) Parent’s expenses. Under certain circumstances, Parent will be obligated to pay the Company a termination fee in the amount of $60,570,000.

Guarantee (See page 51)

Carlyle Partners V, L.P., a Delaware limited partnership and affiliate of Parent executed a Guarantee, dated as of July 8, 2007, which absolutely, unconditionally and irrevocably guarantees to the Company any obligations of Parent and Merger Co to pay a termination fee pursuant to the terms of the Merger Agreement.

Material Federal Income Tax Consequences of the Merger (See page 41)

The payment of cash for shares of the Common Stock of the Company pursuant to the terms of the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes for the Company’s stockholders.

Tax matters are very complicated and the tax consequences of the Merger to you will depend on your own situation. You should consult your own tax advisor to determine the effect of the Merger on you under U.S. federal, state, local, and foreign tax laws.

Appraisal Rights (See page 39)

If you owned shares of the Common Stock of the Company as of August 27, 2007, the record date fixed by the Board of Directors for the Special Meeting, you are entitled to rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law. If you comply with the provisions of this statute, you will be entitled to receive a cash payment, determined by appraisal, for your shares, but only if you give written notice to the Company at or prior to the Special Meeting that you demand the appraisal of your shares. A vote against the Merger is not sufficient to perfect your rights of appraisal.

To the extent that you exercise appraisal rights, you will lose the right to receive the cash payment of $175.00 per share of the Common Stock pursuant to the Merger Agreement, and will instead receive a cash payment, as determined by appraisal, the result of which cannot be predicted, but could be more or less than the $175.00 offered in the Merger Agreement. If you wish to exercise rights of appraisal, you must follow properly and completely all requirements for the exercise of such rights as set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement as Exhibit E.

Amendment of Rights Agreement

On July 8, 2007, prior to the execution of the Merger Agreement, the Company amended its Rights Agreement to permit the execution, delivery and adoption of the Merger Agreement and the consummation of the Merger or any other transactions contemplated by the Merger Agreement, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, Carlyle Partners V, L.P. or any other entity controlled by, controlling or under common control with Carlyle Partners V, L.P. or any other affiliates controlled by Carlyle Partners V, L.P. will not deemed to be an Acquiring Person (as defined in the Rights Agreement), provided the Merger is consummated in accordance with the terms of the Merger Agreement.

Regulatory Approvals (See page 41)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), provides that merger and acquisition transactions meeting specified criteria may not be completed until certain information has been submitted to the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the “Antitrust Division”) and certain waiting period requirements have been satisfied. On July 8, 2007, Carlyle Partners V, L.P. and the Company (together with its ultimate parent, the estate of Norman E. Alexander) made the required filings under the HSR Act with the FTC and the Antitrust Division. The waiting period under the HSR Act will expire at 11:59 p.m. on

September 7, 2007 unless terminated early or extended by a request for additional information (commonly known as a “second request”). The Merger is also subject to review by the governmental authorities of various other jurisdictions, including the European Union, where regulatory filings or approvals may be required or advisable in connection with the completion of the Merger under the antitrust laws of those jurisdictions. Under the terms of the Merger Agreement, Parent and Company agreed to use their reasonable best efforts to obtain promptly such regulatory approvals.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a Sequa Corporation stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Sequa Corporation. In addition, we refer to Sequa Corporation as the “Company.” References to the “surviving corporation” are to the Company, as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

Q:	Why did I receive this proxy statement?

A:	Our Board of Directors is soliciting proxies for a special meeting of stockholders (the “Special Meeting”) to be held on September 11, 2007, at 9:00 a.m. local time, and at any postponement or adjournment thereof. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement summarizes the information you need to vote at the Special Meeting.

Q:	What am I being asked to vote upon?

A:	You are being asked to approve the acquisition of the Company by an affiliate of The Carlyle Group. This proposed acquisition would be accomplished through a merger (the “Merger”) of Blue Jay Merger Corporation (which we refer to as “Merger Co”), a wholly-owned subsidiary of Blue Jay Acquisition Corporation (which we refer to as “Parent”), with and into the Company. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. The current owner of Parent (and, through Parent, Merger Co) is Carlyle Partners V, L.P., which is a private equity fund managed by The Carlyle Group.

You may be asked to vote on any other matter as may properly come before the Special Meeting or any postponement or adjournment thereof.

You may be asked to vote on any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies in favor of the Merger Agreement and the Merger in the event there are not sufficient votes for approval of the Merger Agreement and the Merger at the Special Meeting.

Q:	What will I receive in exchange for my shares of the Common Stock?

A:	If the Merger is completed, you will be entitled to receive $175.00 in cash, without interest, for each of your shares of Common Stock, less applicable withholding taxes.

Q:	How does the Company’s Board of Directors recommend I vote?

A:	Our Board of Directors unanimously recommends that you vote “FOR” approval and adoption of the Merger Agreement and approval of the Merger.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.

Q:	What vote is required to approve the Merger proposal?

A:	For us to complete the Merger, stockholders of record on August 27, 2007, holding at least a majority of the combined voting power of the shares of the Company entitled to be voted at the Special Meeting must vote to approve and adopt the Merger Agreement and approve the Merger. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes. The executors of the estate of Norman E. Alexander, our former Chairman and Chief Executive Officer, and certain entities owned or controlled by them, holding in the aggregate shares of Common Stock representing approximately 54 percent of the total outstanding voting power of the Company, have entered into a voting agreement under which they have agreed to vote all of their shares in favor of the Merger.

Q:	What vote is required to approve the adjournment of the Special Meeting?

A:	The proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.

Q:	What should I do now?

A:	After you have read the proxy statement, indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares of Common Stock will be represented at the Special Meeting. Returning your proxy card, does not preclude you from voting in person if you attend the Special Meeting.

If you sign, date and mail in your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal to approve and adopt the Merger Agreement and approve the Merger. If you fail to return your proxy card, or to attend and vote at the Special Meeting, the effect will be a vote against the proposal to approve and adopt the Merger Agreement and approve the Merger, and your shares will not be counted on any other proposals that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates now?

A:	No. As promptly as practicable after the effective time of the Merger, Parent or its paying agent will mail to you a transmittal letter and written instructions for exchanging your certificates representing shares of the Common Stock for the Merger consideration. You must wait until you receive such instructions to exchange your certificates for the Merger consideration.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible, but Parent is not obligated to close prior to the fourth quarter of 2007. In addition to obtaining stockholder approval, we must satisfy all other closing conditions in the Merger Agreement.

Q:	What if I do not vote?

A:	The failure to vote will have the same effect as voting against the Merger.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Your broker will vote your shares only if you follow the instructions provided by your broker on how to vote. Failure to follow the specific instructions provided by your broker on how to vote will have the same effect as a vote against the Merger.

Q:	What do I do if I want to change my vote?

A:	You may change your vote at any time before your shares are voted at the Special Meeting. You can do this by one of three ways: (i) send a written, dated notice to our Corporate Secretary stating that you would like to revoke your proxy bearing a later date than the proxy card containing the vote that you want to change; (ii) complete, date, and submit a proxy card; or (iii) attend the meeting and vote in person.

Q:	Am I entitled to dissenters’ or appraisal rights?

A:	Yes. Holders of the Common Stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the Merger if you meet certain conditions.

Q:	Will the Merger be taxable to me?

A:	Your receipt of cash in the Merger will be taxable to you and you will generally recognize a gain or loss in an amount equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in your shares.

Q:	Whom should I contact with questions?

A:	If you want additional copies of this document, or if you want to ask any questions about the Merger, you should contact our Corporate Secretary at the address listed below or our proxy solicitation agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500 or by email at sequa@mackenziepartners.com:

Corporate Secretary
Sequa Corporation
200 Park Avenue
New York, New York 10166
(212) 986-5500

THE PARTIES TO THE MERGER

Sequa Corporation

The Company is a diversified industrial Company that produces a broad range of products through operating units in six business segments: Aerospace, Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Products.

Blue Jay Acquisition Corporation

Blue Jay Acquisition Corporation, which we refer to as “Parent,” is a Delaware corporation that was incorporated on July 2, 2007. Upon the completion of the Merger, the Company will be a wholly-owned subsidiary of Parent.

Parent has not conducted any activities other than those incidental to its incorporation and the matters contemplated by the Merger Agreement, including the financing thereof. Parent currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the Merger or the financing thereof. Parent currently has no employees or operations. Currently, Parent’s only other assets are 1,000 shares, par value $0.01 per share, of Blue Jay Merger Corporation, which we refer to as “Merger Co.”

Parent is the sole stockholder of Merger Co. Parent is currently wholly owned by Carlyle Partners V, L.P. Certain affiliates and co-investors of The Carlyle Group may also provide a portion of the equity financing required for the Merger.

The business address for Carlyle Partners V, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004-2505.

Blue Jay Merger Corporation

Merger Co is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Co was organized solely for the purpose of entering into and completing the Merger Agreement with the Company and has not conducted any business operations. Merger Co currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses other than expenses related to the Merger or the financing thereof. Currently, Merger Co has no employees or operations.

MARKET PRICE AND DIVIDEND DATA

Shares of Class A Common Stock and shares of Class B Common Stock of the Company are listed on the New York Stock Exchange (“NYSE”) under the symbols “SQA.A” and “SQA.B,” respectively. The following table presents the high and low sales prices for the Company’s Common Stock for each fiscal quarter of the years ended 2005, 2006, and 2007, as reported by the NYSE.

	Sequa Class A		Sequa Class B
	High	Low	High	Low

2007
First Quarter	$134.84	$112.28	$129.59	$113.50
Second Quarter	126.70	103.73	126.50	104.52
Third Quarter (through August 24, 2007)	173.80	111.60	173.16	113.54
2006
First Quarter	99.16	68.35	99.15	69.75
Second Quarter	98.05	73.26	97.00	74.32
Third Quarter	96.75	74.45	95.99	75.00
Fourth Quarter	117.40	90.60	117.30	90.66
2005
First Quarter	61.19	51.85	61.10	52.50
Second Quarter	71.19	48.17	71.24	48.99
Third Quarter	77.10	56.95	76.00	58.54
Fourth Quarter	72.12	56.15	72.20	57.50

On July 6, 2007, the last full trading day prior to the public announcement of the Merger, shares of Class A Common Stock and shares of Class B Common Stock closed at $113.52 and $113.75 per share, respectively. On August 24, 2007, the last full trading day prior to the date of this proxy statement, shares of Class A Common Stock and shares of Class B Common Stock closed at $171.50 and $170.00 per share, respectively.

Dividend Policy

During the years ended December 31, 2006 and 2005, respectively, no cash dividends were declared on the Class A Common Stock or the Class B Common Stock. The Company has no present intention to pay cash dividends on its Common Stock and the Merger Agreement provides that the Company will not pay dividends prior to the consummation of the Merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements (including Projections regarding the Company’s future operating results) that involve substantial risks and uncertainties. You can generally identify these forward-looking statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and “continue” or other similar words or expressions. You should read statements that contain these words carefully because they discuss the Company’s current expectations about its business and the Merger, contain projections of the Company’s future results of operations or of its financial condition or state other “forward-looking” information. You are cautioned that any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from any future results implied by the forward-looking statements contained herein, include, but are not limited to:

•	the possibility that the Merger may not otherwise be completed in a timely manner or at all, which may adversely affect the Company’s business;

•	changes in government regulation;

•	the possibility that projections may not be achievable;

•	receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the failure of Parent and Merger Co to consummate the necessary debt financing arrangements;

•	the outcome of any legal proceeding that has been or may be instituted against us and others following the announcement of the Merger Agreement;

•	the possibility that the Merger may adversely affect the Company’s results of operations, whether or not the Company completes the Merger; and

•	loss of key customers and strategic partners as a result of the Company’s announcement of the Merger proposal.

SPECIAL MEETING OF THE STOCKHOLDERS OF SEQUA CORPORATION

The Company is furnishing this proxy statement to holders of shares of its Class A Common Stock and Class B Common Stock in connection with the proxy solicitation by the Board of Directors of the Company. The Board of Directors will use the proxies at the Special Meeting of the stockholders of the Company to be held on September 11, 2007, and at any adjournments or postponements thereof.

Date, Place and Time

The Special Meeting of the stockholders of the Company will be held on Tuesday, September 11, 2007 at 9:00 a.m. in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

Purpose of the Special Meeting

At the Special Meeting, holders of shares of the Common Stock of the Company will be asked to:

•	vote on a proposal to approve and adopt the Merger Agreement, attached to this proxy statement as Exhibit A, and to approve the Merger contemplated by the Merger Agreement in which Merger Co will be merged with and into the Company; and

•	act on any other matters that may properly be put to a vote at the Special Meeting, or any adjournments or postponements thereof; and

•	vote on any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies.

Record Date, Stock Entitled to Vote and Required Vote

The Board of Directors has fixed the close of business on August 27, 2007, as the record date for determining those stockholders of the Company who are entitled to notice of and to vote at the Special Meeting. Only record holders of shares of Class A Common Stock and or shares of Class B Common Stock on the books of the Company at the close of business on August 27, 2007, the record date, will receive notice of and may vote at the Special Meeting, including any adjournments or postponements thereof. On the record date, there were 8,154,342 shares of Class A Common Stock and 3,281,840 shares of Class B Common Stock issued and outstanding, which shares were held by approximately 1,724 holders of record of Class A Common Stock and approximately 325 holders of record of Class B Common Stock.

At the Special Meeting, stockholders of the Company will be entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock owned on the record date. The holders of a majority of the total outstanding voting power of the Company entitled to vote at the Special Meeting must be present in order for a quorum to exist at the Special Meeting.

To determine if a quorum is present, the Company intends to count the following:

•	shares of Common Stock of the Company present and voting at the Special Meeting either in person or by proxy;

•	shares of the Common Stock of the Company present in person at the Special Meeting but not voting; and

•	shares of the Common Stock of the Company for which it has received proxies but with respect to which holders of such shares have abstained on any matter.

The approval and adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the total outstanding voting power of the Company represented by shares of Common Stock entitled to be voted at the Special Meeting. The proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.

Adjournment of Special Meeting to Solicit Additional Proxies

In addition to the proposal to approve and adopt the Merger Agreement, you are also being asked to vote on an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement. A separate box has been provided on your proxy card for this purpose. Unlike the vote on the Merger Agreement, which requires the affirmative vote of the holders of a majority of the total outstanding voting power of the Company represented by shares of Common Stock entitled to vote at the Special Meeting, the proposal to adjourn the Special Meeting to solicit additional proxies requires only the vote of a majority of the votes actually cast, in person or by proxy, at the Special Meeting.

Voting of Proxies

Properly executed proxies that the Company receives before the vote at the Special Meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve and adopt the Merger Agreement and approve the Merger. If a Company stockholder abstains from voting, either in person or by proxy, it will count as a vote AGAINST the approval and adoption of the Merger Agreement and approval of the Merger. Brokers who hold shares of the Common Stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. Any non-voted shares effectively will count as votes AGAINST the approval and adoption of the Merger Agreement and approval of the Merger.

Stockholders of the Company who owned shares of the Common Stock of the Company on the record date are entitled to appraisal rights pursuant to Section 262 of the Delaware General Corporation Law. See “Appraisal Rights.”

The Company does not expect that any matter other than the proposal to approve and adopt the Merger Agreement and approve the Merger will be brought before the Special Meeting. If, however, the Board of Directors properly presents other matters, including postponing or adjourning the Special Meeting to solicit additional proxies in favor of the approval and adoption of the Merger Agreement and the Merger (in the event there are not sufficient votes for such approval and adoption), the proxy holder may vote the proxy in its discretion.

Revocability of Proxies

A stockholder of the Company who has given a proxy solicited by the Board of Directors of the Company may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to Sequa Corporation, 200 Park Avenue, New York, New York 10166, Attention: Corporate Secretary (Board Matters).

Solicitation of Proxies

All costs of the proxies will be borne by the Company. Directors, officers, and employees of the Company may solicit proxies in person or by mail. They will receive no additional compensation for such services. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed by the Company for their reasonable expenses. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not expected to exceed $20,000, plus out-of-pocket expenses.

Recommendation

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval and adoption of the Merger Agreement and the approval of the Merger.

DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT

Below you will find information describing the material aspects of the Merger and the Merger Agreement. This description does not provide a complete description of all the terms and conditions of the Merger Agreement. It is qualified in its entirety by the exhibits hereto, including the text of the Merger Agreement, which is attached as Exhibit A to this proxy statement. The Merger Agreement is incorporated herein by reference. You are urged to read the exhibits in their entirety.

THE MERGER

Generally

Pursuant to the Merger Agreement, if the Merger is approved by the stockholders of the Company and the closing of the Merger occurs, Merger Co will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Merger Consideration

If the Merger is consummated, you will be entitled to receive $175.00 in cash, without interest, for each of your shares of Class A Common Stock or Class B Common Stock of the Company, less applicable withholding taxes.

Background of the Merger

Shortly before the end of 2006, Sequa lost its founder and long-time leader, Norman E. Alexander, who was our Chief Executive Officer and served as Executive Chairman of the Board at the time of his death. Mr. Alexander had headed Sequa for nearly five decades. Throughout that time, his vision and unique leadership style defined the Company.

On January 25, 2007, the Board of Directors elected Gail Binderman a member of the Board. On May 2, 2007, Ms. Binderman was elected Chairman of the Board. Ms. Binderman is the daughter of Norman E. Alexander.

In the Spring of 2007, we advised our stockholders that we had embarked on a program to focus our resources on our core business units that we expected to provide the foundation for Sequa’s growth. As part of this program to build our financial strength and continue to reduce debt, we engaged in a process to assess the divestiture of certain non-core operations and engaged certain investment banking firms to assist in that process.

On April 13, 2007, The Carlyle Group (“Carlyle”) entered into a confidentiality agreement with the Company with respect to the non-core subsidiaries and divisions of the Company, pursuant to which the Company agreed to provide to Carlyle confidential information relating to such non-core subsidiaries and divisions in order to enable Carlyle to evaluate the possibility of the Company and Carlyle pursuing business opportunities together.

On May 3, 2007, our Board of Directors elected Dr. Mark Alexander, the son of the late Norman E. Alexander, and Mr. Gerald Gutterman as members of the Board. Dr. Alexander and Mr. Gutterman were nominated by representatives of the estate of Norman E. Alexander to fill vacant Board seats following the resignations of two directors.

Also during the first week of May 2007, representatives of the Alexander family began to interview financial advisors to assist the family in evaluating available alternatives in connection with the Alexander family’s investment in the Company.

On May 4, 2007, Dr. Martin Weinstein, our Vice Chairman and Chief Executive Officer, received a telephone call from Peter J. Clare of Carlyle, giving him advance notice that Carlyle intended to send us a letter indicating Carlyle’s interest in pursuing a transaction to acquire all of the issued and outstanding shares of our Common Stock at a price of $175.00 per share. Later that day, Carlyle delivered to Dr. Weinstein and Ms. Binderman a letter setting forth Carlyle’s proposal, and a separate letter to the Alexander family, expressing interest in meeting with members of the family to discuss whether the family would be willing to support a transaction involving the Company and inviting the Alexander family to consider retaining an equity stake in the Company following its acquisition by Carlyle.

Members of the Alexander family consulted with advisors to consider whether to explore the sale of the Company and, as part of the process of selecting investment bankers to advise the Alexander family on such matters, interviewed Evercore.

At a special meeting of our Board of Directors held on May 11, 2007, Dr. Weinstein reported on his telephone conversation with Mr. Clare. Dr. Weinstein and Ms. Binderman reported on the receipt of the Carlyle letter and reviewed the proposal Carlyle had made. Also at the meeting was W. Leslie Duffy of Cahill Gordon & Reindel LLP (“Cahill”), outside counsel to the Company. Mr. Duffy reviewed the duties of the Board of Directors in connection with the Carlyle proposal. Following discussion of the Carlyle letter among the Board members, the Board concluded to explore the proposal. Ms. Binderman stated that it was the intention of the Alexander family to be treated the same as all other stockholders of the Company in connection with the Carlyle proposal. Ms. Binderman then suggested that the Company retain an investment banking firm to advise the Company on financial matters relating to the Carlyle proposal and recommended interviewing Evercore, noting that members of the Alexander family and their advisors had met with Evercore and another investment banker, that other investment bankers were also considered, and that the Alexander family had no prior relationships with Evercore. An Engagement Committee of the Board of Directors comprised of Edward E. Barr, Richard S. LeFrak and Fred R. Sullivan was formed for the purpose of determining whether to retain Evercore or another investment banking firm.

On May 15, 2007, the Engagement Committee met with Eduardo G. Mestre and William Hiltz, representatives of Evercore, and Mr. Duffy, and discussed in detail with them the qualifications of Evercore to act as a financial advisor to the Company with respect to the proposal made by Carlyle. Messrs. Mestre and Hiltz then left the meeting. Following discussion among the Engagement Committee members, the Engagement Committee determined to retain Evercore to serve as the Company’s financial advisor in connection with the Carlyle proposal. Evercore was retained pursuant to a letter agreement dated May 17, 2007.

On May 22, 2007, Carlyle and the Company entered into a confidentiality agreement with respect to Carlyle’s proposal to acquire all of the outstanding shares of Common Stock.

On May 29, 2007, the Board of Directors met and was updated by Evercore on the work Evercore had undertaken since being retained. The Board authorized the formation of a transaction committee of the Board of Directors (the “Transaction Committee”) comprised of Ms. Binderman, Dr. Alexander, Mr. Barr and Mr. LeFrak and delegated to the Transaction Committee authority, to the extent permitted and subject to the limitations imposed by Delaware law, to consider divestitures by the Company of its non-core businesses and the Carlyle proposal.

On June 1, 2007, the Transaction Committee met, and Dr. Weinstein made recommendations with respect to the payment of transaction stay bonuses to members of senior management of the Company (other than himself) in the event the Company proceeded with a transaction with Carlyle or another party. (Dr. Weinstein is eligible for bonus and severance payments under his employment agreement entered into in January 2007. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 36.) Dr. Weinstein also informed the Transaction Committee that he had asked certain Company division heads to come to New York City in connection with the Carlyle proposal.

At the direction of the Transaction Committee, Evercore advised Carlyle that it would be provided due diligence materials in two phases and, at the end of the first phase of its due diligence, Carlyle would be asked to propose its highest and best price.

On June 4, 2007, Dr. Weinstein met with the division heads who had come to New York City at his request and advised them of the Carlyle proposal.

During the period from June 4 to June 6, 2007, the division heads and senior corporate managers of the Company made presentations to representatives of Carlyle and Lehman Brothers, Carlyle’s financial advisors, Bain Consulting and CSP Associates Inc., Carlyle’s consultants, PricewaterhouseCoopers LLP, Carlyle’s advisor on accounting matters, and Latham & Watkins LLP (“Latham”), Carlyle’s outside legal advisor. Carlyle requested additional information for its review before making a firm proposal and indicating its anticipated timing for a possible transaction involving the Company.

Also during the week of June 4, 2007, the Transaction Committee engaged Hewitt Associates LLC (“Hewitt”) to advise the Transaction Committee and the Compensation Committee of the Company regarding certain compensation matters raised by Dr. Weinstein.

On June 8, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Mr. Robert F. Quaintance, Jr. of Debevoise & Plimpton LLP (“Debevoise”), special counsel to the Alexander family, who attended the meeting at the request of Ms. Binderman. The Transaction Committee received an update from Evercore on the progress of discussions with Carlyle. At this meeting, the Transaction Committee discussed the accounting comment it had received earlier in the year from the Staff of the Securities and Exchange Commission (the “SEC”) with respect to the Company’s accounting for a contract with a customer, the resolution of which was still pending. The Committee and its advisors discussed how the resolution of that matter and any related restatement of the Company’s financial statements, if required, and the timing thereof might affect both Carlyle’s valuation of the Company and the timing of a transaction with Carlyle by causing Carlyle to lower its valuation and seek a longer time to consummate the Merger. On Tuesday, August 7, 2007, the SEC informed the Company that it had accepted the Company’s accounting treatment for the contract in question based solely on the Company’s legal interpretation of such contract.

At the June 8, 2007 meeting, the Transaction Committee also gave further consideration to bonus and severance arrangements in the event of a sale of the Company. At the meeting, Mr. Duffy reviewed the fiduciary duties of the Transaction Committee members with respect to this matter in the context of Carlyle’s proposal. The Transaction Committee also received advice from representatives of Hewitt who joined the meeting to discuss and advise the Transaction Committee on these compensation matters. Following discussion, the Transaction Committee determined to instruct Dr. Weinstein to provide information to Hewitt so that Hewitt could perform an appropriate analysis of the compensation arrangements under consideration. For additional information on the compensation arrangements put in place, see “The Merger — Interests of Certain Persons in the Merger” beginning on page 36.

During the week of June 11, 2007, Carlyle continued its due diligence investigation of the Company, including meetings with Company personnel and review of documents provided by the Company.

On the morning of June 18, 2007, the Transaction Committee met with representatives of Hewitt, Cahill and Debevoise to discuss materials prepared by Hewitt pertaining to bonus and severance arrangements. Following discussion, the Transaction Committee requested Hewitt to do further work on the matter, taking into account the Transaction Committee’s comments. At the request of the Transaction Committee, representatives of Evercore reported on Carlyle’s initial reaction to the proposed bonus and severance arrangements and commented on the various ways such arrangements might be taken into account in Carlyle’s valuation analysis of the Company. The Transaction Committee also received an update from Evercore on the process in which Carlyle was engaged. Evercore indicated that Carlyle was expected to make a firm proposal shortly.

On the afternoon of June 18, 2007, Carlyle sent a letter to the Company, indicating that it was prepared to make a proposal to acquire the Company at a price of $170.00 per share.

Carlyle’s June 18, 2007 letter stated four reasons for the reduction of the proposed purchase price from the $175.00 per share set forth in Carlyle’s May 4, 2007 letter: (1) Carlyle’s assessment of Warwick, Casco Products, ARC Automotive and MEGTEC Systems after receiving additional information about these Company divisions; (2) the year-to-date and expected performance of the Company’s Precoat Metals division; (3) the identification of a potential $33 million contingent liability that Carlyle believed might become payable in the near future; and (4) the unavailability of cash held by the Company and its subsidiaries in accounts outside of the United States to finance the proposed transaction. Carlyle’s letter was accompanied by a letter from Lehman Brothers, committing to provide debt financing for the transaction as well as a list of due diligence matters Carlyle wished to pursue over a 10-14 day period. Carlyle expressed its desire to enter into a transaction by the end of June. Carlyle also proposed that, if an agreement was entered into, it would provide for a relatively short period of 21 days during which the Company could solicit other potential acquirors in an effort to obtain a higher price for the Company than that being offered by Carlyle — a so-called “go-shop” period. Carlyle’s letter also proposed a termination fee of $3.50 per share if an acquisition proposal superior to the Carlyle proposal was accepted by the Company during the go-shop period, and a termination fee of $5.95 per share if a superior proposal was accepted by the Company after the go-shop period. Further, Carlyle expressed an interest in meeting with representatives of the estate of Norman E. Alexander, a major shareholder in the Company, and members of the Alexander family to discuss their level of support for the transaction proposed by Carlyle.

On June 19, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise to discuss Carlyle’s June 18, 2007 letter. Mr. Mestre of Evercore updated the members of the Transaction Committee with respect to his telephone conversations with representatives of Carlyle regarding the Carlyle proposal. Mr. Mestre reported that Carlyle was prepared to offer to members of the Alexander family the opportunity to roll over a portion of their equity interests in the Company in the transaction and to retain a position as an investor in the Company post-closing. Ms. Binderman reiterated that the Alexander family did not want its holdings in the Company to be treated any differently from those of any other Class A or Class B stockholder and that the Alexander family was therefore not interested in that aspect of Carlyle’s proposal.

Representatives of Evercore reviewed the various aspects of Carlyle’s proposal and, among other things, noted that Carlyle had advised them that it was planning to contribute approximately $800 million in equity to the transaction. The Transaction Committee and representatives of Evercore discussed the value of the Company, including the factors cited by Carlyle to justify the reduction from the purchase price offered originally, and various alternatives that the Company might pursue, including (1) rejecting Carlyle’s proposal, (2) deferring further negotiations of Carlyle’s proposal, (3) conducting a broader “auction” of the Company and (4) continuing to negotiate with Carlyle.

For a variety of reasons, Transaction Committee members did not favor the alternative of rejecting or deferring consideration of Carlyle’s proposal. The discussion principally focused on the choice between continuing to negotiate with Carlyle or having an open sale process. The Transaction Committee then identified and discussed a number of factors, including Carlyle’s consistent position that its bid would be withdrawn if there was any public disclosure of its proposal, Carlyle’s repeated insistence on proceeding rapidly and the related concern about losing a very favorable offer for the Company at a significant premium to current and recent trading prices of the Company’s stock. The Transaction Committee also discussed its concern about a more extended period of uncertainty for customers and employees of the Company prior to entering into a definitive agreement that would result from an open sale process, and its concern as to whether the financing markets would continue to be as favorable for funding acquisition transactions as they were currently.

The Transaction Committee also discussed the appropriate length for a “go-shop” provision, which would allow the Company to validate Carlyle’s price. Evercore’s representatives noted that Carlyle had twice stated explicitly its desire for a relatively short go-shop period and its readiness to terminate the negotiations if knowledge of them were made public. The Transaction Committee also discussed the effects of a termination fee on the potential for receiving a higher bid. It was the view of the Transaction Committee that a termination fee as high as 3 percent of Carlyle’s offer price would not deter a higher bid. After further discussion, the Transaction Committee concluded that establishing a base price for the Company in a definitive agreement and the ability to shop the Company for 45 days thereafter was the best available alternative. Accordingly, the Transaction Committee determined to instruct Evercore to continue to negotiate with Carlyle regarding price and other terms of its proposal.

On the morning of June 21, 2007, representatives of Evercore met with representatives of Carlyle to discuss Carlyle’s proposal. That same morning, the Board of Directors of the Company met and was updated by Mr. Duffy on the status of the negotiations with Carlyle. On the evening of June 21st, Carlyle orally advised Evercore of revisions to Carlyle’s proposal. Evercore advised Carlyle that the proposed revisions were inadequate. On Friday, June 22, 2007, Carlyle again contacted Evercore and orally advised Evercore of improvements to Carlyle’s proposal including, among other things, a purchase price of $175.00 per share of Class A Common Stock and Class B Common Stock of the Company.

On the evening of June 22, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise and received an update from Evercore of the negotiations on June 21st and 22nd described above. After discussion, the Transaction Committee determined that it was in the best interests of the Company’s stockholders to pursue the Carlyle proposal, given the likelihood that a transaction with Carlyle could be executed expeditiously in order to take advantage of the current favorable market environment. Mr. Hiltz of Evercore added that, in terms of the credit markets, this was a favorable time for Carlyle to finance this transaction and that there was reason for concern that the credit markets were worsening and that it would now be a more favorable time for Carlyle to finance the Merger than in the near future. The Transaction Committee instructed Evercore to continue its discussions with Carlyle and to seek a higher price.

In the evening following the June 22nd meeting of the Transaction Committee, Evercore contacted Carlyle to report the Transaction Committee’s reaction to Carlyle’s most recent proposal. As a result of a series of telephone conversations that evening, Carlyle advised Evercore that Carlyle was willing to proceed with a transaction at a price of $177.50 per share and was prepared to move ahead quickly to complete its due diligence.

On June 25, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise and received an update from Evercore and Cahill on the events of the preceding two days. The Transaction Committee also considered the further compensation analysis prepared by Hewitt. A representative of Hewitt was requested to join the meeting and did so for purposes to discussing these compensation matters. A number of further suggestions were made, and Hewitt was asked to update its analysis.

On June 27, 2007, the Compensation Committee of the Board of Directors, comprised of Robert E. Weinberg and Dr. Mark Alexander, met to consider the compensation analysis prepared by Hewitt. Also participating were Mr. Barr, as a member of the Transaction Committee, as well as representatives of Hewitt and Cahill. The Compensation Committee was briefed on the proposal relating to enhanced severance payments and transaction bonus payments that had been under consideration by the Transaction Committee. The Compensation Committee received advice from Hewitt that, in Hewitt’s view, the proposal was a reasonable one and was generally in line with what Hewitt had seen in the context of other change in control transactions.

On June 30, 2007, at the request of Carlyle, Latham circulated to the Company and its advisors a draft of a voting agreement (the “Voting Agreement”), which was substantially in the form that was finally executed, which Carlyle would request be entered into by the Executors of the estate of Norman E. Alexander (the “Estate”) and certain entities owned or controlled by them, and the Company. The draft Voting Agreement contemplated that the Estate and the other related entities would agree to vote their shares of Company Common Stock in favor of the Merger at any meeting of shareholders of the Company held for such purpose.

On July 1, 2007, representatives of the Company and Cahill met with representatives of Carlyle and Latham to negotiate the draft acquisition agreement that had been prepared by Latham.

On July 2, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise and received an update on the negotiations being conducted by Evercore and Cahill, on behalf of the Company, with Carlyle and Latham. Mr. Duffy reported on the July 1st meeting among representatives of the Company and Cahill and representatives of Carlyle and Latham to negotiate the draft acquisition agreement. Mr. Duffy stated that it had been a productive meeting, although some significant issues had been identified as requiring further discussion and negotiation. Mr. Duffy noted that those issues included: (1) Carlyle’s seeking a provision that would require the Company to identify the parties the Company approached during the “go-shop” period; (2) Carlyle’s requiring a closing condition that certain third parties with change of control termination provisions in their contracts with the Company consent to the transaction; (3) Carlyle’s desire that a termination fee be payable by the Company to Carlyle if both the transaction did not close by the transaction termination date (proposed to be December 31, 2007) and within 12 months after such date a transaction was entered into or closed with another party; and requiring that the Company also pay Carlyle’s expenses if a termination fee became payable by the Company during the “go-shop” period. Mr. Duffy reviewed other significant terms discussed with Carlyle. Mr. Duffy and Mr. Hiltz then noted that there had been a discussion of the accounting issue that the Company had been discussing with the SEC, which was a significant concern to Carlyle both from a valuation and timing point of view.

The Transaction Committee also was advised by Cahill on certain antitrust considerations to the extent they might affect which parties the Company would contact during the “go-shop” period. It was suggested that such considerations be taken into account when finalizing a list of potential parties to be contacted by the Company during the “go-shop” period. The Transaction Committee members discussed these considerations.

A discussion followed of the likely schedule going forward. Mr. Duffy noted that, while progress was continuing to be made on the transaction documentation, it was difficult to predict what the precise transaction schedule would be until Carlyle was comfortable that it understood the SEC accounting issue.

On July 3, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise and received an update on the negotiations with Carlyle. A number of significant issues were discussed, including: Carlyle’s willingness to substitute a covenant to cooperate in obtaining third-party consents in place of a closing condition requiring the Company to obtain consents from certain of the Company’s customers to the proposed change in control of the Company; issues regarding the “go-shop” and “no-shop” provisions; issues relating to the payment of Carlyle’s transaction expenses under certain termination scenarios and other fees; and a proposed solution to the issues arising from the unresolved pending SEC accounting comments, including the possibility of a restatement of the Company’s financial statements. Carlyle proposed, among other things, that if the Company was required to restate its financial statements, Carlyle would be entitled to delay the closing until March 2008. The Transaction Committee and its advisors then discussed the pros and cons of the Carlyle proposal, including the risks of operating the business subject to the constraints of a merger agreement for approximately nine months and the risk of adverse events that would excuse Carlyle’s performance under the merger agreement. The Transaction Committee then discussed the issue of signing a merger agreement that gave Carlyle the right to terminate the agreement if the Company had to restate its financial statements. The Transaction Committee discussed the various other elements of Carlyle’s proposal. After discussion, the Transaction Committee decided to reject the Carlyle proposal as then formulated. Evercore was asked to communicate the Transaction Committee’s response to Carlyle and report back to the Transaction Committee.

On July 5, 2007, Carlyle contacted Evercore and made a revised proposal in response to the Transaction Committee’s concerns described above. Carlyle indicated that it would be willing to be obligated to close the transaction without delay even if the outcome of the SEC accounting comments was that the Company was required to restate its financial statements, but only if the purchase price was reduced to $172.50 per share.

On July 6, 2007, the Transaction Committee met with representatives of Evercore, Cahill and Debevoise and discussed the revised Carlyle proposal. Mr. Hiltz stated that Evercore believed that Carlyle’s focus, taking into account the issues pertaining to the SEC accounting comments, related to timing, certainty of execution and price.

With respect to timing, Mr. Hiltz reported that Carlyle’s concerns pertained to two competing issues. One of these issues related to Carlyle’s ability to hold its financing sources together in the face of a deteriorating debt financing market. This concern would argue for closing a transaction on a more expeditious timetable. The other concern related to the pending SEC accounting issue, which, given sufficient time, would be resolved in one fashion or another. The second concern thus argued for delaying the transaction to permit sufficient time for a resolution of the pending SEC accounting issue. Mr. Hiltz reported that in response to the Company’s objection to Carlyle’s prior proposal that Carlyle’s debt marketing period commence only after the Company’s audited financial statements for 2007 became available, which proposal could have resulted in a transaction closing during the first quarter of 2008, Carlyle now proposed that it would agree to a debt marketing period commencing after the filing of the Company’s third quarter financials, with the possibility of a transaction closing during the fourth quarter of 2007.

With respect to closing certainty, Mr. Hiltz reported that Carlyle was now willing to take the risk of a financial restatement of the accounting for the contract with a particular customer. He emphasized, however, that the scope of the risk Carlyle was willing to assume was strictly limited to such customer contract.

With respect to price, Mr. Hiltz reported that Carlyle now proposed to acquire all of the Class A and Class B common shares of the Company for a price of $172.50 per share. Mr. Hiltz explained that Carlyle’s rationale for the $5.00 per share reduction from its last proposal was tied to a pro forma reduction in EBITDA numbers it had prepared assuming a potential restatement of the Company’s financial statements. Mr. Hiltz explained how the pro forma EBITDA reduction related to Carlyle’s financing assumptions and Carlyle’s resultant conclusion that a $5.00 per share price reduction was appropriate.

An extensive discussion ensued among the Transaction Committee members and their advisors with respect to Carlyle’s position. In discussing the importance of closing certainty and speed, Transaction Committee members noted, among other things, the Company’s dependence on the airline industry and the resulting exposure to the risk of terrorism, the deteriorating market for financing acquisition transactions, and the time value of money. The consensus of the Transaction Committee was that Evercore should make every effort to get Carlyle to increase its offer to $175.00 per share, while bearing the risk of restatement related to the identified customer contract, and that, if Evercore was successful, a $2.50 reduction in price from the previously discussed $177.50 per share figure, combined with the increased closing certainty and speed, would be a fair exchange for Carlyle bearing the restatement risk.

Mr. Hiltz stated that Evercore would promptly attempt to contact Carlyle as directed by the Transaction Committee for the purpose of resolving the issues discussed. In anticipation of Evercore’s being able to do so quickly, the Transaction Committee determined to schedule meetings of the Compensation Committee of the Company, the Transaction Committee and the Board of Directors for the evening of Sunday, July 8, 2007.

Later on July 6th, Carlyle and Evercore, on behalf of the Company, reached agreement on the outstanding issues to be resolved between them, including Carlyle’s raising its proposed purchase price to $175.00 per share and agreeing that it would bear the risk of restatement related to the identified customer contract.

On July 8, 2007, the Compensation Committee met with Mr. Barr, as a member of the Transaction Committee, and representatives of Cahill and Debevoise, and approved enhanced severance payments for certain employees, which would be payable in the event any of those employees were terminated other than for cause within 24 months following completion of the Carlyle transaction. The Compensation Committee also approved transaction bonuses for certain employees, which would become payable if those individuals were still employed by the Company following completion of the Carlyle transaction. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 35.

Following the meeting of the Compensation Committee, the Transaction Committee met with representatives of Cahill and Debevoise and, subject to receipt of a fairness opinion from Evercore, resolved to recommend to the Board of Directors the Carlyle transaction as well as the enhanced severance arrangements and transaction bonus arrangements approved by the Compensation Committee.

Following the meeting of the Transaction Committee, the Board of Directors met with representatives of Evercore, Cahill and Debevoise and received an opinion from Evercore that, as of July 8, 2007, the Merger consideration to be received by the holders of Company shares (other than certain excluded shares as further described in this proxy statement) was fair, from a financial point of view, to such holders of Company shares. See “The Merger — Opinion of Evercore” beginning on page 26. In addition, Mr. Duffy reviewed for the Board of Directors the terms of the July 8, 2007 draft of the Merger Agreement. The Board then authorized an amendment to the Company’s Rights Agreement so as to make it inapplicable to the Carlyle transaction so long as the transaction was consummated on the terms approved by the Board. The Board then took action to exempt the Carlyle transaction, the Merger Agreement and the Voting Agreement from the application of Section 203 of the Delaware General Corporation Law and other state anti-takeover provisions. The Board next approved the Carlyle transaction and authorized submitting it to shareholders for approval. The Board also approved the Company entering into the Voting Agreement with the estate of Norman E. Alexander and certain other entities owned or controlled by the executors of the estate.

The parties then executed an amendment to the Rights Agreement, the Merger Agreement and the Voting Agreement. On July 9, 2007, prior to the opening of trading on the NYSE, the parties issued a press release announcing that they had entered into the Merger Agreement.

Subsequent to the announcement of the execution of the Merger Agreement and prior to August 23, 2007, at the direction of the Board and the Transaction Committee, Evercore identified and contacted 23 strategic and financial sponsor parties that might have been interested in acquiring the Company to solicit their interest in making an acquisition proposal. Two of these parties entered into confidentiality agreements with us and conducted preliminary due diligence. No other party executed a confidentiality agreement that would have facilitated preliminary due diligence. Ultimately, no parties indicated interest in further exploring an acquisition of the Company and no party submitted a proposal to acquire the Company.

Reasons for the Merger

In the course of reaching its decision to approve the Merger Agreement, the Company’s Board of Directors consulted with its financial and legal advisors and considered the following factors, each of which it believed supported its decision:

•	the opportunity for the Company’s stockholders to realize substantial value based on the receipt of $175.00 in cash per share of Common Stock representing a 54 percent premium over the closing price of the Common Stock on the New York Stock Exchange on the last trading day prior to the announcement of the Merger;

•	the fact that the Merger consideration is all cash, so that the transaction allows the Company’s stockholders to realize immediately a fair value, in cash, for their investment and provides the Company’s stockholders certainty of value for their shares;

•	the fact that the Merger is not subject to any financing condition;

•	the possible alternatives to the Merger that might be available to the Company and the stockholders, including the alternative of the Company remaining independent and continuing to execute its strategic plan;

•	the financial and other terms and conditions of the Merger Agreement as reviewed by the Company’s Board of Directors (see “The Merger Agreement” beginning on page 43) and the fact that such terms and conditions were the product of arm’s-length negotiations between the parties;

•	the presentations of Evercore, including its opinion dated July 8, 2007, to the effect that as of that date and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, from a financial point of view, the consideration to be offered to the holders of the Common Stock in the Merger was fair to such stockholders (see “The Merger — Opinion of Evercore” beginning on page 26);

•	the fact that, subject to compliance with the terms and conditions of the Merger Agreement, the Company is permitted to terminate the Merger Agreement, prior to the adoption of the Merger Agreement by the stockholders, in order to approve an alternative transaction proposed by a third party that is a “superior proposal” (see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 51);

•	the effects of the Merger on employees, customers, suppliers and other constituencies of the Company and its subsidiaries and on the communities in which the Company operates;

•	the fact that if the Company terminates the Merger Agreement due to Parent’s material breach or failure to perform any of its representations, warranties or covenants contained in the Merger Agreement (if the other conditions to the obligation of Parent and Merger Co to complete the Merger have been satisfied or are reasonably likely to be satisfied on or prior to the expiration date) or failure to obtain certain regulatory approval (if such failure is the sole condition that remains unsatisfied), Parent would be required to pay to the Company a termination fee in the amount of $60,570,000;

•	the current and historical market prices of the Common Stock, including the market price of its Common Stock relative to those of other industry participants and general market indices; and

•	general industry, economic and market conditions, both on a historical and on a prospective basis.

The Board of Directors of the Company also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•	the risk that the Merger may not be completed in a timely manner or at all;

•	the fact that an all-cash transaction would be taxable to stockholders of the Company for U.S. federal income tax purposes;

•	the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	the fact that stockholders of the Company will not participate in any of the Company’s post-Merger earnings or growth and will not benefit from any post-Merger appreciation in the Company’s value;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that Parent and Merger Co would be required to raise a substantial portion of the Merger consideration in the bank capital markets and the risks related to those markets;

•	the interests of the Company’s executive officers and directors in the Merger (see “The Merger — Interests of Certain Persons in the Merger” beginning on page 36); and

•	certain restrictions on our ability to solicit or engage in discussions or negotiations with any third party regarding specific transactions involving us, and the requirement that we would have paid to Parent a fee of $30,285,000 plus up to $10,000,000 in expenses in order to accept a superior proposal prior to August 23, 2007, or that we would be required to pay a fee of $60,570,000 in order for our Board of Directors to accept a superior proposal on or after August 23, 2007.

The foregoing discussion summarizes the material factors considered by the Board of Directors in its consideration of the Merger. After considering these factors, the Board of Directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the negative factors. The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors.

Recommendation of the Company’s Board of Directors

After careful consideration, the Board of Directors, by unanimous vote:

•	has determined that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders;

•	has approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement; and

•	recommends that the Company’s stockholders vote FOR the adoption of the Merger Agreement.

Opinion of Evercore Group L.L.C.

Pursuant to a letter agreement dated May 17, 2007, the Company engaged Evercore to act as its financial advisor in connection with evaluating strategic and financial alternatives, including but not limited to a merger, acquisition, joint venture, investment, sale of all or a majority of the equity, business or assets of the Company or other significant corporate transaction (excluding certain divestitures as to which the Company already had engaged one or more other investment banks). At a meeting of the Board of Directors of the Company on May 29 and a meeting of the Transaction Committee of the Company on June 19, 2007, Evercore made interim presentations and discussions concerning the proposed Merger and the analysis to be done by Evercore. At a meeting of the Board of Directors of the Company on July 8, 2007, Evercore presented to the Board of Directors Evercore’s financial analyses with respect to the fairness, from a financial point of view, of the proposed Merger consideration to the Company’s stockholders. In the course of this presentation, the members of the Board of Directors were reminded or informed of the material assumptions that Evercore made in carrying out its analyses, the matters considered by Evercore and the limits of Evercore’s review. At that meeting Evercore orally rendered its opinion to the Board of Directors, which oral opinion was subsequently confirmed in a written opinion dated July 8, 2007, that, as of July 8, 2007, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Evercore, the Merger consideration to be received by holders of shares of Common Stock of the Company (other than holders of dissenting shares and shares to be canceled pursuant to the terms of the Merger Agreement) is fair, from a financial point of view, to the stockholders of the Company.

The full text of Evercore’s written opinion, dated July 8, 2007, is attached as Exhibit D to this proxy statement. The Company stockholders are encouraged to read Evercore’s opinion carefully in its entirety, including the description of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Evercore in rendering its opinion. The following is a summary of Evercore’s opinion and the methodology that Evercore used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

The amount of consideration payable to the stockholders of the Company in the Merger was determined through negotiations between Evercore (on behalf of the Company) and Carlyle. Evercore’s advisory services and opinion were provided for the information and assistance of the Transaction Committee and the Board of Directors of the Company in connection with its consideration of the Merger. Evercore’s opinion was limited to a consideration of the fairness, from a financial point of view, of the Merger consideration proposed to be paid to the stockholders in the Merger, and Evercore was not asked to pass upon, and expressed no opinion with respect to, any other aspect of the proposed Merger. Evercore was not requested to opine as to, and Evercore’s opinion does not address, the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.

Evercore’s opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in connection with the Merger.

In arriving at its opinion, Evercore, among other things:

•	reviewed the draft of the Merger Agreement dated July 8, 2007;

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain non-public internal financial statements and other non-public financial and operating data relating to the Company prepared and furnished to Evercore by the management of the Company;

•	reviewed certain financial projections relating to the Company provided by the management of the Company and approved for use by Evercore in connection with its opinion (which we refer to as the “Projections”, which Projections are set forth in their entirety in this Proxy (see “Certain Projected Financial Data” beginning on page 4));

•	discussed the past and current operations, financial Projections and current financial condition of the Company with the management of the Company;

•	reviewed the reported prices and trading activity of the Common Stock;

•	compared the financial and operating performance of the principal operating subsidiaries of the Company with that of certain publicly traded companies and their securities that Evercore deemed relevant;

•	reviewed the financial terms of certain publicly available transactions that Evercore deemed relevant;

•	reviewed with advisors to the Company and the Transaction Committee and the Board of Directors the scope and results of the transaction process conducted on behalf of the Company; and

•	performed such other financial analyses and examinations and considered such other matters as Evercore in its sole judgment deemed appropriate.

In arriving at its opinion, Evercore, with the Company’s consent, assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available and the information supplied or otherwise made available to, discussed with, or reviewed by Evercore. With respect to the Projections, Evercore assumed that they were reasonably prepared on bases reflecting the best then currently available estimates and good faith judgments of the management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company.

Evercore assumed that the definitive Merger Agreement would be substantially identical to the July 8, 2007 draft reviewed by Evercore and that any modification to the structure of the transaction would not vary in any respect material to its analysis. Evercore also assumed, with the consent of the Company, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Evercore also assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger and assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

In arriving at its opinion, Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company or any of its subsidiaries, nor was Evercore furnished with any such appraisals. Evercore did not evaluate the solvency of the Company or fair value of the Company or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of July 8, 2007. Evercore pointed out that subsequent developments could affect its opinion, and Evercore did not undertake any obligation to update, revise or reaffirm its opinion. Evercore was not, prior to the execution and delivery of the Merger Agreement, authorized by the Transaction Committee or the Board of Directors to solicit, and Evercore did not solicit, third party indications of interest for the acquisition of all or part of the Company.

In receiving Evercore’s opinion on July 8, 2007 and reviewing with Evercore the written materials prepared by Evercore in support of its opinion, the Board of Directors of the Company was aware of and consented to the assumptions and other matters discussed above.

Evercore’s opinion was only one of many factors considered by the Board of Directors of the Company in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors or management of the Company with respect to the Merger or the consideration to be received in accordance with the Merger Agreement.

Summary of Analyses

The following is a summary of the material analyses performed by Evercore and presented to the Board of Directors of the Company in connection with rendering its opinion. This summary is qualified in its entirety by reference to the full text of Evercore’s written opinion, which is attached as Exhibit D to this proxy statement. You are urged to read the full text of the Evercore opinion carefully in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Evercore.

The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a result, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Evercore made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Evercore believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Evercore’s view of the actual value of the Company. Furthermore, some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. The summary data and tables alone are not a complete description of the financial analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Evercore’s financial analyses.

In performing its analyses, Evercore made numerous assumptions with respect to risks associated with industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Evercore’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Evercore’s analysis of the fairness of the Merger consideration from a financial point of view to the Company’s stockholders and were prepared in connection with the delivery by Evercore of its opinion to the Board of Directors of the Company.

General

Evercore performed several different financial analyses of the Company as more fully described below. In some cases, the analysis was based on the Company as a whole and in other cases, the analysis was based on a “sum of the parts” method in which each business unit was valued separately and those values summed to produce a valuation of the overall Company. In certain cases, Evercore used a “hybrid” analysis that took into account valuations of particular Company business units that had been determined through a process undertaken by the Company prior to the Carlyle offer to divest five non-core business units (ARC Automotive, CASCO Products, Warwick International, MEGTEC and After Six). These “market test” valuations were based on the highest offer received from prospective purchasers of ARC Automotive, CASCO Products, Warwick International and MEGTEC, adjusted to reflect the after-tax cash proceeds of the sale, and in the case of After Six was based on the price set forth in a letter of intent executed by the Company. The hybrid analyses used a sum of the parts approach and employed these market test values for the five non-core business units and the applicable financial analysis for the remaining two Company business units.

In all cases, the proportional share of contribution (based on the Company’s ownership) from joint ventures were included in the financials of the business units. Corporate expenses were allocated to the business units based on their relative 2006 EBITDA contributions. In order to calculate the Company’s equity value, Evercore adjusted the Company’s enterprise value by subtracting the Company’s net debt (total Company debt minus Company cash and cash equivalents minus the proportionate amount of cash held at joint ventures).

Historical Share Price Trading Levels Analysis

Evercore considered historical data with regard to the trading prices of the shares of Class A Common Stock and Class B Common Stock for the three years preceding July 6, 2007 and compared such trading prices to the Merger consideration of $175 per share. The table below illustrates the premium implied by the $175 per share Merger consideration compared to the historical average closing prices of the shares of Class A Common Stock and Class B Common Stock and the high and low closing prices over the three year period.

			Carlyle Offer - $175
			% Premium to Historical
	Class A	Class B	Class A Share Price

Price as of July 6, 2007	$113.52	$113.89	54.2%
1 Year Average	$107.62	$104.02	62.6%
2 Year Average	$91.77	$92.17	90.7%
3 Year Average	$80.07	$80.57	118.6%
3 Year High	$129.52	$128.87	35.1%
3 Year Low	$46.29	$48.99	278.1%

Evercore noted that the $175 per share Merger consideration was approximately 35.1% higher than the highest trading price of $129.52 for the Class A Common Stock during the three-year period ending July 6, 2007 and approximately 278.1% higher than the lowest trading price of $46.29 for the Class A Common Stock during the same period.

The foregoing historical share price analysis was presented to the Board of Directors of the Company to provide it with background information and perspective with respect to the historical share prices of the shares of Common Stock relative to the Carlyle offer of $175 per share.

Discounted Cash Flow Analysis by Whole Company and Unit

As part of its analysis, and in order to estimate the present value of the Common Stock, Evercore prepared a five and a half year discounted cash flow analysis for the Company, calculated as of June 30, 2007, of after-tax unlevered free cash flows for fiscal years 2007 (second half only) through 2012, using the Projections.

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions, the opportunity cost of capital, expected returns and other appropriate factors.

Evercore performed a discounted cash flow analysis for the Company by adding (1) the present value of the Company’s projected after-tax unlevered free cash flows for fiscal years 2007 (second half only) through 2012 to (2) the present value of the “terminal value” of the Company as of 2012. “Terminal value” refers to the value of all future cash flows from an asset at a particular point in time in this case at the end of 2012.

Evercore performed a “hybrid” discounted cash flow analysis, which included the implied enterprise values of Chromalloy and Precoat Metals as separate business units determined as described above, but used the market test values of ARC Automotive, CASCO Products, Warwick International, MEGTEC and After Six to determine the implied enterprise values of these five business units. The implied enterprise values of Chromalloy and Precoat Metals were determined using a discount rate in the range of 11.8% – 13.8% and a terminal EBITDA multiple of 9.0x – 11.0x for Chromalloy and a discount rate in the range of 9.2% – 11.2% and a terminal EBITDA multiple of 7.5x – 9.5x for Precoat Metals. Evercore calculated per share equity values by first determining a range of enterprise values of the Company, and then subtracting from the enterprise values the net debt, and dividing those amounts by the number of fully diluted shares of the Company. The “hybrid” analysis yielded an implied equity value per share of Common Stock of $135 to $175 compared to the Merger consideration per share of $175.

Evercore also estimated the discounted cash flow valuation for the Company as a whole. Evercore estimated a range of terminal values of the Company on a consolidated basis in 2012 calculated based on a multiple (ranging from 7.5x to 9.5x of the estimated EBITDA for the terminal period). The terminal EBITDA multiple was chosen by Evercore based on current last twelve months ended March 31, 2007 (“LTM”) trading multiples for the Company. Evercore discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a discount rate range of 10.7% to 12.7%. The discount rate utilized in this analysis was chosen by Evercore based on an analysis of the weighted average cost of capital of the Company and the comparable peer group companies. Evercore calculated per share equity values by first determining a range of enterprise values of the Company by adding the present values of the after-tax unlevered free cash flows and terminal values for each combination of terminal EBITDA multiple and discount rate, and then subtracting from the enterprise values the net debt, and dividing those amounts by the number of fully diluted shares of the Company. Based on the Projections and assumptions set forth above for the whole Company, the discounted cash flow analysis of the Company yielded an implied valuation range of the Common Stock of $133 to $188 per share, compared to the Merger consideration per share of $175. While discounted cash flow analysis is a widely used valuation methodology, it necessarily relies on numerous assumptions related to future events, including cash flow and earning growth rates, terminal values and discount rates. Accordingly, such information cannot be considered a reliable predictor of future operating results and should not be relied upon as such.

Peer Group Trading Analysis

In order to assess how the public market values shares of similar publicly traded companies, Evercore reviewed and compared specific financial and operating data relating to the Company and its operating units with selected companies in its peer group that Evercore deemed comparable to the Company and its operating units, consisting of:
Parts Manufacturers/ MROs

Precision Castparts
Triumph Group
Heico
LMI Aerospace

OEMS

United Technologies
Rolls-Royce
MTU Aero Engines

Metals Coating

NCI Building Systems
Steel Dynamics
Materials Sciences
Grupo IMSA

Auto Suppliers

TRW Automotive
American Axle & Mfg
Magna International
Stoneridge

Specialty Chemicals

Rohm & Haas
Celanese Corp
Clariant AG
Univar NV
Westlake Chemical

Web Printing

Dürr AG
Koenig & Bauer
Heidelberger Druckmaschinen AG
CECO Environmental
Man AG

High End Clothing Makers

Jos A Bank
Phillips-Van Heusen
Perry Ellis
Polo Ralph Lauren

As part of its peer group multiples analysis, Evercore calculated and analyzed various financial multiples, including the Company’s and each peer group company’s enterprise value to certain projected financial criteria, including the last twelve months’ EBITDA, estimated EBITDA for 2007 and estimated EBITDA for 2008. The total enterprise value, commonly referred to as TEV, of the Company was obtained by adding its net debt to its equity value. All of these calculations were performed and based on publicly available financial data (including I/B/E/S International, Inc. estimates and those of other third party equity research firms) and closing share prices on July 6, 2007, the last trading date prior to the announcement of the Carlyle offer. The analysis was performed separately for each of the six Company business segments.

Based on its valuation analysis of the selected peer group, and taking into consideration the differences that may exist between the peer group and the Company and its operating units, Evercore selected the following multiples of TEV to last twelve months’ EBITDA, estimated 2007 EBITDA and estimated 2008 EBITDA for the Company business units

	Total Enterprise
	Value to Last	Total Enterprise	Total Enterprise
	Twelve Months’	Value to Estimated	Value to Estimated
	EBITDA	2007 EBITDA	2008 EBITDA

Chromalloy
Low	12.5x	11.0x	9	.0x
Mid	13.5x	12.0x	10	.0x
High	14.5x	13.0x	11	.0x
ARC Automotive
Low	5.0x	5.0x	4	.5x
Mid	6.0x	5.8x	5	.3x
High	7.0x	6.5x	6	.0x
CASCO Products
Low	5.0x	5.0x	4	.5x
Mid	6.0x	5.8x	5	.3x
High	7.0x	6.5x	6	.0x
Precoat Metals
Low	7.5x	6.5x	5	.5x
Mid	8.5x	7.5x	6	.5x
High	9.5x	8.5x	7	.5x

	Total Enterprise
	Value to Last	Total Enterprise	Total Enterprise
	Twelve Months’	Value to Estimated	Value to Estimated
	EBITDA	2007 EBITDA	2008 EBITDA

Warwick International
Low	6.0x	6.0x	5	.5x
Mid	7.0x	7.0x	6	.5x
High	8.0x	8.0x	7	.5x
MEGTEC
Low	5.0x	4.5x	4	.0x
Mid	6.0x	5.5x	5	.0x
High	7.0x	6.5x	6	.0x
After Six
Low	8.5x	8.0x	7	.5x
Mid	9.5x	9.0x	8	.5x
High	10.5x	10.0x	9	.5x

Based on the “hybrid” analysis, which used the implied enterprise values of Chromalloy and Precoat Metals determined as described above and the market test values of ARC Automotive, CASCO Products, Warwick International, MEGTEC and After Six to determine the implied enterprise values of these five business units, the “hybrid” analysis yielded an implied equity value per share of Common Stock of $140 to $166 based on multiples of LTM EBITDA, an implied equity value per share of Common Stock of $145 to $176 based on multiples of estimated 2007 EBITDA, and an implied equity value per share of Common Stock of $148 to $186 based on multiples of estimated 2008 EBITDA, in each case compared to the Merger consideration per share of $175.

Based on the Projections and assumptions set forth above for each of the business units, the peer group trading analysis of the business units yielded an implied equity value per share of Common Stock of $131 to $171 per share based on multiples of LTM EBITDA, an implied equity value per share of Common Stock of $139 to $183 based on multiples of estimated 2007 EBITDA, and an implied equity value per share of Common Stock of $144 to $197 based on multiples of estimated 2008 EBITDA, in each case compared to the Merger consideration per share of $175.

Evercore selected the comparable peer group companies because their businesses and operating profiles are reasonably similar to that of the Company. However, because of the inherent differences between the business, operations and prospects of the Company and the businesses, operations and prospects of the selected comparable peer group companies, no comparable company is exactly the same as the Company or any of its business units. Therefore, Evercore believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the peer group multiples analysis. Accordingly, Evercore also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the Company and its business units and the companies included in the peer group multiples analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, differing operating characteristics, growth prospects, profitability levels and degree of operational risk between the Company’s business units and the companies included in the peer group multiples analysis.

Peer Group Transactions Analysis

Using publicly available information, Evercore reviewed and compared the purchase prices and financial multiples paid in seven acquisitions of aerospace systems companies, six acquisitions of maintenance, repair and overhaul (“MRO”) companies, nine acquisitions of auto supplier companies, four acquisitions of web printing / drying companies, nine acquisitions of specialty chemicals companies, and five acquisitions of metals coating / finishing companies that Evercore deemed relevant to arriving at its opinion. Evercore chose the transactions used in the peer group transactions analysis based on the similarity of the target companies and assets in the transactions to the Company operating units in terms of the size, mix, margins and other characteristics of their businesses.

Evercore reviewed the following aerospace systems company transactions:

Date Announced	Target	Acquiror

12/20/06	Raytheon Aircraft Co.	Goldman Sachs/Onex Corp
8/8/06	Avio SpA	Cinven Ltd.
9/21/05	Engineered Support Systems Inc.	DRS Technologies Inc.
4/7/03	Avio S.p.A.	Finmeccanica SpA / The Carlyle Group
6/18/02	TRW Aeronautical Systems	Goodrich Corp
1/14/02	Raytheon, Aircraft	L-3 Communications Hldgs.
Integration Systems unit
2/21/99	Sundstrand Corp.	United Technologies Corp.

Evercore reviewed the following MRO company transactions:

Date Announced	Target	Acquiror

3/5/07	K&F Industries Holdings Inc.	Meggitt PLC
8/31/06	Firth Rixson Ltd. (36% Stake)	Lehman Brothers
12/14/05	Doncasters Ltd.	Dubai International Capital
10/29/04	Snecma SA	Sagen SA
10/14/04	K&F Industries Inc.	Aurora Capital Group
7/5/04	Dunlop Standard Aerospace Hldgs.	Meggitt PLC

Evercore reviewed the following auto supplier company transactions:

Date Announced	Target	Acquiror

3/28/07	Tower Automotive	Cerberus Capital Management
1/15/07	Koninklijke Nedschroef	Gilde Investment Mgt.
11/13/06	Spectra Premium Industries	Desjardins Capital
10/18/06	Pacifica Group Ltd.	Robert Bosch GmbH
8/31/06	Metaldyne	Asahi Tec
4/3/06	Motorola’s ACES Assets	Continental AG
4/1/06	Textron Fastening Systems	Platinum Equity
12/5/05	ITT Fluid Handling	Cooper-Standard
1/10/05	JCI Engine Electronics Business	Valeo

Evercore reviewed the following web printing / drying company transactions:

Date Announced	Target	Acquiror

8/2/05	Domnick Hunter Group PLC	Parker Hannifin Corp.
5/31/04	BHA Group Holdings Inc.	GE Energy
3/12/01	United Dominion Industries Ltd	SPX Corp.
3/27/00	Farr Co.	Ratos Acquisition Corp.

Evercore reviewed the following specialty chemicals company transactions:

Date Announced	Target	Acquiror

10/26/04	Acetex Corp.	BCP Crystal Holdings Ltd 2
7/6/04	Borden Chemical	Apollo
3/29/04	Millennium Chemicals Inc.	Lyondell Chemical Co.
2/3/04	Polypore Inc.	Warburg Pincus
12/16/03	Celanese AG	Blackstone
11/10/03	Kraton Polymers	TPG
7/23/02	ChemFirst Inc.	DuPont
12/15/00	Laporte PLC	Degussa SKW Co.
8/30/00	Sybron Chemicals Inc.	Bayer AG

Evercore reviewed the following metals coating / finishing company transactions:

Date Announced	Target	Acquiror

4/30/07	Grupo IMSA	Ternium
1/18/06	Earle M. Jorgensen Co.	Reliance Steel & Aluminum Co.
3/31/05	Gunnebo Industrier AB	Shareholders (Spin)
1/29/01	Tocalo Co. Ltd.	Investor Group
6/26/00	Lilly Industries Inc.	Valspar Corp.

Based on its valuation analysis of the selected peer group precedent transactions, and taking into consideration the differences that may exist between the above transactions and the proposed Merger, Evercore selected the following TEV to last twelve months’ EBITDA multiple range for the Company business units:

Business Segment	Low	Mid	High

Chromalloy	10.0x	11.0x	12.0x
ARC Automotive	5.0x	6.0x	7.0x
CASCO Products	5.0x	6.0x	7.0x
Precoat Metals	5.5x	6.5x	7.5x
Warwick International	7.5x	8.5x	9.5x
MEGTEC	6.0x	7.0x	8.0x

Evercore performed a “hybrid” analysis, which used the implied enterprise values of Chromalloy and Precoat metals determined as described above and used the market test values of ARC Automotive, CASCO Products, Warwick International, MEGTEC and After Six to determine the implied enterprise values of these five business units. The “hybrid” analysis yielded an implied equity value per share of Common Stock of $108 to $134 compared to the Merger consideration per share of $175.

Evercore also performed a sum of the parts valuation analysis based on precedent transactions relevant for each business unit. These metrics yielded an implied enterprise value for each of such six business units, which, when summed and after adding the market test valuation of the After Six business unit ($5 million) and subtracting net debt, as of March 31, 2007, yielded an implied equity value per share of Common Stock of $104 to $143 compared to the Merger consideration per share of $175.

Evercore notes that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market trading price fluctuations and microeconomic factors such as industry results and growth expectations. Evercore also notes that no company or transaction reviewed was identical to the Company or its business units or the proposed Merger and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the acquisition values in the precedent transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates.

Leveraged Buyout Analysis by Whole Company and Unit

Based upon the free cash flows described above, Evercore analyzed a potential valuation based upon a leveraged buyout for the Company on a hybrid basis. For this analysis, Evercore assumed an 18.0% – 22.0% required rate of return over five years and (i) for Chromalloy a range of multiples of 9.0x – 11.0x terminal EBITDA and (ii) for Precoat a range of multiples of 7.5x – 9.5x terminal EBITDA to determine the enterprise values of Chromalloy and Precoat, respectively. Evercore used the market test values of ARC Automotive, CASCO Products, Warwick International, MEGTEC and After Six to determine the implied enterprise values of these five business units, Based on this leveraged buyout analysis, Evercore estimated an implied value range for the Common Stock of approximately $147 – $182 per share, compared to the $175 per share Merger consideration.

Based upon the free cash flows described above, Evercore analyzed a potential valuation based upon a leveraged buyout for the Company as a whole. For this analysis, Evercore assumed an 18.0% – 22.0% required rate of return over five years and a range of multiples of 7.5x – 9.5x terminal EBITDA. Based on this leveraged buyout analysis, Evercore estimated an implied equity value per share of Common Stock of $143 to $185 compared to the Merger consideration per share of $175.

Transaction Premiums Paid Analysis

Evercore reviewed the premium paid on all announced financial sponsor acquisition (“Going Private”) transactions of public companies with an enterprise value in the range of $1 billion to $5 billion in the United States (without selection for industry or industry sector) from January 1, 2002 to June 30, 2007 (56 transactions) and all acquisition transactions of public companies with an enterprise value in the range of $1 billion to $5 billion in the United States from January 1, 2002 to June 30, 2007 (307 transactions). Evercore calculated the premium per share paid by the acquiror compared to the share price of the target company prevailing (1) one day, (2) one week and (3) four weeks prior to the announcement of the transaction. This analysis produced the following mean, median, high and low premiums for the reference transactions, compared to the premium associated with the Carlyle offer. The premium indicated for the Company is based on the weighted average of the closing share prices for the shares of Class A Common Stock and Class B Common Stock of the Company on July 6, 2007, which was the last trading day before the public announcement of the Carlyle offer:

U.S. Going Private Transactions
($1-5 billion Enterprise Value)	Premium Paid
January 2002 — June 2007	1 Day Prior	1 Week Prior	4 Weeks Prior

Number of Transactions	56	56	56
Mean premium	18.9%	20.6%	24.1%
Median premium	18.2%	19.6%	21.5%
High premium	49.1%	48.3%	57.9%
Low premium	2.1%	0.4%	1.1%
Carlyle Offer	54.2%	54.3%	63.3%

All U.S. Transactions
($1-5 billion Enterprise Value)	Premium Paid
January 2002 — June 2007	1 Day Prior	1 Week Prior	4 Weeks Prior

Number of Transactions	307	307	307
Mean premium	22.9%	24.4%	27.1%
Median premium	20.6%	21.1%	24.4%
High premium	129.5%	167.4%	156.5%
Low premium	(42.8)%	(35.3)%	(26.2)%
Carlyle Offer	54.2%	54.3%	63.3%

About Evercore

Evercore is an internationally recognized investment banking and advisory firm. Evercore, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings and valuations for corporate, estate and other purposes. In the ordinary course of its business, Evercore and its affiliates may from time to time trade in the securities or the indebtedness of the Company and its affiliates or any currencies or commodities (or derivative thereof) for its own account, the accounts of investment funds and other clients under the management of Evercore and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities, indebtedness, currencies or commodities (or derivative thereof) for any such account.

Under the terms of Evercore’s engagement, the Company agreed to pay Evercore (i) a fee of $250,000 upon execution of its engagement agreement with Evercore, such fee to be credited against any success fee, (ii) a success fee upon closing equal to 0.325% of the “transaction value” of any covered transaction, plus an amount equal to three percent of any such value in excess of a value previously established, and (iii) in the event the Company decided not to pursue a covered transaction, an additional fee at the Company’s discretion of up to a maximum of $1 million. The “transaction value” for purposes of determining the fee will be the total consideration paid for the Company’s equity securities (including amounts paid to holders of stock options), plus the aggregate value of debt, capital lease and preferred stock obligations of the Company assumed, retired or defeased in connection with the Merger. While the exact amount of the transaction value cannot be determined prior to the consummation of the Merger, it can be estimated to equal approximately $2.77 billion using, as provided by the Company, the number of outstanding shares of Common Stock and stock options and the aggregate value of debt and capital leases as of a date shortly prior to the date of the fairness opinion, resulting in an estimated transaction fee of approximately $9.0 million. The transaction fee is subject to change depending on the actual number of outstanding shares of Common Stock and stock options as of the consummation of the Merger and aggregate value of debt, capital leases and preferred stock prior to the consummation of the Merger. The transaction fee is payable to Evercore upon consummation of the Merger. In addition, if Evercore’s engagement is terminated by the Company, Evercore will be entitled to receive the payment of the success fee consistent with the terms of the engagement agreement in the event a definitive agreement with respect to a significant transaction, as defined in the engagement agreement (which definition would include a transaction similar to the Merger among other significant transactions) is entered into prior to 12 months following such termination and such transaction is subsequently consummated. In addition, the Company agreed to reimburse Evercore for its reasonable and customary expenses (including legal and other professional fees, expenses and disbursements not to exceed $50,000 without prior approval of the Company) incurred that are directly attributable to the engagement and to indemnify Evercore for certain liabilities that may arise out of its engagement by the Company and the rendering of the Evercore’s opinion.

Financing of the Merger

Equity Financing

It is expected that up to $900 million of the Merger consideration will be provided through the issuance by Parent of common equity to Carlyle Partners V, L.P. and certain of its affiliates and co-investors.

Debt Financing

Parent has received a debt commitment letter, dated as of July 8, 2007, from Lehman Brothers Inc., Lehman Commercial Paper Inc., Lehman Commercial Bank, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and JPMorgan Securities Inc. (collectively, the “Banks”), which provides the following, subject to the conditions described below:

•	a $1.2 billion senior secured first lien term loan facility (the “First Lien Term Loan Facility”);

•	a $150 million senior secured revolving credit facility (the “Revolving Facility” and together with the First Lien Term Loan Facility, the “Senior Facilities”); and

•	$700 million aggregate gross proceeds of unsecured senior notes, which may include, at the election of the borrower, up to $700 million of aggregate principal amount of PIK election notes (together the “Senior Notes”) pursuant to a Rule 144A private placement, or in the event Senior Notes are not issued at the time the transaction is consummated, borrowings by the borrower of $700 million under a senior unsecured credit facility.

The proceeds of the Senior Facilities will be used to finance a portion of the Merger consideration, refinance certain existing indebtedness of the Company and its subsidiaries and pay fees, commissions and expenses incurred in connection therewith. The Revolving Credit Facility may be used following the closing date of the Merger for working capital and general corporate purposes, including permitted acquisitions and investments.

Interests of Certain Persons in the Merger

When considering the recommendation by the Board of Directors in favor of the Merger, you should be aware that members of the Board of Directors and executive officers have interests in the Merger that are different from, or in addition to, your interests.

Each such additional interest is described below, to the extent material. Except as described below, such persons have, to the Company’s knowledge, no material interest in the Merger apart from those of the Company’s stockholders generally.

Indemnification and Insurance

The Merger Agreement provides that for six years following the Merger the surviving corporation’s certificate of incorporation shall contain provisions no less favorable with respect to indemnification of officers and directors than are set forth in the Company’s certificate of incorporation or bylaws currently in effect. The Merger Agreement provides that Parent will cause the surviving corporation of the Merger to indemnify and advance expenses to, each present and former director or officer of the Company and each of its subsidiaries (collectively, the “Indemnified Parties”), in and to the extent of their capacities as such and not as stockholders of the Company or any of its subsidiaries, in respect of actions, omissions or events through the effective time of the Merger to the fullest extent permitted by law. The Merger Agreement further provides that Parent will cause the surviving corporation to maintain in effect the Company’s current policies of directors’ and officers’ liability insurance for six years after the effective time of the Merger. The surviving corporation’s obligation is subject to an annual cap equal to 200 percent of the current annual premiums paid by the Company for such insurance. If the surviving corporation cannot maintain the existing insurance coverage without exceeding the annual cap, the surviving corporation is required to obtain as much insurance coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. The Company is entitled (after reasonable consultation with Parent) to obtain and fully pay a “tail” insurance policy with respect to directors’ and officers’ liability, so long as the cost thereof does not exceed $1,250,000. In such case the surviving corporation shall not be obligated to provide the above described insurance.

Stock Options

Options to purchase the Common Stock held by the Company’s executive officers and directors, like other options, outstanding immediately prior to the effective time of the Merger will, by virtue of the Merger and whether or not exercisable at the time, be converted into and will become a right to receive an amount in cash without interest, equal to (i) the difference between $175.00 and the applicable exercise price of such option, multiplied by (ii) the aggregate number of shares of Common Stock of the Company issuable upon exercise of such option.

Restricted Stock

Upon consummation of the Merger, 50,000 shares of restricted stock held by Dr. Weinstein will vest. In addition, 7,215 shares of restricted stock held by other employees (none of whom are Named Executive Officers) of the Company and its subsidiaries will vest.

Transaction Bonuses and Severance Pay

Pursuant to transaction bonus and severance pay arrangements of the Company, certain of the Company’s executive officers will be entitled to (i) transaction bonuses payable in a single lump sum upon completion of the Merger and (ii) severance pay payable in a single lump sum if the Merger is consummated and there is a qualifying termination of the executive’s employment within 24 months thereafter. The amount of the transaction bonuses and severance pay (based on the current salary rates) for the named executive officers other than Dr. Weinstein are as follows:

Named Executive Officer	Transaction Bonus	Severance Pay

Kenneth J. Binder	$1,500,000	$1,251,723
John J. Dowling III	$750,000	$677,806
Gerard M. Dombek	$600,000	$703,902
Robert F. Ellis	$0	$1,188,119

The severance pay is a multiple of annual base salary. The multiples for the named executive officers are as follows: Mr. Binder, three (3) times; Mr. Dowling, two (2) times; Mr. Dombek, two (2) times; and Mr. Ellis, two (2) times. The foregoing severance pay would be reduced by the principal amount of any severance pay to which the executive may be entitled under the executive’s employment agreement with the Company (discussed below) or under any other plan, program, agreement or arrangement with the Company. The severance pay Dr. Weinstein may be entitled to receive is discussed below under the section titled “Employment Agreements.”

The total amount payable as transaction bonuses and severance pay (based on the current salary rates) for all employees (including the named executive officers) other than Dr. Weinstein as a result of the Merger, assuming they all were to become entitled to such payments, would be as follows: (i) $8,265,000 in transaction bonuses and (ii) $13,533,594 in severance pay. The transaction bonus would not be payable unless the employee remains in employment until the consummation of the Merger. The severance pay would not be payable unless the employee remains in employment until the consummation of the Merger and his or her employment terminates in a qualifying termination within 24 months thereafter. In the case of employees employed by ARC Automotive, CASCO Products, Warwick International or MEGTEC, the severance pay would also not be payable if the business which employs such employee is divested prior to the termination of his or her employment with the business. In addition, in the event that individual business units are sold, senior executives in those business units are entitled to receive aggregate transaction bonuses in the amount of $5,500,000.

Employment Agreements

Pursuant to the Company’s employment agreement with Dr. Martin Weinstein (a copy of which was filed with the SEC on January 31, 2007 on Form 8-K), Dr. Weinstein can terminate his employment within six (6) months following the Merger and receive within sixty (60) days after termination of employment (i) two (2) times his base salary for the remainder of his employment term plus $5,000,000 and (ii) the cash equivalent value of his outstanding unvested restricted shares of Class A Common Stock. Dr. Weinstein currently has 50,000 unvested restricted shares of Class A Common Stock. His employment term runs for five (5) years beginning on January 25, 2007 and is automatically extended for another year at the end of each year of service so as to restore the five (5)-year term. The benefits described above would also be payable if his employment is terminated by the Company without “Cause” at any time during his employment term. On the basis of his current salary rate, and assuming a termination of employment immediately upon the restoration of the five (5)-year term and a value of Class A Common Stock equal to the merger consideration of $175 per share, Dr. Weinstein upon termination of employment following the Merger would be entitled to (i) a severance payment in the amount of $14,680,022 and (ii) a payment of $8,750,000 for his unvested restricted shares of Class A Common Stock.

The employment agreement with Mr. Binder provides that, if his employment agreement is terminated by the Company without “Cause” or the employment agreement is not renewed by the Company and Mr. Binder resigns, he will be paid his base salary and be provided with medical coverage for twenty-four (24) months following such termination of employment. On the basis of his current salary rate, the sum of these salary payments payable upon a qualifying termination of employment would be $834,482.

The employment agreements with Messrs. Dowling and Dombek provide that, in the event the executive’s employment is terminated by the Company without “Cause” during the employment term or is terminated by the executive after the employment term, the Company will pay (i) the Executive’s base salary for a period of twelve (12) months (or, in the case of a termination of employment by the Company without “Cause,” for the remainder of the employment period, if greater) and (ii) the Company’s portion of the premiums for the executive’s medical and dental family coverage under the Company’s medical and dental plans for the same period of time (or, if earlier, until new employment is secured providing medical and dental coverage). The employment terms of Messrs. Dowling and Dombek run until May 31, 2009. On the basis of their current salary rates and assuming a termination of employment by the Company without “Cause” on November 30, 2007, the sum of these salary payments payable upon termination of employment would be $508,355 in the case of Mr. Dowling and $527,927 in the case of Mr. Dombek.

The service agreement between Warwick International Group Limited (“Warwick”), a wholly-owned subsidiary of the Company, and Robert F. Ellis provides that Warwick must give Mr. Ellis twenty-four (24) months’ written notice to terminate his employment. In the event that Warwick ceases to be a wholly-owned subsidiary of the Company, then for the thirty-six (36) months after Warwick so ceases to be a wholly-owned subsidiary, Mr. Ellis would be entitled to receive thirty-six (36) months’ written notice of termination of employment and, unless the termination is for “gross misconduct,” Mr. Ellis would not be obligated to work out his notice and would be entitled to liquidated damages calculated as: 75 percent of three (3) times his average aggregate base annual salary plus bonus for the three (3) full years preceding the termination.

See “Principal Stockholders” for additional information relating to the beneficial ownership of officers, directors and greater than 5% stockholders of the Company.

Effective Time of the Merger

The Merger and the other transactions contemplated by the Merger Agreement will become final as soon as practicable. However, a substantial portion of the Merger consideration will be financed pursuant to debt financing (see “Financing of the Merger Agreement” beginning on page 36). Parent and Merger Sub are not obligated to close the Merger, until we have provided Parent financial information relating to the third quarter of this year and Parent has had twenty consecutive business days to market its debt financing using such financial information. Although the Company expects the Merger to be completed as planned, the Company cannot assure you that all conditions to consummation of the Merger can or will be satisfied.

Appraisal Rights

Holders of shares of the Common Stock as of August 27, 2007, the record date, are entitled to appraisal rights pursuant to the provisions of Section 262 of the Delaware General Corporation Law (“Section 262”). A stockholder of the Company who does not vote in favor of the Merger at the Special Meeting and who gives written notice to the Company at or prior to the Special Meeting that such stockholder demands appraisal rights will lose the right to receive the cash payment of $175.00 to be received for each share of Common Stock surrendered pursuant to the terms of the Merger Agreement and will instead receive a cash payment, as determined by appraisal, for such shares.

In order to exercise appraisal rights, a dissenting stockholder of the Company must fully comply with the statutory procedures of Section 262, which is summarized below and a copy of which is attached to this proxy statement as Exhibit E. Stockholders of the Company are urged to read Section 262 in its entirety and to consult with their legal advisors. Each stockholder of the Company who desires to assert his, her or its rights is cautioned that failure on his, her or its part to adhere strictly to the requirements of Section 262 in any regard will cause a forfeiture of any appraisal rights. The following summary of Section 262 is qualified in its entirety by reference to the full text of the provisions of this statute, as amended, attached to this proxy statement as Exhibit E.

By following the specific procedures set forth in Section 262, stockholders of the Company have a statutory right to dissent from the Merger. If the Merger is consummated, any stockholder of the Company who properly perfects his, her, or its appraisal rights will be entitled, upon consummation of the Merger, to receive an amount of cash, as determined by appraisal, for shares of the Common Stock rather than receiving the consideration set forth in the Merger Agreement.

Under Section 262, when a Merger is submitted for approval at a meeting of stockholders, as in the case of the Merger Agreement, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in such notice a copy of Section 262. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Exhibit E. Any holder of the Common Stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Exhibit E carefully. Failure to comply with the procedures of Section 262 in a timely and proper manner will result in the loss of appraisal rights.

A stockholder wishing to exercise the right to dissent from the Merger and seek an appraisal of his, her, or its shares must do each of the following: (1) the stockholder must not vote in favor of the Merger Agreement (because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must either vote against the Merger Agreement or abstain); (2) the stockholder must make a written demand for appraisal to the Company before the vote on the Merger Agreement at the Special Meeting; (3) the stockholder must continuously hold the shares from the date of making the demand through the effective time of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before such effective time); and (4) the stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the Merger.

Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. Failure to vote against the Merger Agreement will not constitute a waiver of the stockholder’s appraisal rights. If you elect to exercise appraisal rights under Section 262, mail or deliver a written demand to: Sequa Corporation, 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary (Board Matters).

Only a holder of record of shares of the Common Stock issued and outstanding immediately prior to the effective time of the Merger may assert appraisal rights for the shares of stock registered in such holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, and as the stockholder’s name appears on the stock certificates. The demand must specify the stockholder’s name and mailing address, the number of shares of Common Stock owned and that the stockholder intends to demand appraisal of his, her, or its Common Stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of such stockholders’ shares.

If the Merger is consummated, the Company will give written notice of the effective time of the Merger within 10 days of the Merger’s consummation to each of the former stockholders who did not vote in favor of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262. Within 120 days after the effective time of the Merger, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of the Common Stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the effective time of the Merger, any stockholder who has theretofore complied with the provisions of Section 262 may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which the Company has received demands for appraisal and the aggregate number of holders of such shares. The surviving corporation must mail such statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

If a party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to such stockholder. The Delaware Court of Chancery will determine the fair value of the shares of the Common Stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware

Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the Merger Agreement. If no party files a petition for appraisal in a timely manner, the stockholders of the Company will lose the right to an appraisal. The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 may not, after the effective time of the Merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to such effective time).

Any stockholder may withdraw a demand for appraisal and accept the Merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation; and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the Merger consideration.

Regulatory Approvals

The HSR Act provides that merger and acquisition transactions meeting specified criteria may not be completed until certain information has been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. On July 8, 2007, Carlyle Partners V, L.P. and the Company (together with its ultimate parent, the Estate of Norman E. Alexander) made the required filings under the HSR Act with the FTC and the Antitrust Division. The waiting period under the HSR Act will expire at 11:59 p.m. on September 7, 2007 unless terminated early or extended by a request for additional information (commonly known as a “second request). The Merger is also subject to review by the governmental authorities of various other jurisdictions, including the European Union, where regulatory filings or approvals may be required or advisable in connection with the completion of the Merger under the antitrust laws of those jurisdictions. Under the terms of the Merger Agreement, Parent and the Company agreed to use their reasonable best efforts to obtain promptly such regulatory approvals.

Material Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” of the Common Stock of the Company. For purposes of this discussion, a “U.S. holder” means a beneficial owner of Common Stock of the Company that is:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder, judicial authority, and administrative rulings and practice as of the date of this proxy statement, all of which are subject to change, possibly on a retroactive basis.

The following discussion is addressed to a U.S. holder that holds shares of the Common Stock of the Company as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be relevant to a holder in light of its particular circumstances, or that might apply to a holder that is subject to special treatment under the U.S. federal income tax laws, including financial institutions, insurance companies, broker-dealers, persons that are not U.S. holders, tax-exempt organizations, persons holding shares of the Common Stock of the Company as part of a straddle, hedge, synthetic security transaction, or other integrated investment, including a “conversion transaction,” partners of a partnership holding Common Stock of the Company, persons that have a functional currency other than the U.S. dollar, persons subject to the alternative minimum tax, or persons who acquired their shares of the Common Stock of the Company through the exercise of an employee stock option or other compensation arrangement.

If a partnership holds Common Stock of the Company, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding Common Stock of the Company, you should consult your tax advisor.

Gain on Disposition of Common Stock

A U.S. holder will recognize capital gain or capital loss for U.S. federal income tax purposes on each share of the Common Stock of the Company exchanged for cash pursuant to the Merger Agreement. The amount of gain or loss recognized on a share will be equal to the difference between the amount of cash received on its disposition, either through the exchange of shares pursuant to the Merger Agreement or through the exercise of appraisal rights, and the U.S. holder’s adjusted tax basis in the Common Stock. The U.S. holder’s adjusted tax basis in the Common Stock will generally be equal to the cost of that stock reduced (but not below zero) by the amount of any distribution on that stock that was treated as a tax-free return of basis. Gain or loss must be determined separately for each block of shares acquired at the same cost in a single transaction. If the holding period for the shares exchanged for cash pursuant to the Merger Agreement is more than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

The payment of cash to a U.S. holder in exchange for shares of the Common Stock of the Company pursuant to the Merger Agreement will be subject to information reporting and may be subject to backup withholding at the current rate of 28 percent unless the holder (1) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (2) provides a taxpayer identification number (“TIN”), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

To prevent the possibility of backup withholding on payments to certain U.S. holders in exchange for shares of the Common Stock of the Company pursuant to the Merger Agreement, each U.S. holder must provide Parent or its paying agent with a properly executed Form W-9 or Substitute Form W-9. A U.S. holder that does not furnish a properly executed form may be subject to penalties imposed by the Internal Revenue Service (the “IRS”) and to backup withholding. Any amount withheld under these rules will be refundable or creditable against the U.S. holder’s U.S. federal income tax liability if the required information is furnished to the IRS.

The discussion of U.S. federal income tax consequences of the Merger in this proxy statement is for general information only. The tax consequences to a particular stockholder will depend upon the facts and circumstances applicable to that stockholder. Accordingly, each stockholder is urged to consult a tax advisor to determine the tax consequences of the Merger to the stockholder in light of the stockholder’s particular circumstances, including the applicability and effect of state, local, foreign and other tax laws, and any possible changes in those laws. The foregoing discussion may not apply to shares received pursuant to the exercise of employee stock options or other compensation arrangements.

THE MERGER AGREEMENT

The Merger Consideration

If the Merger is consummated, you will be entitled to receive $175.00 in cash, without interest, for each of your shares of Class A Common Stock or Class B Common Stock of the Company, less applicable withholding taxes.

Treatment of Options to Purchase Shares of Company Common Stock

Each option to purchase shares of Common Stock that was granted under any stock option plan or other arrangement or agreement with the Company and that is outstanding immediately prior to the effective time of the Merger, whether or not then exercisable or vested, will be converted into a right to receive cash in an amount equal to (i) the excess of $175.00 over the applicable exercise price of such option, multiplied by (ii) the aggregate number of shares of Common Stock issuable upon exercise of such option, in each case, less applicable withholding taxes.

Representations and Warranties of the Company

The Merger Agreement contains customary representations and warranties made by the Company relating to, among other things:

•	corporate organization and similar matters with respect to the Company and its subsidiaries;

•	the Company’s capital structure;

•	the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters with respect to the Company and its subsidiaries;

•	that the Merger Agreement does not conflict with the Company’s or any of its non wholly-owned subsidiaries’ organization documents or applicable laws or violate the terms of certain material agreements;

•	the Company’s and its subsidiaries’ compliance with applicable laws, material contracts and permit requirements;

•	the Company’s compliance with the Securities and Exchange Commission (the “SEC”) requirements relating to its filing of SEC reports and financial information included therein;

•	transactions with affiliates;

•	the absence of undisclosed liabilities;

•	absence of any material adverse effect since December 31, 2006;

•	absence of outstanding and pending litigation material to the Company and its subsidiaries;

•	the Company’s and its subsidiaries’ labor relations and the absence of collective bargaining arrangements, other than those imposed by applicable foreign law;

•	matters relating to the Company’s and its subsidiaries’ employee benefit plans;

•	matters relating to the Company’s and its subsidiaries’ real property;

•	intellectual property of the Company and its subsidiaries;

•	tax matters with respect to the Company and its subsidiaries;

•	environmental matters relating to the Company and its subsidiaries;

•	certain of the contracts of the Company and its subsidiaries;

•	the adequacy of the Company’s and its subsidiaries’ insurance coverage;

•	matters relating to compliance with Federal Aviation Administration and European Aviation Safety Agency guidelines;

•	lack of business with blocked countries;

•	the absence of corrupt gifts and payments;

•	the Board of Directors’ approval and adoption of the Merger Agreement and its resolution to recommend to the Company’s stockholders the adoption of the approval of the Merger Agreement;

•	the Company’s amendment of its rights agreement in contemplation of the Merger;

•	the Company’s receipt of the fairness opinion from Evercore; and

•	the Company’s engagement of, and payments to, brokers, finders, investment bankers or similar parties.

The representations and warranties in the Merger Agreement are complicated and are not easily summarized. You are urged to read carefully and in its entirety Article III of the Merger Agreement entitled “Representations and Warranties of the Company.”

Representations and Warranties of Parent and Merger Co

The Merger Agreement contains customary representations and warranties made by Parent and Merger Co relating to, among other things:

•	corporate organization and similar matters with respect to Parent and Merger Co;

•	the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters with respect to Parent and Merger Co;

•	that the Merger Agreement does not conflict with Parent’s or Merger Co’s organization documents or applicable laws or violate the terms of agreements that would prevent or materially delay consummation of the Merger;

•	the absence of pending or threatened proceedings or any orders of or agreements with any governmental authority that would prevent or materially delay the consummation of the Merger;

•	the operation of Merger Co;

•	the delivery of the financing commitments;

•	the guarantee of Parent;

•	Parent’s and Merger Co’s engagement of, and payments to, brokers, finders, investment bankers or similar parties; and

•	the solvency of Parent and the surviving corporation after the Merger (assuming certain matters).

The representations and warranties in the Merger Agreement are complicated and are not easily summarized. You are urged to read carefully and in its entirety Article IV of the Merger Agreement entitled “Representations and Warranties of Parent and Merger Co.”

Conduct of Business Pending the Merger

The Company has agreed that until completion of the Merger, except as otherwise consented to by Parent, it will and will cause each of its subsidiaries to:

•	conduct its business in the ordinary course and in compliance with applicable law; and

•	preserve substantially intact its business organizations, assets and properties, current relationships with customers, suppliers and other persons with which the Company or any of its subsidiaries has material business relations.

In addition, the Company has agreed that, among other things and subject to certain exceptions, neither the Company nor its subsidiaries may without Parent’s written consent (which in certain circumstances may not be unreasonably withheld):

•	amend or change its certificate of incorporation or bylaws or equivalent organizational documents;

•	issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, with specified exceptions;

•	declare, set aside, make or pay any dividend or other distribution, except for dividends by any subsidiary of the Company to the Company or any other subsidiary;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interest of the Company or any of its subsidiaries;

•	(i) acquire any business; (ii) incur, guarantee, modify, repurchase, prepay or redeem any funded debt (other than ordinary course borrowings under existing facilities and ordinary course hedging transactions); (iii) authorize, or make any commitment with respect to any capital expenditure in excess of $1,000,000 individually or $5,000,000 in the aggregate; (iv) enter into any new line of business other than natural extensions of an existing business; (v) make any loans, advances or capital contributions to, or investments in, persons other than wholly-owned subsidiaries; or (vi) sell, lease, license, encumber or otherwise dispose of any of its material assets or licenses;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any subsidiary (other than the Merger);

•	increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers or employees, except, in certain circumstances, in the ordinary course of business and in a manner consistent with past practice;

•	make any material tax election or settle or compromise any material United States federal, state or local income tax liability, except as required by applicable law;

•	change any of the material accounting policies, practices or procedures used by the Company and its subsidiaries as of the date of the Merger Agreement, except as may be required or permitted as a result of a change in applicable law or in United States generally accepted accounting principles;

•	write up, write down or write off the book value of any of its assets, other than in the ordinary course of business and consistent with past practice or as may be required by generally accepted accounting principles;

•	waive, settle or satisfy any material claim, other than in the ordinary course of business and consistent with past practice;

•	enter into any agreement that restricts the Company’s ability to engage or compete in any line of business in any material respect or that would otherwise prohibit or materially restrict it from operating as it has historically, excluding licenses containing restrictions on “field of use” (or similar provisions) relating to such licenses;

•	materially and adversely amend, modify or cancel certain specified contracts;

•	enter into certain contracts other than certain pending contracts and contracts entered into in the ordinary course of business with any supplier or customer pursuant to which the Company and its subsidiaries reasonably expect to make or receive, as the case may be, aggregate payments of less than $50,000,000 in any calendar year;

•	enter into, renew or adversely amend certain arrangements with affiliates;

•	assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse, or otherwise dispose of any material intellectual property other then in the ordinary course of business;

•	fail to maintain certain intellectual property, other than in the ordinary course of business;

•	take any action that would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in the Merger Agreement or the consummation of the Merger other than consideration of and entry into an alternative transaction, if presented and as permitted by the Merger Agreement;

•	take any action that would have a material adverse effect on the Company; or

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

No Solicitation of Transactions

In addition to the restrictions on the Company and its subsidiaries outlined above, and except as set forth below, the Company has agreed that it shall cause its subsidiaries and the officers, directors, employees, investment bankers, attorneys, representatives, agents and other advisors of the Company and its Subsidiaries to:

•	cease any negotiations with any parties that may be ongoing with respect to an acquisition proposal,

•	not modify, waive, amend or release any standstill, confidentiality or similar agreements entered into prior to the date of the Merger Agreement; and

•	enforce the provisions of any such agreements.

In addition, except as set forth below in “Limitations on Considering Other Acquisition Proposals,” the Company shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, (w) solicit, initiate or knowingly encourage inquiries regarding an acquisition proposal, (x) have any discussions or participate in any negotiations regarding an acquisition proposal, or execute or enter into any agreement, understanding or arrangement with respect to an acquisition proposal, or approve or recommend or propose to approve or recommend an acquisition proposal or any agreement, understanding or arrangement relating to an acquisition proposal, (y) take any action to exempt any person (other than Parent and Merger Co) from the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law or otherwise cause such restrictions not to apply (or resolve or authorize or propose to agree to do any of the foregoing actions), or (z) except under certain circumstances, amend or agree to amend the Rights Agreement or so as to make it inapplicable to any acquisition proposal or redeem or agree to redeem the rights.

Limitations on Considering Other Acquisition Proposals

From and after the date of the Merger Agreement, we have agreed not to:

•	solicit, initiate or encourage any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an alternative transaction proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any alternative transaction proposal.

Notwithstanding the foregoing restrictions, until August 23, 2007 (the “Solicitation Period”), we were permitted to solicit acquisition proposals from third parties. Subsequent to the announcement of the execution of the Merger Agreement and prior to August 23, 2007, at the direction of the Board and the Transaction Committee, Evercore identified and contacted 23 strategic and financial sponsor parties that might have been interested in acquiring the Company to solicit their interest in making an acquisition proposal. Two of these parties entered into confidentiality agreements with us and conducted preliminary due diligence. No other party executed a confidentiality agreement that would have facilitated preliminary due diligence. Ultimately, no parties indicated interest in further exploring an acquisition of the Company and no party submitted a proposal to acquire the Company.

In addition, at any time prior to obtaining the approval of the Merger Agreement by our stockholders, we are permitted to furnish information to or engage in discussions or negotiations with a party if we receive an unsolicited bona fide written acquisition proposal from such party, as long as:

•	we first provide written notice of such action to Parent;

•	our Board (and the Transaction Committee) determines in good faith after consultation with outside legal counsel that taking such action is necessary to comply with the directors’ fiduciary duties under applicable law;

•	our Board (and the Transaction Committee) has determined in good faith and after consultation with its financial advisor and legal counsel that such alternative transaction proposal constitutes or is reasonably likely to constitute a superior proposal; and

•	we have not breached the non-solicitation provision of the Merger Agreement.

In such cases, we will not, and will not allow our representatives to, disclose any non-public information to such person without entering into a confidentiality agreement that contains provisions that are materially no more favorable to such person than those contained in the confidentiality agreement entered into with Carlyle. Also, we will promptly provide to Parent any non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to Parent.

An “acquisition proposal” means any proposal or offer from any person or group, other than Parent and its affiliates, relating to

•	any direct or indirect acquisition or purchase of 20 percent or more of the assets, net revenues or net income of the Company and its subsidiaries, taken as a whole, or 20 percent or more of the Common Stock or any other class of equity securities of the Company then outstanding;

•	any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20 percent or more of the Common Stock or any other class of equity securities of the Company then outstanding; or

•	any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by the Merger;

however, subject to the Company’s compliance with restrictions on the sale of Company assets under the terms of the Merger Agreement, prior to the termination of the Merger Agreement in accordance with its terms, the sale of any portion of or any assets of certain of its subsidiaries is not deemed an acquisition proposal.

A “superior proposal” means a bona fide written acquisition proposal not arising from a breach of the non-solicitation obligations under the Merger Agreement that our Board or Transaction Committee concludes in good faith (after consultation with its financial advisors and outside legal counsel) that:

•	relates to an acquisition by a person or group acting in concert of either (A) more than 50 percent of the outstanding shares of Common Stock pursuant to a tender offer, merger or otherwise or (B) all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

•	is on terms that our Board of Directors or the Transaction Committee determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) are more favorable to the Company’s stockholders (in their capacities as stockholders) from a financial point of view than the Merger Agreement; and

•	which our Board of Directors or the Transaction Committee determines in good faith (after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel and after taking into account all legal, financial, antitrust, regulatory and other aspects of the proposal including, without limitation, the financing thereof and any conditions thereto) is reasonably capable of being consummated.

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

The Merger Agreement requires us to promptly and duly call, give notice of, convene and hold a meeting of our stockholders as promptly as practicable after the SEC clears the proxy statement to adopt the Merger Agreement. In this regard, our Board has resolved to recommend that our stockholders adopt the Merger Agreement. However, at any time prior to the adoption of the Merger Agreement by our stockholders, if our Board or the Transaction Committee has concluded in good faith, following consultation with its outside legal counsel, that the failure of our Board or the Transaction Committee to make a change in its recommendation of the Merger Agreement would be reasonably likely to constitute a breach of its fiduciary obligations to its stockholders under applicable law, then our Board or the Transaction Committee may

•	withdraw (or modify in a manner adverse to Parent), or propose publicly to withdraw (or modify in a manner adverse to Parent) its approval or recommendation of the Merger, the Merger Agreement or the Voting Agreement, or approve or recommend, propose publicly to approve or recommend any acquisition proposal; or

•	terminate the Merger Agreement to enter into a definitive agreement with respect to such superior proposal; provided, however that the Company shall not terminate the Merger Agreement pursuant to the foregoing, and any purported termination pursuant to this provision shall be void and of no force or effect, unless substantially concurrently with such termination the Company pays the Company termination fee payable pursuant to the terms of the Merger Agreement and enters into a definitive agreement with respect to such superior proposal.

In such circumstances, the termination fee payable by the Company to Parent will be a fee of $60,570,000 in order for our Board of Directors to accept a superior proposal.

Additional Agreements

Each of the Company, Parent and Merger Co also agreed to do the following:

•	the Company has agreed to use its reasonable best efforts to file a preliminary proxy statement with the SEC within fifteen business days after signing the Merger Agreement and each party agreed to file with the SEC all other documents that are required to be filed by such party in connection with the transactions contemplated by the Merger Agreement. Parent and Merger Co have subsequently consented to a delay in this filing until August 6, 2007;

•	each party has agreed to use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to this proxy statement or related filings;

•	the Company has agreed to use its reasonable best efforts to cause the definitive proxy statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of the Merger Agreement and, in any event, within five business days after the SEC clears the proxy statement;

•	the Company has agreed to hold a meeting of its stockholders no sooner than 46 days from the date of the Merger Agreement, and, unless the Merger Agreement is terminated in accordance with its terms to (x) mail this proxy statement to its stockholders within five business days following the date on which the Company is notified by the SEC that it has no comments on the preliminary proxy statement or the most recent amendment thereto filed with the SEC, (y) convene the stockholders’ meeting within fifteen business days after this proxy statement is mailed to its stockholders and (z) unless consented to in writing by Parent, vote upon the adoption of the Merger Agreement at such the stockholders’ meeting without adjourning such meeting;

•	except as described above in “Limitations on Considering Other Acquisition Proposals,” the Company has agreed (i) that its Board of Directors will recommend that stockholders adopt the Merger Agreement; and (ii) to use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and to take all other action necessary or advisable to secure the stockholder approval;

•	the Company has agreed to keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent;

•	the Company has agreed to (i) grant Parent and its representatives reasonable access to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof; (ii) furnish to Parent within 20 days of the end of each month, an unaudited monthly consolidated balance sheet of the Company and its subsidiaries for the month then ended and related consolidated statements of operations, cash flows and stockholders’ equity; and (iii) furnish promptly to Parent such other information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the subsidiaries as Parent or its representatives may reasonably request. All such information obtained by Parent or its representatives will be kept confidential in accordance with the confidentiality agreements between Carlyle and the Company;

•	Parent has agreed that, for a period of 12 months after the effective time of the Merger, it will provide any employees of the Company and its subsidiaries who remain employed as of the effective time of the Merger with base salary, employee benefits and incentive compensation opportunities (other than equity-based compensation and change in control benefits) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the effective time of the Merger. Parent has also agreed that, subject to management’s discretion and the Board of Directors’ reasonable business judgment based upon the results of operations of the Company, it will maintain, for a period of 24 months after the effective time of the Merger, the Company’s 401(k) Plan, Retirement Plan, Pension Plan and Supplemental Executive Retirement Plans without any decrease in contributions or benefits and will maintain and fund the trust for the Company’s Supplemental Executive Retirement Plans (consistent with the manner of funding during the two years prior to the effective time of the Merger);

•	each of the Company and Parent has agreed to keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from third parties and any governmental authorities with respect to the Merger. In addition, each party agreed to notify the other in writing of (i) any breach of any representation, warranty or covenant of such party contained in the Merger Agreement and (ii) any communication received (A) from any person alleging a consent of such person is or may be required in connection with the Merger or (B) from any governmental authority in connection with the Merger;

•	Parent has agreed to use its reasonable best efforts to obtain the debt financing and, in the event such financing becomes unavailable, to obtain replacement financing that is not materially less favorable to the Company than the financing contemplated by Parent’s existing debt commitment letter;

•	the Company has agreed to assist Parent and its financing sources in the preparation of offering documents relating to the debt financing and to cooperate with the marketing efforts relating to such financing;

•	each party has agreed to use its reasonable best efforts to (a) comply with all legal requirements with respect to the Merger and to furnish information to each other in connection with any such requirements and (b) obtain any consent of any governmental authority or other third party required to be obtained;

•	the Company has agreed to use its reasonable best efforts to (and to cause its subsidiaries to) manage cash and cash equivalents and investments in marketable securities to maximize the amount of cash available for use in connection with the Merger at the effective time of the Merger;

•	subject to certain exceptions, Parent and the Company have each agreed to consult with each other before issuing any press release or making any public statements with respect to the Merger Agreement;

•	the Company has agreed to use its reasonable best efforts to obtain and deliver to Parent at the closing of the Merger evidence reasonably satisfactory to Parent of the resignation, effective as of the effective time of the Merger, of those directors of any subsidiary designated by Parent to the Company in writing at least ten business days prior to the closing of the Merger;

•	the Company has agreed to, if requested by Parent, notify the trustee with respect to its 9 percent Senior Unsecured Notes, due 2009 and 8 7/8 percent Senior Unsecured Notes, due 2008, that the Company is redeeming such notes on the date specified by Parent. The Company agreed to take such other actions as are reasonably requested by Parent to effect such redemption promptly following the effective time of the Merger; and

•	the Company has agreed to promptly notify Parent of any stockholder litigation brought, or, to its knowledge, threatened against the Company and/or members of its Board of Directors and to keep Parent and Merger Co reasonably informed with respect to the status thereof. Parent has the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Merger, and no such settlement may be agreed to without Parent’s prior written consent.

Conditions to Consummation of the Merger

Conditions to Each Party’s Obligations.  Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•	approval of the Merger Agreement and the Merger by the stockholders of the Company;

•	the expiration of any waiting period under the HSR Act and any similar foreign antitrust or competition laws;

•	no governmental entity having enacted, issued, promulgated, enforced, entered or issued any injunction, order, decree or ruling preventing the Merger; and

•	approval of governmental authorities or the expiration of waiting periods under applicable laws.

Conditions to Parent’s and Merger Co’s Obligations.  The obligation of Parent and Merger Co to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:

•	the Company’s representations and warranties with respect to certain matters relating to the Company’s capitalization, authority, Board approval and the amendment of the Rights Agreement must be true in all material respects as of the effective time of the Merger as if made at and as of the effective time (except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date);

•	the other representations and warranties of the Company set forth in the Merger Agreement must be true and correct as of the effective time of the Merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (disregarding any Company material adverse effect, materiality or similar qualifiers) as of such earlier date); except where the failure to be so true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on the Company or the ability of the Company to consummate the Merger;

•	the Company must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Merger;

•	the Company must have delivered to Parent and Merger Co at closing a certificate with respect to the satisfaction of the foregoing conditions;

•	since the date of the Merger Agreement, there shall not have occurred any event, circumstance, development, change or effect that has had, or would be reasonably likely to have, a Company material adverse effect; and

•	the Company must have delivered to Parent an executed affidavit, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in the Company is not a U.S. real property interest within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended, and setting forth the Company’s name, address and taxpayer identification number.

Conditions to the Company’s Obligations.  The Company’s obligation to complete the Merger is subject to the satisfaction or waiver of the following further conditions:

•	The representations and warranties of Parent and Merger Co set forth in the Merger Agreement must be true and correct (disregarding any materiality or similar qualifiers therein) as of the effective time of the Merger as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); except where the failure to be so true and correct, individually or in the aggregate, would not prevent the consummation of the Merger or prevent Parent or Merger Co from performing its obligations under the Merger Agreement;

•	Merger Co shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Merger; and

•	Merger Co must have delivered to the Company at closing a certificate with respect to the satisfaction of the foregoing conditions.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after stockholder approval has been obtained:

•	by mutual written consent of the Company and Parent;

•	by either Parent or the Company if (1) the effective time of the Merger shall not have occurred on or before December 31, 2007 (subject to certain extensions if the related financings have not been completed by such time) (we refer to this date, as it may be extended, as the expiration date) unless such failure is the result of, or caused by, the terminating party’s failure to observe any obligation under the Merger Agreement or (2) any governmental authority has taken any action which has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

•	by Parent if:

•	any of the representations and warranties of the Company are untrue such that the Company cannot satisfy the conditions relating to its representations and warranties, and such breach has not been, or cannot be, cured by the expiration date;

•	there has been a breach on the part of the Company of any of its covenants or agreements such that the condition relating to performance of its covenants and agreements cannot be satisfied, and, in either case such breach has not been, or cannot be, cured by the expiration date;

•	the Merger Agreement fails to receive the stockholder approval at the stockholders’ meeting or any adjournment thereof at which the Merger Agreement has been voted upon or if the stockholders’ meeting has not been convened and the approval has not been obtained prior to December 31, 2007; or

•	the Board of Directors or the Transaction Committee (i) changes its recommendation concerning the Merger, (ii) takes any position contemplated by Rule 14e-2(a) of the Exchange Act with respect to any acquisition proposal other than recommending rejection of such acquisition proposal, or (iii) fails to include in this proxy statement its recommendation that stockholders adopt and approve the Merger Agreement and the Merger or failed to call the stockholders’ meeting in breach of the Company’s obligations under the Merger Agreement.

•	by the Company if:

•	any of the representations and warranties of either Parent or Merger Co are untrue such that Parent and Merger Co cannot satisfy the conditions relating to their representations and warranties, and such breach has not been, or cannot be, cured by the expiration date;

•	there has been a breach on the part of either Parent or Merger Co of any of its covenants or agreements such that the condition relating to performance of their covenants and agreements cannot be satisfied, and such breach has not been, or cannot be, cured by the expiration date;

•	prior to obtaining stockholder approval, its Board of Directors receives a superior proposal, so long as the Company pays a specified termination fee to Parent and enters into a definitive agreement with respect to such superior proposal; or

•	all of the conditions to the obligations of Parent and Merger Co have been satisfied and Parent has failed to consummate the Merger no later than ten business days after the final day of the marketing period of the Merger financing.

Guarantee

Carlyle Partners V, L.P., a Delaware limited partnership and affiliate of Parent executed a Guarantee, dated as of July 8, 2007, which absolutely, unconditionally and irrevocably guarantees to the Company any obligations of Parent and Merger Co to pay termination expenses pursuant to the terms of the Merger Agreement as discussed above. The Guarantee is attached to this proxy statement as Exhibit B.

Management and Operations After the Merger

The directors of Merger Co immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation, and the officers of the Company immediately prior to the effective time of the Merger shall be the initial officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Expenses and Fees

Except as set forth below, all fees and expenses incurred by the parties shall be borne by the party incurring such expenses.

The Company will be obligated to pay Parent:

•	$60,570,000, if the Merger Agreement is terminated by Parent or the Company because the Merger has not been consummated on or prior to December 31, 2007 (or February 8, 2008 in certain circumstances) and within 12 months of such termination the Company enters into a definitive agreement for an acquisition with respect to an alternative proposal (as defined below), or an alternative proposal (as defined below) is consummated;

An “alternative proposal” means (i) a transaction of the type described in the definition of “acquisition proposal” except that each reference to 20% shall be increased to 50%, and (ii) for which (x) the aggregate consideration to be received with respect to each share of Common Stock is equal to or greater than 90% of the per share Merger consideration or (y) in the case of a sale of less than all of the capital stock of the Company or a sale of less than all of the assets of the Company and its subsidiaries taken as a whole, the enterprise value of the Company (on a debt-free, cash-free basis) implied by such transaction is equal to or greater than 90% of the enterprise value of the Company (on a debt-free, cash-free basis);

•	$60,570,000, if the Merger Agreement is terminated by Parent after our Board of Directors or the Transaction Committee (i) changes its recommendation concerning the Merger, (ii) takes any position contemplated by Rule 14e-2(a) of the Exchange Act with respect to any acquisition proposal other than recommending rejection of such acquisition proposal, or (iii) fails to include in this proxy statement its recommendation that stockholders adopt and approve the Merger Agreement and the Merger or fails to call the stockholders’ meeting in breach of its obligations under the Merger Agreement; and

•	an amount equal to Parent’s expenses, if Parent terminates the Merger Agreement because (1) any of the Company’s representations and warranties in the Merger Agreement are or become untrue or inaccurate, (2) the Company breaches any of its covenants or agreements in the Merger Agreement, and, in either such case, the Company cannot satisfy the applicable condition to close and such breach has not been, or cannot be, cured by the expiration date or (3) stockholder approval is not received at the stockholders’ meeting or if the stockholders’ meeting has not been convened and approval has not been obtained prior to December 31, 2007; and, if within 12 months of such termination the Company enters into a definitive agreement for an acquisition with respect to an alternative proposal, or an alternative proposal is consummated, $60,570,000 less any amounts previously paid to Parent relating to Parent’s expenses.

Parent will be obligated to pay the Company a termination fee in the amount of $60,570,000 if:

•	the Company terminates the Merger Agreement because of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Co that would give rise to the failure of the condition to the Company’s obligation to close related to Parent and Merger Co’s representations and warranties and/or covenants and any such breach has not been, or cannot be cured by the expiration date, so long as the Company is not then in material breach of any representation, warranty, covenant or agreement and no representation or warranty of the Company shall have become untrue, in each case such that the conditions related thereto would not be satisfied;

•	the Company terminates the Merger Agreement because all of the mutual conditions and the conditions to the obligation of Parent to consummate the Merger have been satisfied and Parent fails to consummate the Merger within ten business days after the marketing period of the Merger financing ends, so long as the Company is not then in material breach of any representation, warranty, covenant or agreement and no representation or warranty of the Company shall have become untrue, in each case such that the conditions related thereto would not be satisfied; or

•	if the Company terminates the Merger Agreement and, at the time of such termination, all conditions to closing of the Merger have been satisfied except for approval under the HSR Act and any similar foreign antitrust or competition laws and there is no state of facts or circumstances that would reasonably be expected to cause the other conditions to the obligation of Parent and Merger Co to consummate the Merger and the other transactions not to be satisfied on or prior to the expiration date.

Exchange Procedures

As promptly as practicable after the effective time of the Merger, Parent or its paying agent will send to each stockholder of the Company a letter of transmittal and instructions for the exchange of the certificates representing shares of the Common Stock of the Company for the Merger consideration. You must wait until you receive such instructions to exchange your certificates for the Merger consideration.

You should not send in your certificates until you receive a letter of transmittal and instructions.

After you surrender to Parent or its paying agent certificates representing shares of the Common Stock of the Company with a properly completed letter of transmittal, Parent or its paying agent will mail you a check for the amount to which you are entitled (without interest), as provided in the Merger Agreement. Neither Parent nor its paying agent will be obligated to deliver the Merger consideration to you, as a former stockholder of the Company, until you have surrendered your certificates representing shares of the Common Stock of the Company and all related documents.

After the effective time of the Merger, the stock transfer ledger of the Company will be closed and no transfer of shares of the Common Stock of the Company by any stockholder will thereafter be made or recognized. If certificates representing shares of the Common Stock of the Company are presented for transfer after the effective time of the Merger, they will be canceled and exchanged by Parent’s paying agent for a check for the amount (without interest) to which the stockholder is entitled as provided in the Merger Agreement.

Amendment of the Merger Agreement and Waiver

To the extent permitted by law, the parties may agree in writing to amend the Merger Agreement, whether before or after the stockholders of the Company have approved the Merger Agreement; provided, however, that after such approval by the stockholders of the Company no amendments may be made that decrease the amount or change the form of consideration to be received by the holders of the shares of Common Stock.

Any party may extend the time for the performance of any obligation or other act of any party to the Merger Agreement, waive in writing any inaccuracy in the representations and warranties of any other party contained in the Merger Agreement or waive in writing compliance with any agreement of any other party or any condition to its own obligations contained in the Merger Agreement.

THE VOTING AGREEMENT

Below is a brief summary of the Voting Agreement. This description does not provide a complete description of all the terms and conditions of the Voting Agreement. It is qualified in its entirety by the exhibits hereto, including the text of the Voting Agreement, which is attached as Exhibit C to this proxy statement. The Voting Agreement is incorporated herein by reference. You are urged to read the exhibits in their entirety.

The executors of the estate of Norman E. Alexander, our former Chairman and Chief Executive Officer, and certain entities owned or controlled by them, holding in the aggregate shares of Common Stock representing in the aggregate approximately 54 percent of the total outstanding voting power of the Company, have entered into a voting agreement under which each of them has agreed, among other things, (i) to vote all of his, her or its shares of Common Stock in favor of the approval of the Merger Agreement and against certain actions involving the Company that would have the effect of impeding, interfering with, delaying, postponing or impairing the Merger, (ii) to grant Parent and its designees an irrevocable proxy to vote such shares of Common Stock with respect to the foregoing matters and (iii) not to transfer or dispose of any of his, her or its shares of Common Stock (other than to transferees who agree to be bound by the Voting Agreement).

The terms of the Voting Agreement provide that it will terminate upon the termination of the Merger Agreement and accordingly, were there to be a superior proposal, for which the Board of Directors terminates the Merger Agreement, the Voting Agreement would automatically terminate and the Company would be able to accept and enter into an agreement with respect to such superior proposal.

OTHER INFORMATION

Principal Stockholders

The following table sets forth information with respect to any person (other than the Company’s directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company’s outstanding voting securities as of August 1, 2007. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the named beneficial owner.

	Number of
	Shares		Percent of
	of Class A	Percent	Aggregate
	Common	of	Voting
Name and Address	Stock	Class	Power

Estate of Norman E. Alexander	2,029,588 (1)	24.89	4.95
c/o Hartman & Craven LLP 488 Madison Avenue New York, NY 10022 Attn: Neal T. Dorman

Gabelli Funds, Inc.	1,749,036 (2)	21.45 (2)	4.27 (2)
(and affiliates) One Corporate Center Rye, NY 10580-1434

Sequa Corporation Master Trust	510,196 (3)	6.26 (3)	1.25 (3)
(for participating pension plans) c/o The Bank of New York (as Master Trustee) One Wall Street New York, NY 10286

	Number of
	Shares		Percent of
	of Class B	Percent	Aggregate
	Common	of	Voting
Name and Address	Stock	Class	Power

Estate of Norman E. Alexander	2,011,159 (1)	61.28	49.1
c/o Hartman & Craven LLP 488 Madison Avenue New York, NY 10022 Attn: Neal T. Dorman

Gabelli Funds, Inc.	979,927 (2)	29.86 (2)	23.9 (2)
(and affiliates) One Corporate Center Rye, NY 10580-1434

(1)	The Estate of Norman E. Alexander (the “Estate”) beneficially owns shares of Class A Common Stock and Class B Common Stock. Marjorie Alexander, Dr. Mark E. Alexander, Gail Binderman and Sharon Zoffness are the Executors under the Last Will and Testament of Norman E. Alexander (each, an “Executor” and collectively, the “Executors”) and share the sole voting power with respect to the shares of Common Stock held by the Estate. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Class A Common Stock beneficially owned by the Estate include: (i) 1,942,855 shares of Class A Common Stock held in the aggregate by Fifty Broad Street, Inc. (14,297 shares), Forfed Corporation (1,743,143 shares), 42 New Street, Inc. (45,000 shares), Youandi Corp. (30,000 shares) and Norman and Marjorie Alexander Foundation, Inc. (110,415 shares), each of which is a corporation directly or indirectly wholly-owned or controlled by the Executors; (ii) 2,043 shares of Class A Common Stock held in the name of the Estate in the Company’s 401(k) Plan; and (iii) 35,000 shares of Class A Common Stock issuable upon the exercise of stock options held by the Estate and exercisable within sixty (60) days of the date of this proxy statement. Shares of Class A Common Stock beneficially owned by the Estate do not include: (i) 62,892 shares of Class A Common Stock held by Dr. Mark E. Alexander, with respect to which Dr. Alexander has the sole voting power; (ii) 67,395 shares of Class A Common Stock held by Gail Binderman (which shares include 1,317 shares of Class A Common Stock held by Ms. Binderman as trustee for her daughter u/i dtd May 29, 2003 and 5,000 restricted shares of Class A Common Stock held by Ms. Binderman, which restricted shares are unvested and will be forfeited upon consummation of the Merger), with respect to which Ms. Binderman has the sole voting power; and (iii) 55,023 shares of Class A Common Stock held by Sharon Zoffness, (which shares include 2,281 shares of Class A Common Stock held by Ms. Zoffness as joint tenants with her son, Benjamin Zoffness), with respect to which Ms. Zoffness has the sole voting power. Pursuant to Rule 13d-3(d)(1) under the Exchange Act, shares of Class B Common Stock beneficially owned by the Estate include: (i) 1,691,245 shares of Class B Common Stock held in the aggregate by Fifty Broad Street, Inc. (167,878 shares), Forfed Corporation (1,379,843 shares), Courtney Corporation (68,524 shares), 42 New Street, Inc. (45,000 shares) and Youandi Corp. (30,000 shares), each of which is a corporation directly or indirectly wholly-owned or controlled by the Executors; and (ii) 79,449 shares of Class B Common Stock held in the aggregate by two grantor retained annuity trusts, u/i dtd July 13, 2005 (collectively, the “GRATs”) established by Norman E. Alexander, of which GRATs Dr. Alexander, Ms. Binderman and Ms. Zoffness are the trustees. Shares of Class B Common Stock beneficially owned by the Estate do not include: (i) 649 shares of Class B Common Stock held by Dr. Mark E. Alexander, with respect to which Dr. Alexander has the sole voting power; (ii) 1,201 shares of Class B Common Stock held by Gail Binderman (which shares include 517 shares of Class B Common Stock held by Ms. Binderman as trustee for her daughter u/i dtd May 29, 2003), with respect to which Ms. Binderman has the sole voting power; and (iii) 1,192 shares of Class B Common Stock held by Sharon Zoffness (which shares include 131 shares of Class B Common Stock held by Ms. Zoffness as joint tenants with her son, Benjamin Zoffness), with respect to which Ms. Zoffness has the sole voting power. Assuming all of the shares of Class B Common Stock owned by the Estate are converted into shares of Class A Common Stock, the Estate beneficially owns 4,040,747 shares of Class A Common Stock, which constitute 49.55 percent of the total number of shares of Class A Common Stock issued and outstanding. The foregoing information as to the beneficial ownership of Company stock by the Estate is based on the information contained in the most recent amendments to the Schedule 13D filed by the Estate and with the Securities and Exchange Commission (the “SEC”) on July 11, 2007 with respect to the shares of Class A Common Stock and the shares of Class B Common Stock beneficially owned by the Estate.

(2)	Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the “Gabelli Companies”) beneficially own shares of Class A Common Stock and Class B Common Stock. Pursuant to Rule 13d-3(d)(1) under the Exchange Act, the Gabelli Companies beneficially own in the aggregate 2,726,973 shares of Class A Common Stock (assuming all of the shares of Class B Common Stock owned by the Gabelli Companies are converted into shares of Class A Common Stock), which constitute 33.44 percent of the total number of shares of Class A Common Stock issued and outstanding. The Gabelli Companies have no voting power with respect to 15,300 shares of Class B Common Stock held by them. The foregoing information as to the beneficial ownership of Company stock by the Gabelli Companies is based on the information contained in (i) the most recent amendments to the Schedule 13D filed by the Gabelli Companies with the SEC on July 24, 2007 with respect to the shares of Class A Common Stock and on October 4, 2006 with respect to the shares of Class B Common Stock, and (ii) a Form 4 filed by the Gabelli Companies with the SEC on August 2, 2007 with respect to the shares of Class B Common Stock.

(3)	All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the “Trust”) are voted by the Trust’s Investment Committee, composed of certain officers of the Company. The Investment Committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

Security Ownership by Management

The following table provides information as to the Company’s voting securities beneficially owned as of August 1, 2007, by the Company’s directors, the named executive officers of the Company and by all such directors and executive officers as a group.

					Number
					of
					Shares of				Percent of
	Number of				Class B		Percent		Aggregate
	Shares of Class A		Percent of		Common		of		Voting
Name	Common Stock		Class		Stock		Class		Power

Dr. Mark E. Alexander	2,092,480	(a)(b)(c)	25.66		2,011,808	(h)		61.30	54.21
Edward E. Barr	7,636	(i)	(d	)	None			—	(d	)
Kenneth Binder	3,503.9	(b)(c)	(d	)	None			—	(d	)
Gail Binderman	67,395	(e)(i)	(d	)	1,201	(j)	(d)		(d	)
Donna Costello	1,000	(c)	(d	)	None			—	(d	)
Gerard Dombek	12		(d	)	None			—	(d	)
John J. Dowling III	3,445	(b)(c)	(d	)	None			—	(d	)
Robert F. Ellis	4,000	(c)	(d	)	None			—	(d	)
Richard S. LeFrak	10,198	(i)	(d	)	None			—	(d	)
Michael I. Sovern	6,735	(i)	(d	)	None			—	(d	)
Fred R. Sullivan	14,055	(f)(i)	(d	)	548	(k)	(d)		(d	)
Robert F. Weinberg	6,416	(i)	(d	)	5,000		(d)		(d	)
Martin Weinstein	97,362	(b)(c)(g)	(d	)	None			—	(d	)
All executive officers and directors as a group (16 persons)	2,314,863	(b)(c)(i)	28.37		2,018,557			61.51	54.91

(a)	Includes 2,029,588 shares of Class A Common Stock beneficially owned by the Estate of Norman E. Alexander. Dr. Mark E. Alexander is one of the Executors under the Last Will and Testament of Norman E. Alexander and shares with the other Executors the sole voting power with respect to the shares of Common Stock held by the Estate.

(b)	Includes certain shares of Common Stock held in the Company’s 401(k) Plan.

(c)	Includes shares of Class A Common Stock issuable upon the exercise, within sixty (60) days of the date of this proxy statement, of stock options held by: the Estate (35,000 shares); Dr. Weinstein (20,204 shares); Mr. Binder (3,333 shares); Mr. Dowling (3,334 shares); Mr. Ellis (4,000 shares) and Ms. Costello (1,000 shares); and by all executive officers as a group (65,870 shares) and excludes 1,166 shares of Class A Common Stock which may be obtained upon the exercise of stock options upon consummation of the Merger by Mr. Dowling.

(d)	Less than 1%.

(e)	Includes 1,317 shares of Class A Common Stock held by Ms. Binderman as trustee for her daughter u/i dtd May 29, 2003. Does not include 2,029,588 shares of Class A Common Stock beneficially owned by the Estate of Norman E. Alexander. Ms. Binderman is one of the Executors under the Last Will and Testament of Norman E. Alexander and shares with the other Executors the sole voting power with respect to the shares of Common Stock held by the Estate (which shares are included in the number of shares beneficially owned by Dr. Mark E. Alexander, as specified above).

(f)	Includes 1,209 shares of Class A Common Stock owned by Mrs. Fred R. Sullivan.

(g)	Includes 50,000 shares of Class A Common Stock that will vest upon consummation of the Merger.

(h)	Includes 2,011,159 shares of Class B Common Stock beneficially owned by the Estate of Norman E. Alexander. Dr. Mark E. Alexander is one of the Executors under the Last Will and Testament of Norman E. Alexander and shares with the other Executors the sole voting power with respect to the shares of Common Stock held by the Estate.

(i)	Includes unvested restricted shares of Class A Common Stock, which shares will be forfeited by such director upon consummation of the Merger, as follows: Mr. Barr (7,145 shares); Ms. Binderman (5,000 shares); Mr. LeFrak (7,346 shares); Mr. Sovern (5,244 shares); Mr. Sullivan (9,450 shares); and Mr. Weinberg (6,293 shares).

(j)	Includes 517 shares of Class B Common Stock held by Ms. Binderman as trustee for her daughter u/i dtd May 29, 2003. Does not include 2,011,159 shares of Class B Common Stock beneficially owned by the Estate of Norman E. Alexander. Ms. Binderman is one of the Executors under the Last Will and Testament of Norman E. Alexander and shares with the other Executors the sole voting power with respect to the shares of Common Stock held by the Estate (which shares are included in the number of shares beneficially owned by Dr. Mark E. Alexander, as specified above).

(k)	Includes 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

OTHER MATTERS

The Board of Directors of the Company does not know of any matters that will be presented for consideration at the Special Meeting of the stockholders of the Company other than those described herein. However, if any other matters properly are brought before the Special Meeting or any adjournment or postponement thereof and are voted upon, it is intended that the proxies will act in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the SEC. You may read and copy the Company’s filings at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the SEC’s public reference room. The Company’s filings with the SEC are also available to the public from its website at http://www.sec.gov.

By order of the Board of Directors,

New York, N.Y.
August 27, 2007

Exhibit A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

BLUE JAY ACQUISITION CORPORATION,

BLUE JAY MERGER CORPORATION

and

SEQUA CORPORATION

Dated as of July 8, 2007

i

ii

iii

AGREEMENT AND PLAN OF MERGER, dated as of July 8, 2007 (this “Agreement”), between BLUE JAY ACQUISITION CORPORATION, a Delaware corporation (“Parent”), BLUE JAY MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Co”), and SEQUA CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Co deem it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Merger Co with and into the Company, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the “Company Board”), recommended that this Agreement be adopted by the Company’s stockholders); and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent’s and Merger Co’s willingness to enter into this Agreement, the Company, Parent and Merger Co will enter into a voting agreement (the “Voting Agreement”) with certain holders of Shares (as defined herein) party thereto (collectively, the “Principal Stockholders”), pursuant to which, among other things, such Principal Stockholders will each agree to vote his, her or its Shares in favor of approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), upon the terms and subject to the conditions set forth in the Voting Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Co and the Company hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.01.  The Merger.  Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Co shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Co shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.02.  Closing.  Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the “Closing”) will take place at 11:00 a.m., New York time, on a date to be specified by Merger Co on no less than three business days’ notice to the Company, which date shall be a date no later than the last day of the Marketing Period, at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY, 10022-4834, unless another time, date and/or place is agreed to in writing by Parent and the Company (the date on which the Closing occurs, the “Closing Date”).

Section 1.03.  Effective Time.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties hereto shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Merger Co and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 1.04.  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

Section 1.05.  Certificate of Incorporation; Bylaws.  (a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by Law.

(b) At the Effective Time, the bylaws of Merger Co, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the certificate of incorporation of the Surviving Corporation, such bylaws and applicable Law.

Section 1.06.  Directors and Officers.  The directors of Merger Co immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.01.  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Co, the Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock.  Each share of (i) class A common stock, no par value, of the Company (the “Class A Common Stock”) and (ii) class B common stock, no par value, of the Company (the “Class B Common Stock” and together with the Class A Common Stock, the “Company Common Stock”; all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the “Shares”) issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.01(b), and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $175.00 in cash, without interest (the “Merger Consideration”), payable upon surrender in the manner provided in Section 2.02 of the certificate that formerly evidenced such Share.

(b) Cancellation of Treasury Stock and Parent and Merger Co-Owned Stock.  Each share of Company Common Stock and each share of preferred stock, par value $1.00 per share of the Company (the “Company Preferred Stock” and together with the Company Common Stock, the “Company Capital Stock”) held in the treasury of the Company and each share of Company Capital Stock owned by Parent or Merger Co immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto. Each share of Company Capital Stock owned by any direct or indirect subsidiary of the Company, Merger Co or Parent (other than Merger Co), if any, immediately prior to the Effective Time shall automatically be canceled without any conversion thereof.

(c) Capital Stock of Merger Co.  Each share of common stock, par value $.01 per share, of Merger Co issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Co common stock shall evidence ownership of such shares of the Surviving Corporation.

(d) Adjustments.  If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Shares, the Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02.  Exchange of Certificates.

(a) Paying Agent.  Prior to the Effective Time, the Company shall (i) appoint a bank or trust company reasonably acceptable to Parent (the “Paying Agent”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to Parent, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At the Closing and immediately following the Effective Time, the Surviving Corporation shall deposit with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided,

2

however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.

(b) Exchange Procedures.  As promptly as practicable after the Effective Time, the Company shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore the amount of cash that such holder has the right to receive in respect of the Shares formerly represented by such Certificate pursuant to Section 2.01(a), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c) No Further Rights.  From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as otherwise provided herein or by Law.

(d) Exchange Fund for Dissenting Shares.  Any portion of the Exchange Fund deposited with the Paying Agent pursuant to Section 2.02(a) to pay for Shares that become Dissenting Shares shall be delivered to the Surviving Corporation upon demand following the filing of a petition for appraisal of the Shares with the Delaware Court of Chancery; provided, however, that the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder’s rights to appraisal of such Shares under Section 262 of the DGCL (“Section 262”).

(e) Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) No Liability.  None of the Paying Agent, Parent, Merger Co or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Withholding Rights.  Each of the Paying Agent, the Surviving Corporation and Merger Co shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder

3

of Shares such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws and pay such withholding amount over to the appropriate taxing authority. To the extent that amounts are so properly withheld by the Paying Agent, the Surviving Corporation or Merger Co, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Merger Co, as the case may be.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

Section 2.03.  Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Merger Co for any reason shall be cancelled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

Section 2.04.  Options.  Except as separately agreed in writing prior to the Effective Time by Parent and the holder of any option to purchase shares of Company Common Stock (each a “Company Stock Option”) granted under any plan arrangement or agreement (the “Company Stock Option Plans”), each Company Stock Option which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the Parent, Merger Co, the Company or the holder thereof, be converted into and shall become a right to receive an amount in cash, without interest, with respect to each share subject thereto, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option (such amount being hereinafter referred to as the “Option Merger Consideration”) and each Company Stock Option shall be canceled at the Effective Time. The payment of the Option Merger Consideration to the holder of a Company Stock Option shall be reduced by any income or employment tax withholding required under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock Option. The Company agrees to take any and all actions necessary (including any action reasonably requested by Parent) to effectuate immediately prior to the Effective Time the cancellation of all Company Stock Options that are eligible for the Option Merger Consideration pursuant to this Section 2.04.

Section 2.05.  Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands the appraisal for such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder’s Dissenting Shares in accordance with the provisions of Section 262; provided, however, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with Section 262, or lost such stockholder’s rights to appraisal of such Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such Shares in the manner provided in Section 2.02(b).

(b) The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to

4

demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Contemporaneously with the execution and delivery with this Agreement by the Company, the Company is delivering to Parent and Merger Co the company schedules (the “Company Schedules”). The disclosure included in any section or subsection of the Company Schedules shall qualify the corresponding section or subsection of the representations and warranties of the Company set forth in this Article III, whether or not reference is made to the Company Schedules in such section or subsection of this Article III, and each other section and subsection of the representations and warranties of the Company set forth in this Article III to the extent that such disclosure is made with such specificity that it is reasonably apparent solely from the face of such disclosure that such disclosure would qualify the representation and warranty in such other section or subsection. The disclosure of any matter in the Company’s annual report filed on Form 10-K for the year ended December 31, 2006, the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007, the Company’s definitive proxy statement with respect to its annual meeting held May 3, 2007 and each current report on Form 8-K filed by the Company with the SEC after March 16, 2007 (in each case to the extent such form, report, statement, exhibit or schedule is publicly available on EDGAR as of the date hereof), shall be deemed to qualify any section or subsection of the representations and warranties of the Company set forth in Article III to the extent that it is reasonably apparent solely from the face of such disclosure that it would qualify such section or subsection. Nothing in the Company Schedules is intended to broaden the scope of any representation, warranty or covenant of the Company contained in this Agreement. The inclusion of any information in the Company Schedules shall not be deemed to be an admission or an acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Company or has resulted in or would result in a Company Material Adverse Effect. The Company hereby represents and warrants to each of Parent and Merger Co as follows:

Section 3.01.  Organization and Qualification.

(a) Each of the Company and each subsidiary of the Company (each, a “Subsidiary”) is a corporation, limited company, limited partnership, limited liability company or other business entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, limited company, partnership, limited liability company, or other business entity (as the case may be) power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing does not have, or would not reasonably be likely to have, a Company Material Adverse Effect.

Section 3.02.  Certificate of Incorporation and Bylaws.  The Company has made available to Parent a complete and correct copy of the certificate of incorporation and the bylaws (or similar organizational documents), each as amended to date, of the Company and each Subsidiary that is not a Wholly-Owned Subsidiary. Such certificates of incorporation and bylaws (or similar organizational documents) are in full force and effect.

Section 3.03.  Capitalization.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Class A Common Stock, (ii) 15,000,000 shares of Class B Common Stock, and (iii) 1,825,000 shares of Company Preferred Stock.

(b) As of June 30, 2007 (the “Capitalization Date”), (i) 8,152,609 shares of Class A Common Stock were issued and outstanding (excluding shares of Class A Common Stock held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 19,199 shares of Class A Common Stock were held in the treasury of the Company,

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(iii) 3,679,123 shares of Class A Common Stock were reserved for issuance upon conversion of shares of Class B Common Stock, and (iv) no shares of Class A Common Stock were held by the Subsidiaries.

(c) As of the Capitalization Date, (i) 3,281,840 shares of Class B Common Stock were issued and outstanding (excluding shares of Class B Common Stock held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 397,283 shares of Class B Common Stock were held in the treasury of the Company, (iii) no shares of Class B Common Stock were reserved for future issuance, and (iv) no shares of Class B Common Stock were held by the Subsidiaries.

(d) As of the Capitalization Date, no shares of Company Preferred Stock were issued and outstanding or reserved for future issuance (although 3,300 shares of Preferred Stock have not yet been presented for cancellation).

(e) With respect to each of the Company Stock Plans (as defined herein), as of the Capitalization Date, no shares of Class A Common Stock were reserved for future issuance in connection with the Amended and Restated 1998 Key Employees Stock Option Plan, 54,775 shares of Class A Common Stock were reserved for future issuance in connection with the 2003 Directors’ Stock Award Plan, 39,843 shares of Class A Common Stock were reserved for future issuance in connection with the Amended and Restated Six Sigma Restricted Stock Plan and 685,000 shares of Class Stock were reserved for future issuance in connection with the 2007 Long-Term Stock Incentive Plan, each as amended as of the date hereof (each of the aforementioned plans are collectively referred to as the “Company Stock Plans”).

(f) Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of shares of Class A Common Stock pursuant to the exercise of Company Stock Options outstanding as of the Capitalization Date and set forth in Section 3.03(g) of the Company Schedules, there has been no change in the number of shares of outstanding or reserved Company Capital Stock or the number of outstanding Company Stock Options.

(g) Section 3.03(g) of the Company Schedules sets forth, as of the Capitalization Date, the name of the record holder of each option granted, each share of restricted stock awarded and such other right to purchase, sell, otherwise dispose of or receive shares of Company Capital Stock granted or awarded under the Company Stock Plans, the type or class of Company Capital Stock, the grant date, the expiration date, the vesting date and the exercise price of each such Company Stock Option or right (including whether the exercise price was less than the fair market value of the underlying Shares on the date of grant) and the number of Shares issued or issuable under each Company Stock Option, restricted stock award or other right.

(h) Except as set forth in Section 3.03(a) and except for the rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of October 30, 2000 as amended on or prior to the date hereof (the “Rights Agreement”), between the Company and The Bank of New York, as rights agent, in respect of which no Distribution Date (as defined in the Rights Agreement) has occurred, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock or equity interests of the Company or obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company, (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or equity interests of the Company, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in the Company or other similar rights. All shares of Company Common Stock subject to issuance as set forth in Section 3.03(a) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations or rights of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company or to vote or to dispose of any shares of capital stock or equity interests of the Company. The Company is not a party to any stockholders’ agreement, voting trust agreement (other than the Voting Agreement) or registration rights agreement relating to any equity securities or equity interests of the Company or any other Contract relating to disposition, voting or dividends with respect to any equity securities or equity interests of the Company. There are no declared but unpaid dividends or other distributions in respect of any equity securities or equity interest of the Company and since January 1, 2007 no such dividends have been declared or paid. All of the shares of Company Capital Stock that are issued and outstanding as of the date hereof and all of

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the Company Stock Options have been properly approved by the Board and have been issued by the Company in compliance with applicable Laws, including applicable federal securities Laws. There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the holders of Company Capital Stock may vote.

(i) The Company Schedules set forth (i) a true and correct list of all Subsidiaries of the Company and the jurisdiction of incorporation or organization of each such Subsidiary and (ii) with respect to each such Subsidiary that is not a Wholly-Owned Subsidiary, the percentage of capital stock or other equity securities of such Subsidiary that are owned by the Company or a Subsidiary as of the date hereof and the name of each other record and, to the knowledge of the Company, beneficial holder of the capital stock or other equity securities of such Subsidiary and the percentage of such capital stock or other equity securities held by such holder. Each outstanding share of capital stock (or other equity security) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or other equity security is owned by the Company, by one or more wholly-owned Subsidiaries of the Company, or by the Company and one or more wholly-owned Subsidiaries of the Company, free and clear of all options, rights of first refusal, agreements, limitations on the Company’s or any Subsidiary’s voting, dividend or transfer rights, and Liens (other than Permitted Liens) of any nature whatsoever. Except for such capital stock or other equity securities as are held by the Company or its Subsidiaries, there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock or other equity securities of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, other equity securities in or debt securities of, any Subsidiary, (ii) securities of any Subsidiary or securities convertible, exchangeable or exercisable for shares of capital stock or other equity securities of any Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in any Subsidiary or other similar rights. Neither the Company, nor any of its Subsidiaries, is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any capital stock or other equity securities of any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any capital stock or other equity securities of any Subsidiary. All of the capital stock and other equity securities of each Subsidiary that are issued and outstanding as of the date hereof have been issued in compliance with applicable Laws, including applicable federal securities Laws.

(j) Section 3.03(j) of the Company Schedules lists any and all Persons of which the Company or any Subsidiary directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the “Investments”). There are no outstanding contractual obligations of the Company or any Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the Investments or requiring the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any Investment.

Section 3.04.  Authority Relative to This Agreement.  The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than the adoption of this Agreement by the affirmative vote of the holders of the then-outstanding shares of Company Common Stock entitled to vote thereon having a majority of the voting power of all the outstanding Shares and the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Co, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

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Section 3.05.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the transactions contemplated by this Agreement will not, (i) conflict with, violate or result in a breach of the certificate of incorporation or bylaws of the Company (or similar organizational documents of any Subsidiary that is not a Wholly-Owned Subsidiary), (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order (“Law”) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent, or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a “Contract”) to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which do not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for such consents, approvals, authorizations, permits, filings or notifications arising under (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”), (iv) any filings required by, and any approvals required under, the rules and regulations of the New York Stock Exchange, (v) the filing of appropriate merger documents as required by the DGCL, (vi) such consents, approvals, authorizations, permits, filings or notifications as are set forth in Section 3.05(b) of the Company Schedules, and (vii) such consents, approvals, authorizations, permits, filings or notifications, the failure of which to obtain or make as do not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

Section 3.06.  Permits; Compliance.

(a) The Company and the Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and the Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits does not have, or would not be reasonably likely to have, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect does not have, or would not be reasonably likely to have, a Company Material Adverse Effect. No suspension, revocation, termination or cancellation of any of the Company Permits is pending or threatened, except where such suspension, revocation, termination or cancellation does not have, or would not be reasonably likely to have, a Company Material Adverse Effect.

(b) The Company has made all certifications and statements required by the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to the Company’s filings pursuant to the Exchange Act. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized

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and reported, within the time periods specified in the SEC’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

(c) The Company has disclosed, based on its management’s most recent evaluation of the Company’s internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board and, to the extent required to be disclosed therein, in its reports under the Exchange Act (i) any identified significant deficiencies and material weaknesses (as such terms are defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2) and (ii) any fraud known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has made available to Parent prior to the date hereof any such written disclosure.

(d) To the knowledge of the Company, the Company has not received any complaint, allegation, assertion or claim in writing regarding the accounting practices, procedures, methodologies or methods of the Company or its internal control over financial reporting. To the knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to continue to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when next due.

(e) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, within the past five years, committed any knowing or willful violation of U.S. Laws governing international business activities, including export control laws, trade and economic sanctions, or the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”). To the knowledge of the Company, neither the Company nor any of its Subsidiaries is currently, or has been within the past five years, the target of any inquiry, investigation, settlement, plea agreement or enforcement action by a U.S. Governmental Authority involving an alleged or suspected violation of U.S. Laws governing international business activities, including export control laws, trade and economic sanctions, or the Foreign Corrupt Practices Act.

Section 3.07.  SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed all forms, reports, statements, exhibits, schedules, certifications and other documents required to be filed by it with the SEC since January 1, 2004 (collectively, the “SEC Reports”). The SEC Reports (including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the requirements of Form 10-Q promulgated by the SEC and the requirements of Regulation S-X promulgated by the SEC (“Regulation S-X”) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments as permitted by the requirements of Form 10-Q and Regulation S-X).

(c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2006, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to the knowledge of the Company, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and

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obligations (x) incurred in the ordinary course of business and in a manner consistent with past practice since December 31, 2006, (y) that are disclosed in the Company Schedules, or (z) that do not have, or would not reasonably be likely to have, a Company Material Adverse Effect. As of May 31, 2007, (i) the aggregate amount of all Funded Debt of the Company and its Subsidiaries (as determined in a manner consistent with the Company’s financial statements included in the Company’s most recent quarterly report on Form 10-Q) is set forth in the Company Schedules and (ii) the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries (as determined in a manner consistent with the Company’s financial statements included in the Company’s most recent quarterly report on Form 10-Q) is set forth in the Company Schedules. As used herein, “Funded Debt” is debt of the Company and its subsidiaries as described in (i), (ii) and (iii) of the definition of Indebtedness.

(d) Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any material “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC (“Regulation S-K”)).

Section 3.08.  Affiliate Transactions.  Except as set forth in the SEC Reports, there are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of its Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K (other than the Voting Agreement).

Section 3.09.  Absence of Certain Changes or Events.  Since December 31, 2006, there has not occurred any Company Material Adverse Effect, or to the knowledge of the Company any event, circumstance, development, change or effect that would reasonably be likely to have a Company Material Adverse Effect. Since December 31, 2006, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice and (b) neither the Company nor any Subsidiary has taken any action or agreed to take any action that would be prohibited by clauses (a) through (r) of Section 5.01 if taken after the date hereof.

Section 3.10.  Absence of Litigation.  There is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an “Action”) pending or, to the knowledge of the Company, threatened in writing, against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, or, to the knowledge of the Company, any officer, director or employee of the Company or any of its Subsidiaries, before any Governmental Authority or arbitrator except for any Action as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, except as does not have, nor would reasonably be likely to have, individually, a Company Material Adverse Effect.

Section 3.11.  Employee Benefit Plans.

(a) The term “Plans” shall mean collectively, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject thereto)), and all bonus, stock option, stock purchase, restricted stock, equity, stock appreciation, profit sharing, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, supplemental unemployment, workers’ compensation, layoff, salary continuation, health, life, disability, accident, vacation or other benefit plans, programs or arrangements, and (ii) all employment, termination, change in control, severance or other contracts, agreements or commitments, in each case, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has or may reasonably be expected to have any liability or obligation or which are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary, except any such plans, programs, contracts, agreements and commitments mandated by Law. Section 3.11(a) of the Company Schedules lists all material Plans, including any employment agreement that provides for post-termination payments in excess of three (3) months of base salary or a notice period upon termination in excess of three (3) months and any change in control plans, programs or agreements. The Company has made available to Parent and Merger Co a true and complete copy (where applicable) of (i) each material Plan (or, where a material Plan has not been reduced to writing, a summary of all material terms of such Plan), (ii) each trust or funding arrangement in

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effect in connection with each such Plan, (iii) the three most recently filed annual reports on Internal Revenue Service (“IRS”) Form 5500 and the three most recent discrimination tests for each Plan, (iv) the most recent determination letter issued by the Internal Revenue Service for each Plan, (v) the most recently prepared actuarial report and financial statement in connection with each Plan and (vi) the most recent summary plan description and any summaries of material modification for each Plan and (vii) any employee handbooks.

(b) Section 3.11(b) of the Company Schedules list each (i) pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA (each a “Pension Plan”); and (ii) multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of other applicable Law) (each, a “Multiemployer Plan”); in each case which the Company or any Subsidiary or any other Person or entity that, together with the Company or any Subsidiary, is or was treated as a single employer under Section 414(b) or (c) of the Code (each, together with the Company and any Subsidiary, an “ERISA Affiliate”) has at any time within the past six years contributed to, sponsored or maintained. None of the Company, any Subsidiary or any ERISA Affiliates has withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. No Plan exists that would reasonably be expected to result in the payment to any present or former employee, director or consultant of the Company or any Subsidiary of any money or other property, result in the forgiveness of Indebtedness or accelerate or provide any other rights or benefits (including, without limitation, the acceleration of the accrual or vesting of any benefits under any Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement or the right to receive any transaction bonus, enhanced benefit, or other similar payment) to any current or former employee, director or consultant of the Company or any Subsidiary (each, a “Change in Control Agreement”) as a result of the consummation of the Merger or any other transaction contemplated by this Agreement (whether alone or in connection with any other event). No payment or other benefit that has been or may be made to any Current or former employee or consultant of the Company or any Subsidiary under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan or arrangement with the Company or any Subsidiary would reasonably be expected to result in an “excess parachute payment” as such term is defined in Section 280G of the Code. There are no contracts or arrangements that provide for a tax gross-up payment to any employee of the Company or any of its Subsidiaries to cover any liability for tax under Section 4999 of the Code.

(c) Except as does not have, or would not be reasonably likely to have, a Company Material Adverse Effect: (i) with respect to each Pension Plan, the fair market value of the assets of such plan divided by its projected benefit obligation, computed as of December 31, 2006, using the actuarial assumptions and methods used by the actuary to the Plan in its most recent actuarial valuation of such plan, is no less than ninety (90) per cent , (ii) no “accumulated funding deficiency” (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan for any plan year, whether or not waived, (iii) neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, (iv) there has been no “reportable event” (as defined in Section 4043(c) of ERISA and the regulations promulgated by the Pension benefit Guaranty Corporation (“PBGC”) under such Section) with respect to any Pension Plan as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of that event, (v) no filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan, (vi) to the knowledge of the Company, no condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC, (vii) neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of the Company or any ERISA Affiliate (viii) all contributions required to be made by the Company and any ERISA Affiliate to each Multiemployer Plan have been made when due, and (ix) if, as of the Closing Date, the Company (and all ERISA Affiliates) were to withdraw from all Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

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(d) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Plan is so qualified, and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to result in the revocation of such letter.

(e) (i) Each Plan (and each related trust, insurance Contract or fund) has been established, maintained and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, and (ii) no Plan provides post-termination or retiree benefits, and neither the Company nor any Subsidiary has any obligation to provide any post-termination or retiree benefits other than for health care continuation as required by Section 4980B of the Code or any similar statute. Except as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, all obligations to be performed at or prior to the Closing Date with respect to each Plan (including, without limitation, those with respect to the making or payment of contributions or premiums, as applicable) have been or will have been performed in accordance with the relevant terms of each Plan and all applicable Law, and no taxes are owing or eligible under any Plan.

(f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, except for those that do not have, or would not reasonably be likely to have, a Company Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened, except for those that do not have, or would not reasonably be likely to have, a Company Material Adverse Effect.

(g) To the knowledge of the Company, each Employee Plan that is subject to Section 409A of the Code has been administered, in all material respects, in good faith compliance with Section 409A of the Code, except for any failure that does not have, or would not reasonably be likely to have, a Company Material Adverse Effect.

(h) Without limiting the representations set forth in Section 3.11(a) through (g), with respect to each Plan that is not subject to United States Law (a “Foreign Benefit Plan”), except as do not have, or would not reasonably be likely to have, a Company Material Adverse Effect: (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used and consistent with applicable Law to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets, reserve or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.12.  Labor and Employment Matters.  Except for bargaining arrangements imposed by applicable foreign Law, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union agreements applicable to Persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any such employees represented by a works council or a labor organization or activities or proceedings of any labor union to organize any such employees. Except as do not have, or would not reasonably be likely to have, a Company Material Adverse Effect, no work stoppage, slowdown, labor strike, lock-out, representation question, arbitration proceeding, grievance or other labor dispute against the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened, and no such events have occurred within the two-year period prior to the date of this Agreement. Except as do not have, or would not reasonably be likely to have, a Company Material Adverse Effect, the Company and its Subsidiaries (a) have no direct or indirect liability with respect to any misclassification of any Persons as an independent contractor rather than as an employee and (b) are in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to their employees.

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Section 3.13.  Real Property.  The Company or one of its Subsidiaries has (a) good and marketable fee simple title to all real property owned by the Company or any Subsidiary (the “Owned Properties”) free and clear of any Liens (other than Permitted Liens) and (b) a valid leasehold interest in, and enjoys peaceful and undisturbed possession of all real property leased or subleased by the Company or any Subsidiary other than commercial office space involving annual rental payments of less than $50,000 per year (the “Leased Properties” and collectively with the Owned Properties, the “Real Property”).

Section 3.14.  Intellectual Property.

(a) Except as do not have, or would not reasonably be likely to have, a Company Material Adverse Effect, to the knowledge of the Company (i) the Company and its Subsidiaries own or have the valid right to use all the Intellectual Property (as defined below) that is used in, and all the Intellectual Property that is necessary for, the conduct of the business of the Company and the Subsidiaries, and (ii) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate, dilute, or otherwise violate (“Infringe”) any Intellectual Property rights of any third party. As of the date hereof no claim or demand is pending or, to the knowledge of the Company, threatened that the Company or any Subsidiary is Infringing upon or may Infringe upon, or that the conduct of the business of the Company or any Subsidiary Infringes upon or may Infringe upon, the Intellectual Property rights of any third party (including any demand that the Company or a Subsidiary must license or refrain from using any Intellectual Property of a third party) and at no time since January 1, 2005 has any such claim been asserted that has not been finally resolved (x) by a determination by a Governmental Authority that the Company or such Subsidiary has not been infringing, or (y) through the entry into a license agreement with such third party granting to the Company or its Subsidiaries a license to use such Intellectual Property.

(b) Section 3.14(b) of the Company Schedules sets forth a true and complete list of all material (i) registered trademarks, service marks, trade dress, and domain names, and applications to register the foregoing, (ii) copyright registrations and applications, and (iii) patents and patent applications, in each case which are currently owned by the Company and its Subsidiaries (collectively, “Scheduled Intellectual Property”). Except as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, each item of Scheduled Intellectual Property has been duly registered or applied for with the U.S. Patent and Trademark Office or such other applicable Governmental Authority that maintains the applicable registry with respect to such Scheduled Intellectual Property. Except as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, all prosecution, maintenance, renewal and other similar fees for the Scheduled Intellectual Property have been properly paid and are current, and all registrations and filings thereof remain in full force and effect. There are no actual or, to the knowledge of the Company, threatened opposition proceedings, reexamination proceedings, cancellation proceedings, interference proceedings or other similar actions challenging the validity, existence, ownership, registration or use of any portion of the Scheduled Intellectual Property. None of the Scheduled Intellectual Property has been previously adjudged to be invalid or unenforceable in whole or in part.

(c) Except as do not have, or would not reasonably be likely to have, a Company Material Adverse Effect, with respect to the Scheduled Intellectual Property, and with respect to all other Intellectual Property rights that are owned by the Company or any of its Subsidiaries (except for portions thereof that consist of embedded third-party products licensed from others) which are either embodied in products of the Company or any of its Subsidiaries or are otherwise material to the business of the Company and its Subsidiaries, taken as a whole (collectively, “Owned Intellectual Property”), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to make, use, offer for sale, sell, import, license and transfer products made in accordance with the Owned Intellectual Property and otherwise to exploit such Owned Intellectual Property in the continued operation of its respective business consistent with past practice. To the knowledge of the Company, no Person is currently engaged in any activity that has Infringed upon the Owned Intellectual Property. Neither the Company nor any Subsidiary has exclusively licensed any Owned Intellectual Property to any Person.

(d) Other than in the ordinary course of business of the Company and the Subsidiaries and except as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, to the knowledge of the Company, the Company and its Subsidiaries use the Intellectual Property of third parties only pursuant to valid, effective written license agreements (collectively, the “Third Party Licenses”) that will allow the continued operation of the Company’s business consistent with past practice.

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(e) Except as does not have, or would not reasonably be likely to have, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions to protect, preserve and maintain the Owned Intellectual Property and to maintain the confidentiality and secrecy of and restrict the improper use of confidential information, trade secrets and proprietary information under applicable Law. To the knowledge of the Company, there is no pending claim of unauthorized disclosure of any material confidential information, trade secrets or proprietary information of the Company or any Subsidiary.

(f) For purposes of this Agreement, “Intellectual Property” means the following and all rights pertaining thereto: (i) inventions (whether patentable or not), improvements thereto, and patents, patent applications, provisional patent applications, patent disclosures and statutory invention registrations (including all utility models and other patent rights under the Laws of all countries), (ii) trademarks, service marks, trade dress, distinguishing guises, logos, trade names, service names, corporate names, domain names and other brand identifiers, and registrations and applications for registration thereof, (iii) copyrights, proprietary designs, Computer Software (as defined below), mask works, databases, and registrations and applications for registration thereof, (iv) confidential and proprietary information, trade secrets, know-how and show-how, and (v) all similar rights, however denominated, throughout the world.

Section 3.15.  Taxes.

(a) (i) The Company and the Subsidiaries have timely filed or caused to be filed or will timely file or cause to be filed (taking into account any extension of time to file granted or obtained) all material Tax Returns required to be filed by them, and any such filed Tax Returns are or will be, as the case may be, true, correct and complete in all material respects at the time of filing, (ii) the Company and the Subsidiaries have timely paid or will timely pay any material Taxes due and payable except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, (iii) without taking into account any transactions contemplated by this Agreement and based upon activities to date, adequate reserves in accordance with GAAP have been established by the Company and the Subsidiaries for all Taxes not yet due and payable in respect of taxable periods or portions thereof ending on or prior to the date hereof and (iv) all material amounts of Tax required to be withheld by the Company and its Subsidiaries have been or will be timely withheld and paid over to the appropriate Tax authority.

(b) No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any Subsidiary (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies that have been satisfied by payment, settled or been withdrawn or are being contested in good faith and are Taxes for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. There are no liens for a material amount of any Taxes, other than liens for current Taxes and assessments not yet past due or that are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP, on the assets of the Company or any Subsidiary.

(c) There are no (i) pending, or, to the knowledge of the Company, threatened audits, examinations, investigations, assessments or other proceedings by the U.S. Internal Revenue Service or (ii) pending, or to the knowledge of the Company, threatened, audits, examinations, investigations or other proceedings that have resulted in, or would reasonably be expected to result in, any notice, demand, assessment or other assertion in writing by any Governmental Authority other than the U.S. Internal Revenue Service that the Company or any of its Subsidiaries owes any Taxes, in excess of $1,000,000 individually or $5,000,000 in the aggregate in respect of any period or portion thereof ending on or prior to the Closing Date Neither the Company nor any Subsidiary has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to an assessment or deficiency for a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(d) Neither the Company nor any Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation after May 31, 2007 (other than agreements among the Company and its Subsidiaries).

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(e) Neither the Company nor any of its Subsidiaries is required to make any disclosure to the Internal Revenue Service with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

(f) Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor, by contract or otherwise.

(g) Neither the Company nor any Subsidiary has distributed the stock of another company in a transaction that was purported or intended to be governed by section 355 or section 361 of the Code.

(h) As of December 31, 2006, the Company had net operating loss carryforwards of approximately $116 million for U.S. federal income tax purposes, a cumulative total in various foreign jurisdictions of approximately $47 million for non-U.S. income tax purposes, and various amounts in multiple jurisdictions for U.S. state income tax purposes (the “NOL Carryforwards”). Except as may result from the transactions contemplated by this Agreement, none of the NOL Carryforwards is currently subject to limitation under applicable Law.

Section 3.16.  Environmental Matters.  To the knowledge of the Company, (i) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws in all material respects, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries is in material violation of, or has any material liability under, any Environmental Law that remains unresolved, (ii) each of the Company and its Subsidiaries validly possesses and is in substantial compliance with all material permits, approvals and licenses required under Environmental Laws to conduct its business as presently conducted, (iii) there are no material Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) there is and has been no material Release of Materials of Environmental Concern that currently requires a response action under applicable Environmental Law at, on, under or from any of the properties currently owned, leased or operated by the Company or any of the Subsidiaries or, during the period of the Company’s or the Subsidiaries’ ownership, lease or operation thereof, formerly owned, leased or operated by the Company or any of the Subsidiaries (v) there has been no offsite disposal of Materials of Environmental Concern that has resulted, or would reasonably be expected to result in a material Environmental Claim against the Company or any of its Subsidiaries other than Environmental Claims that have been resolved to the satisfaction of the applicable Governmental Authority prior to the date hereof, (vi) neither the Company nor any of its Subsidiaries, nor any current or prior affiliate or successor of the Company or any of its Subsidiaries, has ever (a) been engaged in the business of waste disposal or waste treatment (but excluding the disposal of waste generated in connection with manufacturing or processing of products in the ordinary course of business by such Person) or (b) manufactured, nor to the knowledge of the Company distributed products that contain asbestos, and, (vii) there are no pending claims against the Company or any of its Subsidiaries by any third party alleging that the Company or any of its Subsidiaries are obligated to indemnify such third party under any agreement with such third party for liabilities arising under any Environmental Law, nor, to the knowledge of the Company, are there any facts or conditions that would be reasonably likely to give rise to any such claims. The Company has provided or made available to Parent with true and correct copies of all (x) environmental assessments and reports, including all Phase 1 and Phase 2 reports, in its possession or control concerning any properties currently or formerly owned, operated or leased by Company or any of its Subsidiaries, as well as any other property for which the Company or any of its Subsidiaries retains actual or potential liability arising under Environmental Law, and (y) to the extent requiring continuing material obligations or payments by the Company or any of its Subsidiaries, complaints, orders, settlement agreements, and consent decrees relating to Environmental Claims asserted against the Company or any of its Subsidiaries.

Section 3.17.  Specified Contracts.  (a) (i) Each Specified Contract is in all material respects a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, (ii) to the knowledge of the Company, each Specified Contract is in all material respects a legal, valid and binding obligation of the

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counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium, or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity, (iii) neither the Company nor any of its Subsidiaries is and, to the Company’s knowledge, no counterparty is, in material breach or violation of, or in material default under, any Specified Contract, (iv) none of the Company or any of the Subsidiaries has received any claim of material default under any Specified Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Specified Contract and (v) to the Company’s knowledge, no event has occurred or condition exists which would result in or constitute a material breach, violation or default of, or a basis for force majeure under, any Specified Contract (in each case, with or without notice or lapse of time or both).

(b) For purposes of this Agreement, the term “Specified Contract” means any of the following Contracts (together with all exhibits and schedules thereto) to which the Company or any Subsidiary is a party:

(i) any limited liability company agreements, partnership agreement, joint venture or other similar agreements or arrangements (other than any limited liability agreement or partnership agreement with respect to any limited liability company or partnership that is a Wholly-Owned Subsidiary);

(ii) any Contract or Contracts relating to or evidencing Indebtedness in excess of $1,000,000 individually or $5,000,000 in the aggregate;

(iii) any Contract filed or required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K, other than Plans disclosed in Section 3.11(a) of the Company Schedules;

(iv) any material Contract that purports to limit the right of the Company or the Subsidiaries or any Affiliate of the Company (A) to engage or compete in any line of business or (B) to compete with any Person or operate in any location, excluding, in each case, any limitations on the “field of use” (or similar provision) set forth in any license agreement to which the Company or any Subsidiary is a Party;

(v) that grants any exclusive rights, rights of first refusal, rights of first negotiation, call or put rights or other similar rights to any Person with respect to the sale of any business or Subsidiary of the Company

(vi) any Contract, of the type specified in Section 5.01(o);

(vii) any Contract (i) entered into after January 1, 2003, or not yet consummated, for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $5,000,000 individually, or $10,000,000 in the aggregate or (ii) for any disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person, pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other similar contingent payment obligations (but excluding indemnification obligations with respect to any retained liabilities);

(viii) any Contract with any customer of the Company or any Subsidiary pursuant to which the Company and its Subsidiaries reasonably expect to receive aggregate payments in excess of $20,000,000 in any calendar year (a “Customer Agreement”);

(ix) any Contract with any supplier of the Company or any Subsidiary pursuant to which the Company and its Subsidiaries reasonably expect to make aggregate payments in excess of $5,000,000 in any calendar year (a “Supplier Agreement”);

(x) each Contract requiring capital expenditures after the date of this Agreement in an amount in excess of the amount set forth in the 2007 Operating Budget; and;

(xi) Each material Third Party License.

A true and complete list of the Specified Contracts referred to in subsections (i) through (xi) above as of the date hereof is set forth in Section 3.17(b) of the Company Schedules, except for Specified Contracts filed prior to the date hereof as exhibits to SEC Reports. The Company has made available to Parent true and correct copies of each

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Specified Contract. Neither the Company nor any Subsidiary has been notified in writing by any party to any Customer Agreement or any Supplier Agreement that such party intends to terminate such Customer Agreement or Supplier Agreement, as the case may be, or fail to renew such Customer Agreement or Supplier Agreement, as the case may be, at the end of its current term. To the knowledge of the Company, neither the Company nor any Subsidiary has received any written or oral communication from any party to any Customer Agreement expressing a clear intent (unrelated to price negotiations between such party and the Company or such Subsidiary) to terminate or fail to renew such Customer Agreement at the end of its current term.

Section 3.18.  Insurance.  Section 3.18 of the Company Schedules sets forth a complete and correct list of all material current insurance policies for which the Company or any Subsidiary has made any premium payments. With respect to each such insurance policy, except as does not have or would not reasonably be likely to have, a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) no notice of cancellation or termination has been received by the Company or its Subsidiaries other than in connection with ordinary renewals.

Section 3.19.  FAA Matters.

(a) The Company and its Subsidiaries hold all material licenses, permits, supplemental type certificates, DERs, exemptions, waivers or similar authorizations issued by the Federal Aviation Administration, the European Aviation Safety Agency or any similar Governmental Authority (collectively, the “FAA Permits”) which are necessary for the operation and ownership of the business of the Company and its Subsidiaries as currently conducted. Each FAA Permit is valid and in full force and effect and the Company is not in material breach or material default of the terms, conditions or requirements (nor with the giving of notice or lapse of time or both, would the Company be in breach or default) under any such FAA permit in any material respect and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, suspend, withdraw, terminate, limit or modify any such FAA Permit.

(b) Since January 1, 2005, no aircraft engine parts or components manufactured or repaired by the Company or any of its Subsidiaries have had an in-flight failure or caused or, to the knowledge of the Company, been alleged or suspected of having caused an in-flight failure or engine shut down. Neither the Company, nor to the knowledge of the Company, any other Person has made any notification, disclosure or report or taken any similar action to notify the Federal Aviation Administration, the U.S. Department of Transportation, the European Aviation Safety Agency or any similar Governmental Authority with respect to any in-flight failure, engine shut down or other material safety issue with respect to any aircraft engine parts or components manufactured or repaired by the Company or any of its Subsidiaries.

Section 3.20.  Business Relationships.  To the knowledge of the Company, neither the Company nor any of its Subsidiaries has a customer or supplier relationship with, or is a party to any Contract with any person or entity that is (i) on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of specially designated nationals and blocked persons, (ii) owned or controlled or acting on be behalf of a person or entity on the SDN List; (iii) otherwise the target of economic sanctions administered by OFAC; or (iv) owned or controlled by, or acting on behalf of, a person or entity that is otherwise the target of economic sanctions administered by OFAC, in each case to the extent prohibited by Law.

Section 3.21.  Absence of Certain Business Practices.  Since January 1, 2005, neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, employees or agents or any other Person authorized to act, and acting, on behalf of the Company or its Subsidiaries has, directly or indirectly, used any corporate funds or, to the knowledge of the Company, any personal funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to domestic government officials or employees, or to domestic political parties or campaigns, from corporate funds or violated any provision of the Foreign Corrupt Practices Act.

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Section 3.22.  Board Approval; Vote Required.

(a) The Company Board and the Transaction Committee of the Board of Directors (the “Transaction Committee”), by resolutions duly adopted at a meeting duly called and held, which resolutions, subject to Section 6.04, have not been subsequently rescinded, modified or withdrawn in any way, has by unanimous vote of those directors present duly (i) determined that this Agreement, the Voting Agreement, the Merger and the transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Voting Agreement, the Merger and the transactions contemplated by this Agreement and declared their advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting. The approval of this Agreement and the Voting Agreement by the Company Board and the Transaction Committee constitutes approval of this Agreement, the Voting Agreement and the Merger for purposes of Section 203 of the DGCL (“Section 203”) and represents the only action necessary to ensure that the restrictions of Section 203 do not apply to the execution and delivery of this Agreement, the Voting Agreement or the consummation of the Merger and the transactions contemplated by this Agreement. No “fair price,” “moratorium,” “control share acquisition,” or other similar anti-takeover statute or regulation enacted under state or federal Laws in the United States (with the exception of Section 203) applicable to the Company is applicable to the transactions contemplated by this Agreement.

(b) The only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement is the affirmative vote of the holders of Shares representing a majority of the voting power of the outstanding Shares in favor of the adoption of this Agreement (the “Stockholder Approval”).

Section 3.23.  Rights Agreement.  The Company has amended, and the Company and the Company Board have taken all necessary action to amend, the Rights Agreement to render the Rights issued pursuant to the Rights Agreement inapplicable to the execution and delivery of this Agreement or the consummation of the Merger and to ensure that none of the execution or delivery of this Agreement or the consummation of the Merger will result in (a) the occurrence of an event described in Section 3(a)(i) or 3(a)(ii) of the Rights Agreement, (b) a Distribution Date or (c) the Rights becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing the Shares. No Distribution Date has occurred, and the Rights have not become evidenced by, or transferable pursuant to, certificates separate from the certificates representing the Shares. The Company and the Company Board have taken all actions necessary to ensure that the Rights shall expire immediately after the Effective Time, without the payment of any money or other consideration. A true and correct copy of such amendment to the Rights Plan and the action of the Company Board approving such amendment has been provided to Parent on or prior to the date hereof, and such amendment remains in full force and effect.

Section 3.24.  Opinions of Financial Advisors.  The Company has received the opinion of Evercore Group L.L.C., to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Shares (other than Dissenting Shares and shares to be canceled or otherwise converted into stock of the Surviving Corporation pursuant to the terms of the Merger Agreement) is fair, from a financial point of view, to such holders. An executed copy of such opinion has been delivered to Parent and Merger Co.

Section 3.25.  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any such fees or expenses are or may be payable.

Section 3.26.  No Other Representations or Warranties.

(a) Except for the representations and warranties contained in this Article III, each of Parent and Merger Co acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to Parent or Merger Co.

(b) In connection with investigation by Parent and Merger Co of the Company and the Company Subsidiaries, Parent and Merger Co have received or may receive from the Company and/or the Company Subsidiaries certain projections, forward-looking statements and other forecasts and certain business plan information as it relates to any

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future period. Each of Parent and Merger Co acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans, that Parent and Merger Co are familiar with such uncertainties, that Parent and Merger Co are taking full responsibility for making their own evaluations of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that, absent fraud or willful misrepresentation, Parent and Merger Co shall have no claim against anyone with respect thereto. Accordingly, each of Parent and Merger Co acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (as they relate to any future period) (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO

Each of Parent and Merger Co, jointly and severally, hereby represents and warrants to the Company that:

Section 4.01.  Corporate Organization.  Each of Parent and Merger Co is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Co from performing its obligations under this Agreement.

Section 4.02.  Certificate of Incorporation and Bylaws.  Each of Parent and Merger Co has heretofore furnished to the Company a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Such Certificates of Incorporation and bylaws are in full force and effect.

Section 4.03.  Authority Relative to This Agreement.  Each of Parent and Merger Co has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other proceedings on the part of Parent or Merger Co are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Co and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Co, enforceable against each of Parent and Merger Co in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

Section 4.04.  No Conflict; Required Filings and Consents.  (a) The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, (i) conflict with or violate the respective certificates of incorporation or bylaws of Parent or Merger Co, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made, conflict with or violate any Law applicable to either Parent or Merger Co or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of either Parent or Merger Co pursuant to any Contract to which either Parent or Merger Co is a party or by which either Parent or Merger Co or any of their respective properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay

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consummation of the Merger or otherwise prevent or materially delay Parent or Merger Co from performing their material obligations under this Agreement.

(b) The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act and the competition or merger control Laws of any other applicable jurisdiction, (iii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Subsidiaries is qualified to do business, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Co from performing its material obligations under this Agreement.

Section 4.05.  Absence of Litigation.  As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent and Merger Co, threatened, against either Parent or Merger Co or any of their Affiliates before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. As of the date of this Agreement, neither Parent nor Merger Co nor any of their Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent and Merger Co, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger.

Section 4.06.  Operations of Merger Co.  Merger Co was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.07.  Financing.  Parent has delivered to the Company true and complete copies of (a) executed commitment letters from Carlyle Partners V, L.P. to provide equity financing in the amount set forth therein (the “Equity Funding Letter”) (it being understood that no Person or entity shall be a third party beneficiary or otherwise be able to make any claims under the Equity Funding Letter) and (b) executed commitment letters (the “Commitment Letter” and, together with the Equity Funding Letter, the “Financing Commitments”) from Lehman Commercial Paper, Inc., Lehman Brothers, Inc., Lehman Brothers Commercial Bank, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. to provide debt financing in the respective amounts set forth therein (being collectively referred to as the “Debt Financing,” and together with the financing referred to in clause (a) being collectively referred to as the “Financing”). As of the date hereof, neither the Equity Funding Letter nor the Commitment Letter has been amended or modified and the respective commitments contained in the Equity Funding Letter and, to the knowledge of Parent the Commitment Letter, have not been withdrawn or rescinded in any respect. As of the date hereof, the Equity Funding Letter and, to the knowledge of Parent, the Commitment Letter, are in full force and effect. As of the date hereof, neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein and to the knowledge of Parent no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or failure to satisfy a condition precedent set forth therein. There are no conditions precedent related to the funding of the full amounts contemplated by (i) the Equity Funding Letter, other than as set forth in or contemplated by the Equity Funding Letter, or (ii) the Commitment Letter, other than as set forth in or contemplated by the Commitment Letter. Subject to the terms and conditions of the Financing and this Agreement, the aggregate proceeds contemplated by the Financing Commitments, together with available cash of the Company and its Subsidiaries, are sufficient for Merger Co to pay the aggregate Merger Consideration and any other repayment or refinancing of debt contemplated by the Commitment Letter and to pay all related fees and expenses.

Section 4.08.  Guarantees.  Concurrently with the execution of this Agreement, Parent has delivered to the Company the guarantee (the “Guarantee”) of Carlyle Partners V, L.P. (the “Guarantor”) with respect to certain matters on the terms set forth therein.

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Section 4.09.  Brokers.  The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either Parent or Merger Co.

Section 4.10.  Solvency.  As of the Effective Time, assuming (i) satisfaction of the conditions to Parent’s and Merger Co’s obligations to consummate the Merger, (ii) that immediately prior to the Effective Time, the Company and its Subsidiaries taken as a whole will be Solvent, (iii) the accuracy and completeness in all respects of the representations and warranties of the Company (without regard to knowledge, materiality or Company Material Adverse Effect qualifiers) and (iv) solely for the purposes of this Section 4.10, that the most recent financial forecasts relating to the Company made available to Parent prior to the date of this Agreement are reasonable and will be substantially achieved in the amounts and at the times set forth therein and after giving effect to all of the transactions contemplated by this Agreement, including without limitation the Financing, any alternative financing and the payment of the aggregate Merger Consideration, consummation of the redemptions set forth in Section 6.12 hereof (and any other repayment or refinancing of debt contemplated in this Agreement or the Financing Commitments), and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent.

For purposes of this Section 4.10, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable federal Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

ARTICLE V.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.01.  Conduct of Business by the Company Pending the Merger.  The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Company Schedules, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts consistent with past practice to preserve substantially intact the business organization of the Company and the Subsidiaries, to preserve the assets and properties of the Company and the Subsidiaries in good repair and condition, to keep available the services of its present officers and employees and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other Persons with which the Company or any Subsidiary has material business relations, in each case in the ordinary course of business and in a manner consistent with past practice. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Schedules, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld with respect to clauses (e)(iii) and (n) (except as set forth in Section 5.01(n) of the Company Schedules) and, to the extent it relates to either of foregoing clauses, clause (r)):

(a) amend or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents);

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(b) issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than the issuance of shares of Class A Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof and set forth in Section 3.03(g) of the Company Schedules;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any direct or indirect Subsidiary to the Company or any other Subsidiary;

(d) other than cashless exercises of Company Stock Options in accordance with their terms, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any Subsidiary;

(e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business or business organization or any division or business unit thereof; (ii) incur, guarantee, modify, repurchase, prepay or redeem any Funded Debt (other than ordinary course borrowings under existing facilities and ordinary course hedging transactions); (iii) except to the extent the amount is reflected in the 2007 operating budget of the Company (the “2007 Operating Budget”) provided to Parent and Merger Co prior to the date hereof, authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $1,000,000 or capital expenditures which are, in the aggregate, in excess of $5,000,000; (iv) enter into any new line of business other than natural extensions of an existing business; (v) other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, Persons other than wholly-owned Subsidiaries (or to the extent reflected in the 2007 Operating Budget, non wholly-owned Subsidiaries) or (vi) sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any of its material assets or licenses (other than sales of inventory or obsolete assets in the ordinary course of business) or any Subsidiary, division, or business segment of the Company;

(f) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);

(g) (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former directors, officers or employees, except for increases required under employment agreements existing on the date hereof and disclosed to Parent and except for increases in the salary, wages, benefits, bonuses or other compensation payable to employees (who are neither directors, or officers of the Company) in the ordinary course of business consistent with past practice; (ii) other than in the ordinary course of hiring employees to positions other than executive officer of the Company or any Subsidiary, enter into any employment, change of control or severance agreement with, or establish, adopt, enter into or amend any Plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, change of control, termination, severance or other benefit plan, agreement, policy or arrangement for the benefit of, any current or former director, officer or employee except for the severance, double-trigger change of control and bonus arrangements disclosed to Parent on Section 3.11(b) of the Company Schedules (in each case, in such customary form as is reasonably satisfactory to Parent and in no event containing a “280G gross-up” provision); (iii) exercise any discretion to accelerate the vesting or payment of any compensation or benefit under any Plan, except for payments pursuant to the Company’s voluntary separation program to those individuals listed on Section 3.11(e) of the Company Schedules and to a single employee disclosed to Parent who terminated employment effective June 30, 2007; (iv) grant any new awards under any Plan; or (v) take any action to fund the payment of compensation or benefits under any Plan, except in the case of clauses (ii) and (v), in the ordinary course of business, consistent with past practices with respect to employees that are not officers or directors, or as may be required by the terms of any such plan, agreement, policy or arrangement in effect on the date hereof or as may be required to comply with Law;

(h) (i) except as required by Law or the Treasury Regulations promulgated under the Code, make any change (or file any such change) in any method of Tax accounting for a material amount of Taxes or (ii) make, change or rescind any material Tax election, settle or compromise any material Tax liability, file any amended

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Tax Return involving a material amount of additional Taxes (except as required by Law), enter into any closing agreement relating to a material amount of Taxes, or waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), other than, in each case, in the ordinary course of business and consistent with past practice;

(i) make any change to its methods of accounting except (i) as required by changes in GAAP or (ii) as may be required by a change in applicable Law;

(j) write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP;

(k) waive, settle or satisfy any material claim (which shall include, but not be limited to, any pending or threatened material Action), other than in the ordinary course of business and consistent with past practice;

(l) enter into any agreement that restricts its ability to engage or compete in any line of business in any material respect or that would otherwise prohibit or materially restrict it from operating as it has historically, excluding licenses containing restrictions on “field of use” (or similar provisions) relating to such licenses;

(m) materially and adversely amend, modify or cancel any Specified Contract;

(n) enter into any contract that would have been a Specified Contract if it were in effect on the date hereof, other than (i) as set forth in Section 5.01(n) of the Company Schedules and (ii) any Contract entered into in the ordinary course of business with any supplier or customer of the Company or any Subsidiary pursuant to which the Company and its Subsidiaries reasonably expect to make or receive, as the case may be, aggregate payments of less than $50,000,000 in any calendar year;

(o) enter into, renew or adversely amend in any material respect any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of the Company’s Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K, other than the Plans set forth in Section 3.11(b) of the Company Schedules;

(p) (i) assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse, or otherwise dispose of any material Intellectual Property or (ii) fail to pay any fee, take any action or make any filing reasonably necessary to maintain the Scheduled Intellectual Property, in each case, other then in the ordinary course of business;

(q) (i) take any action that would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Section 7.01 or 7.02 or the consummation of the Merger, or (ii) take any action that would have a Company Material Adverse Effect, in each case other than as permitted by and subject to the conditions of Section 6.04 hereof; or

(r) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

Notwithstanding anything contained in this Section 5.01 to the contrary, the Company shall, and shall cause each of its Subsidiaries to amend or modify any “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company or any of its Subsidiaries to the extent required or deemed advisable by the Company or the applicable Subsidiary to comply with Section 409A of the Code and/or any regulations or guidance promulgated thereunder; provided, however that no such amendment or modification shall result in additional material liability (beyond the benefits otherwise due) or in a material acceleration of the time of payment, without the consent of Parent. Furthermore, the Company shall, with the prior written consent of the Parent or Merger Co, be permitted to offer or provide transaction bonuses, enhanced severance benefits, or other similar payments to Employees not listed on Section 3.11(b) of the Company Schedules (other than officers and directors).

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ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.01.  Proxy Statement; Other Filings.  The Company shall use its reasonable best efforts to prepare and file with the SEC the preliminary Proxy Statement on or before the date that is fifteen (15) business days after the date hereof and each of the Company, Parent and Merger Co shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents that are required to be filed by such party in connection with the transactions contemplated hereby (the “Other Filings”) on or before such date. Each of the Company, Parent and Merger Co shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company, Parent and Merger Co shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement and, in any event, within five (5) business days after the SEC clears the Proxy Statement. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Co or any of their respective Affiliates, officers or directors, should be discovered by the Company, Parent or Merger Co which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other parties an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party. The Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Proxy Statement or in the Other Filings to be made by the Company will, in the case of the Proxy Statement, at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. Parent and Merger Co hereby covenant and agree that none of the information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s stockholders or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No covenant is made by either Parent or Merger Co with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by Parent or Merger Co will comply as to form in

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all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

Section 6.02.  Company Stockholders’ Meeting.  The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”), as promptly as practicable after the date of this Agreement but in no event shall the Company Stockholders Meeting be held prior to 46 days from the date hereof, and in any event, unless this Agreement is earlier terminated in accordance with its terms shall (x) mail the Proxy Statement to its stockholders within five (5) business days following the date on which the Company is notified by the SEC that it has no comments on the preliminary proxy statement or the most recent amendment thereto filed with the SEC, (y) convene the Company Stockholders’ Meeting within 15 business days after the Proxy Statement is mailed to its stockholders, for the purpose of voting upon the adoption of this Agreement, and (z) unless consented to in writing by Parent, vote upon the adoption of the Agreement at such Company Stockholders’ Meeting without adjourning such meeting. Subject to the right of the Company Board or the Transaction Committee to make a Change in Board Recommendation to the extent permitted by Section 6.04(f), (i) the Company Board shall recommend to holders of the Shares that they adopt this Agreement and the Company shall include such recommendation in the Proxy Statement; and (ii) the Company will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and will take all other action necessary or advisable to secure the Stockholder Approval. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. The Company’s obligations pursuant to the first sentence of this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal or a Change in Board Recommendation by the Company Board or the Transaction Committee and, unless and until this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the transactions contemplated by this Agreement.

Section 6.03.  Access to Information; Confidentiality.  (a) Except as otherwise prohibited by applicable Law or as would violate any attorney-client privilege (it being understood that the parties shall make appropriate substitute disclosure arrangements to cause such information to be provided in a manner that does not result in such violation), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Subsidiaries to): (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives and their respective representatives (collectively, “Representatives”) of Parent reasonable access, during normal business hours and upon reasonable prior notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof; (ii) furnish to Parent within 20 days of the end of each month following the date hereof, an unaudited monthly consolidated balance sheet of the Company and its Subsidiaries for the month then ended and related consolidated statements of operations, cash flows and stockholders’ equity; and (iii) furnish promptly to Parent such other information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

(b) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreements dated April 13, 2007 and May 22, 2007, between The Carlyle Group and the Company (the “Confidentiality Agreement”).

Section 6.04.  No Solicitation of Transactions.  (a) The Company shall, and the Company shall cause its Subsidiaries and the officers, directors, employees, investment bankers, attorneys, representatives, agents and other advisors of the Company and its Subsidiaries (collectively, the “Company Representatives”) to (i) subject to Section 6.04(b), promptly cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal, (ii) not modify, waive, amend or release any standstill, confidentiality or similar agreements entered into prior to the date hereof and (iii) enforce the provisions of any such agreements. Subject to Sections 6.04(b) and (c), until the earlier of the Effective Time and termination of this Agreement pursuant to Article VIII, the Company shall not, nor shall the Company permit any of its Subsidiaries or the Company Representatives to, directly or indirectly, (w) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or providing access to its properties, books, records or personnel) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an

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Acquisition Proposal, (x) have any discussions or participate in any negotiations regarding an Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, or approve or recommend or propose to approve or recommend an Acquisition Proposal or any agreement, understanding or arrangement relating to an Acquisition Proposal, (y) take any action to exempt any Person (other than Parent and Merger Co) from the restrictions on business combinations contained in Section 203 or otherwise cause such restrictions not to apply (or resolve or authorize or propose to agree to do any of the foregoing actions), or (z) except as expressly provided herein, amend or agree to amend the Rights Plan or so as to make it inapplicable to any Acquisition Proposal or redeem or agree to redeem the Rights.

(b) Notwithstanding the restrictions set forth in Section 6.04(a) , during the period beginning on the date of this Agreement and continuing until 12:01 a.m. (Eastern Time) on August 23, 2007 (the “Solicitation Period End Date”), the Company and the Company Representatives shall be permitted to (under the direction of the Company Board or the Transaction Committee): (i) directly or indirectly solicit, initiate or encourage the submission of an Acquisition Proposal, and (ii) directly or indirectly participate in discussions or negotiations regarding, and, subject to the prior execution by the relevant Person of a confidentiality agreement on terms not materially more favorable to such Person than those contained in the Confidentiality Agreement, furnish to any Person information with respect to the Company, and (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that the Company shall provide to Parent any material non-public information concerning the Company or any Subsidiary that is provided to such Person which was not previously provided to Parent substantially concurrently with the time it is provided to such Person.

(c) Notwithstanding Section 6.04(a), if prior to obtaining the Stockholder Approval in response to an unsolicited bona fide written Acquisition Proposal by any Person, which Acquisition Proposal did not result from a breach of Section 6.04(a), or in response to a bona fide solicited Acquisition Proposal which was permitted by Section 6.04(b), the Company Board or the Transaction Committee determines in good faith, (i) after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (ii) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such Acquisition Proposal would be reasonably likely to constitute a breach of its fiduciary obligations under applicable Law, the Company may, in response to such Acquisition Proposal, subject to compliance with this Section 6.04, and after giving notice to Parent (x) furnish (or, with respect to a bona fide solicited Acquisition Proposal which was made prior to the Solicitation Period End Date and which was permitted by Section 6.04(b), continue to furnish) information with respect to the Company and access to properties, books, records and personnel to the Person who has made such Acquisition Proposal pursuant to a confidentiality agreement on terms no more favorable to such Person than those contained in the Confidentiality Agreement; provided that all such material non-public information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person, and (y) participate (or, with respect to a bona fide solicited Acquisition Proposal which was made prior to the Solicitation Period End Date and which was permitted by Section 6.04(b), continue to participate) in discussions and negotiations regarding such Acquisition Proposal. The Company shall advise Parent orally and in writing of the receipt of any Acquisition Proposal, (in each case within two business days of receipt thereof) specifying the material terms and conditions thereof and the identity of the party making such Acquisition Proposal. In the event that any such party thereafter modifies its Acquisition Proposal in any material respect, the Company shall advise Parent orally and in writing within one business day of receipt of such modification of the fact that such Acquisition Proposal has been modified. The Company agrees that it and its Subsidiaries will not enter any confidentiality agreement subsequent to the date hereof which prohibits the Company from providing to Parent such material terms and conditions and other information and shall promptly (and in any event within two business days thereafter) notify Parent of the identity of any Person with which the Company enters into such a confidentiality agreement. It is agreed that any violation of the restrictions set forth in this Section 6.04 by any Company Representative, acting on behalf of the Company or its Subsidiaries, shall constitute a breach of this Section 6.04 by the Company. For purposes of this Agreement, “Acquisition Proposal” means any proposal or offer from any Person or group (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 20% or more of the assets, net revenues or net income of the Company and its Subsidiaries, taken as a whole, or 20% or more of the Company Common Stock or any other class of equity securities of the Company then outstanding, any

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tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the Company Common Stock or any other class of equity securities of the Company then outstanding, and any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement and the transactions described on Section 6.04(c) of the Company Schedules; provided, however, subject to the Company’s compliance with Section 5.01(e) prior to the termination of this Agreement in accordance with its terms, the sale by the Company or any of its Subsidiaries of all or any portion of the equity securities or substantially all of the assets of any Subsidiary of the Company listed on Section 6.04(c) of the Company Schedules, and any proposal or offer regarding such a sale, shall not be deemed an Acquisition Proposal for any purpose hereunder.

(d) Neither the Company Board nor the Transaction Committee shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, or resolve to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board or the Transaction Committee of the Merger, this Agreement or the Voting Agreement; (ii) approve or recommend, or propose publicly to approve or recommend, or resolve to approve or recommend, any Acquisition Proposal (any of the actions referred to in the foregoing clause (i) or (ii), whether taken by the Company Board or any committee thereof, including the Transaction Committee, a “Change in Board Recommendation”); or (iii) approve or recommend or allow the Company or any of its Subsidiaries to enter into any letter of intent, acquisition agreement or any similar agreement to consummate any Acquisition Proposal.

(e) If, at any time prior to obtaining the Stockholder Approval, the Company receives an Acquisition Proposal which the Company Board (acting through, or based upon the advice of the Transaction Committee if such committee still exists), in good faith (after consultation with its advisors) concludes is a Superior Proposal, the Company shall promptly provide to Parent written notice that shall state expressly (A) that it has received an Acquisition Proposal which constitutes a Superior Proposal, and (B) the identity of the party making such Acquisition Proposal and the terms and conditions of the Acquisition Proposal, including a copy of the relevant proposed transaction agreements (the “Superior Proposal Notice”).

(f) Notwithstanding Section 6.04(d), at any time prior to obtaining the Stockholder Approval, if the Company Board or the Transaction Committee has concluded in good faith, following consultation with its outside legal counsel, that the failure of the Company Board or the Transaction Committee to make a Change in Board Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to its stockholders under applicable Law, then the Company Board or the Transaction Committee may (subject to the Company having complied with its obligations under this Section 6.04) (i) make a Change in Board Recommendation or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however that the Company shall not terminate this Agreement pursuant to the foregoing clause (ii), and any purported termination pursuant to the foregoing clause (ii) shall be void and of no force or effect, unless substantially concurrently with such termination the Company pays the Company Termination Fee payable pursuant to Section 8.03(b)(iii) and enters into a definitive agreement with respect to such Superior Proposal.

(g) Nothing contained in this Section 6.04 shall prohibit the Company from complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act if, in the good faith judgment of the Company Board or the Transaction Committee, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable Law or is otherwise required under applicable Law; provided, however, that neither the Company Board nor the Transaction Committee may (i) make a Change in Board Recommendation or (ii) take any position under Rule 14e-2(a) other than recommending rejection of such tender or exchange offer, in each case, without first complying with this Section 6.04.

(h) For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal not solicited or initiated in violation of this Section 6.04 that (1) relates to an acquisition by a Person or group acting in concert of either of (A) more than 50% of the outstanding Shares pursuant to a tender offer, merger or otherwise or (B) all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, (2) is on terms that the Company Board or the Transaction Committee determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) are more favorable to the Company’s stockholders (in their capacities as stockholders) from a financial point of view than this Agreement and (3) which the Company Board or

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the Transaction Committee determines in good faith (after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel and after taking into account all legal, financial, antitrust, regulatory and other aspects of the proposal including, without limitation, the financing thereof and any conditions thereto) is reasonably capable of being consummated.

Section 6.05.  Directors’ and Officers’ Indemnification and Insurance.

(a) For a period of six years after the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the Surviving Corporation and its Subsidiaries shall contain provisions no less favorable with respect to the indemnification of and advancement of expenses to directors and officers than are set forth in the certificate of incorporation or bylaws (or equivalent organizational documents) of the Company (or the relevant Subsidiary) as in effect on the date hereof. Parent shall cause the Surviving Corporation to indemnify and advance expenses to, each present and former director or officer of the Company and each Subsidiary (collectively, the “Indemnified Parties”), in and to the extent of their capacities as such and not as stockholders of the Company or any Subsidiary, in respect of actions, omissions or events through the Effective Time to the fullest extent permitted by Law. Without limiting the generality of the preceding sentence, if any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.05 after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by Law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith).

(b) The Surviving Corporation shall either (i) cause to be obtained a “tail” insurance policy with a claims period of at least six years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies for claims arising from facts or events that occurred prior to the Effective Time or (ii) maintain the existing officers’ and directors’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable to the Indemnified Parties) for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof; provided, however, that if the existing officers’ and directors’ liability insurance policies expire, are terminated or cancelled during such six-year period or require an annual premium in excess of 200% of the current premium paid by the Company for such insurance, the Company will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 200% (on an annualized basis) of such current premium. The Company shall be entitled (after reasonable consultation with Parent) to obtain and fully pay prior to the Effective Time a “tail” insurance policy with a claims period of no more than six years from the Effective Time with respect to the directors’ and officers’ liability and insurance in amount and scope at least as favorable as the Company’s existing policies for claims arising from the facts and events that occurred prior to the Effective Time, provided that the cost thereof does not exceed an amount equal to $1,250,000. In such case the Surviving Corporation shall not be obligated to provide the insurance specified in this Section 6.05(b).

(c) If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this Section 6.05.

Section 6.06.  Employee Benefits Matters.

(a) Parent hereby agrees that, for a period of twelve (12) months after the Effective Time, it shall, or it shall cause the Surviving Corporation and its Subsidiaries to provide the employees of the Company and the Subsidiaries who are in employment as of the Effective Time (each, an “Employee”), with base salary, employee benefits and incentive compensation opportunities (other than equity-based compensation and change in control benefits) that are substantially comparable in the aggregate to those provided to the Employees immediately prior to the Effective Time, provided, however, subject to management’s discretion, and the board of directors’ reasonable business judgment based upon the results of operations of the Company that, it shall, or it shall cause the Surviving

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Corporation and its Subsidiaries to maintain the following plans without any decrease in contributions or benefits for a period of twenty-four (24) months after the Effective Time: the Sequa 401(k) Plan, Sequa Retirement Plan, Sequa Pension Plan, Sequa Supplemental Executive Retirement Plan I (“SERP I”), Sequa Supplemental Executive Retirement Plan II (“SERP II”) and Sequa Supplemental Executive Retirement Plan III (“SERP III”). Nothing herein shall be deemed to be a guarantee of employment for any Employee, or to restrict the right of the Surviving Corporation to terminate any Employee, provided that no such termination of any Employee shall result in the loss to any such Employee of any accrued or vested rights or benefits under any Plan (subject to the terms and conditions of such Plan). Notwithstanding the foregoing, nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any Plan or any other compensation or employee benefit plan, program or arrangement, or (ii) shall limit the right of the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Plan or any other compensation or employee benefit plan, program or arrangement following the Closing Date, subject to and in accordance with the terms and conditions of such Plans. Parent, Merger Co and the Company acknowledge and agree that all provisions contained in this Section 6.06 with respect to Employees are included for the sole benefit of Parent, Merger Co and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Employees, former Employees, any participant in any Employee Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation, or any of their respective Affiliates or continued participation in any Employee Plan.

(b) Employees shall receive credit for their services with the Company and any of its Subsidiaries (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

(c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation (“Purchaser Welfare Benefit Plans”) in which an active Employee may become eligible to participate in the one-year period following the Effective Time, Parent shall (i) waive, or use reasonable best efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each active Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan and (ii) use reasonable best efforts to cause any eligible expenses incurred by any Employee and his or her covered dependents under comparable Plans during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan to be taken into account under the Purchaser Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her dependents as if such amounts had been paid in accordance with the Purchaser Welfare Benefit Plans.

(d) For the avoidance of doubt, it is expressly agreed that the provisions of Section 9.06 shall apply to this Section 6.06.

(e) Parent hereby agrees that, subject to management’s discretion, and the board of director’s reasonable business judgment based upon the results of operations of the Company, for a period of twenty four (24) months after the Effective Time, that it shall, or it shall cause the Surviving Corporation and its Subsidiaries to continue to maintain and fund the Sequa Corporation Grantor Trust Agreement by and between Sequa Corporation and Wachovia Bank of Georgia, N.A. (the “SERP Trust”) consistent in all material respects with the manner funded by the Company during the two years prior to the Effective Date.

Section 6.07.  Notification of Certain Matters.  Subject to applicable Laws and the instructions of any Governmental Authority, each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third Person and/or any Governmental Authority with respect to the Merger. Between the date hereof and the Effective Time, (i) the Company shall promptly notify Parent in writing of any breach of any

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representation, warranty or covenant of the Company contained herein, (ii) Parent will promptly notify the Company in writing of any breach of any representation, warranty or covenant of Parent or Merger Co contained herein and (iii) the Company will notify Parent in writing and Parent will notify the Company in writing of any communication received (A) from any Person alleging a consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (B) from any Governmental Authority in connection with the transactions contemplated by this Agreement.

Section 6.08.  Financing.

(a) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Commitment Letters (provided that Parent may replace or amend the Commitment Letters so long as the terms would not (x) be adverse to the interests of the Company prior to the Effective Time in any material respect or (y) adversely affect or unreasonably delay the ability of Parent or Merger Co to consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby), including using reasonable best efforts to (i) satisfy on a timely basis all terms, conditions, representations and warranties applicable to Parent set forth in the Commitment Letters; (ii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letters or on other terms acceptable to Parent; and (iii) enforce its rights under the Commitment Letters. Parent will furnish correct and complete copies of all such definitive agreements (excluding any fee letters or engagement letters which, by their terms, are confidential) to the Company promptly upon their execution. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letters, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources (on terms and conditions no less favorable to Parent than the terms and conditions as set forth in the Commitment Letters) in an amount sufficient to consummate the transactions contemplated by this Agreement. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall notify the Company promptly, and in any event within two (2) business days, if at any time prior to the Closing Date (i) the Commitment Letter shall expire or be terminated for any reason or (ii) any financing source that is a party to the Commitment Letter notifies Parent or Merger Sub that such source no longer intends to either provide or underwrite financing to Merger Sub on the material terms set forth therein.

(b) If the Commitment Letter shall be terminated or modified in a manner materially adverse to Parent for any reason, Parent shall use its reasonable best efforts to obtain, and, if obtained, will provide the Company with a copy of, a new financing commitment (a “New Financing Commitment”) that provides for at least the same amount of financing as the Commitment Letter as originally issued and on terms and conditions no less favorable to Parent or Merger Co than those included in the Commitment Letter; provided, however, that such New Financing Commitment shall not without the consent of the Company (such consent not to be unreasonably withheld, delayed or denied) (i) reduce the aggregate amount of the Financing, (ii) expand the conditions to the Closing Date drawdown to the Debt Financing as set forth in the Commitment Letter in any material respect or (iii) otherwise be adverse to the interests of the Company prior to the Effective Time in any material respect, including but not limited to terms that would, as compared to the Commitment Letter, adversely impact the ability of Parent or Merger Sub to consummate the transactions contemplated hereby. In such event, the term “Commitment Letter” as used herein shall be deemed to mean the New Financing Commitments to the extent then in effect.

(c) The Company agrees to provide, and to use its reasonable best efforts to cause, the Subsidiaries and its and their Representatives to provide, such cooperation (including with respect to timeliness) in connection with the arrangement of the Debt Financing (including, without limitation, the issuance of senior notes and/or senior subordinated notes contemplated by the Commitment Letters) as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries), including without limitation (i) participation in meetings, road shows, drafting sessions, rating agency presentations and due diligence sessions, (ii) furnishing Parent and its financing sources with the Company’s financial statements as of, and for the nine month period ended September 30, 2007 and such other financial statements and financial data of the type and for the periods required by Regulation S-X and Regulation S-K and of type and form and for the periods customarily included in private placements under Rule 144A under the Securities Act to consummate the offering of secured or unsecured senior notes and/or senior subordinated notes as of the date such offering will be made (collectively, the “Required Financial Information”) and such other financial and other

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pertinent information regarding the Company as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) offering documents for any portion of the Debt Financing and (B) materials for rating agency presentations, (iv) cooperating with the marketing efforts of Parent and its financing sources for any of the Debt Financing, (v) providing and executing documents as may be reasonably requested by Parent, including a certificate of the chief financial officer of the Company with respect to solvency matters, (vi) executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral, and (vii) using reasonable efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing, accountants’ comfort letters, legal opinions, surveys and title insurance as reasonably requested by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Subsidiaries in connection with such cooperation. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended or not reasonably likely to harm or disparage the Company or any of its Subsidiaries.

Section 6.09.  Further Action; Reasonable Best Efforts.  Upon the terms and subject to the conditions of this Agreement (including the terms of Sections 6.04(b) and (c)), each of the Company, Parent and Merger Co agrees to use its reasonable best efforts to effect the consummation of the Merger as soon as practicable after the date hereof. Without limiting the foregoing, (a) each of the Company, Parent and Merger Co agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Authority) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger and (b) each of the Company, Parent and Merger Co shall, and shall cause its Subsidiaries to, use its or their reasonable best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other public or private third Person required to be obtained or made by Parent, Merger Co, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. The Company shall, to the extent not otherwise needed for the operation of the Company or its Subsidiaries, use reasonable best efforts to, and shall use reasonable best efforts to cause its Subsidiaries to, manage cash and cash equivalents and investments in marketable securities to maximize the amount of cash available for use in connection with the Merger at the Effective Time.

Section 6.10.  Public Announcements.  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger, except to the extent public disclosure is required by applicable Law or the requirements of the New York Stock Exchange, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

Section 6.11.  Resignations.  The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of those directors of any Subsidiary designated by Parent to the Company in writing at least ten business days prior to the Closing.

Section 6.12.  Redemption of Company Notes.  Upon the written request of Parent, the Company shall within three (3) business days thereafter notify the trustee (the “Notes Trustee”) in accordance with Section 3.04 of that certain indenture dated as of July 29, 1999 (the “Trust Indenture”) with respect to the 9% Senior Unsecured Notes, due 2009 and 8 7/8% Senior Unsecured Notes, due 2008, in each case issued by the Company (collectively, the “Company Notes”) that the Company is redeeming the Company Notes on such date as is specified in such written notice. Such notice shall specify that such redemption is a Conditional Redemption (as defined in Section 3.04 of the Trust Indenture) and is conditioned upon the consummation of the Merger and shall otherwise be in form and substance satisfactory to Parent. The Company shall take such other actions as are reasonably requested by Parent to effect such redemption promptly following the Effective Time; provided, that the Company shall not be required to waive the condition that the Merger be consummated prior to the consummation of the Merger.

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Section 6.13.  Stockholder Litigation.  In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened, against the Company and/or the members of the Company Board prior to the Effective Time, the Company shall promptly notify Parent of any such stockholder litigation brought, or, to the knowledge of the Company, threatened against the Company and/or members of the Company Board and keep Merger Co reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

ARTICLE VII.

CONDITIONS TO THE MERGER

Section 7.01.  Conditions to the Obligations of Each Party.  The obligations of the Company, Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following conditions:

(a) Company Stockholder Approval.  This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company’s certificate of incorporation.

(b) Antitrust Approvals and Waiting Periods.  Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States antitrust Laws, including the HSR Act, and applicable foreign antitrust or competition Laws, shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

(c) No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

(d) Governmental Consents.  Any other approval of any Governmental Authority or waiting periods under any applicable Laws or regulation of any Governmental Authority shall have been obtained or have expired (without the imposition of any material condition) if the failure to obtain any such approval or the failure of any such waiting period to expire would constitute a material violation of Law or subject any party to any material fine or other material adverse consequences.

Section 7.02.  Conditions to the Obligations of Parent and Merger Co.  The obligations of Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties set forth in Section 3.03, Section 3.04, Section 3.22 and Section 3.23 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(ii) The other representations and warranties of the Company set forth in this Agreement shall be true and correct (disregarding any Company Material Adverse Effect, materiality or similar qualifiers therein) as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (disregarding any Company Material Adverse Effect, materiality or similar qualifiers) as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.02(a)(ii) shall be deemed to have been satisfied even if the

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representations and warranties of the Company are not so true and correct, unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had, or would reasonably be likely to have, a Company Material Adverse Effect.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate.  The Company shall have delivered to each of Parent and Merger Co a certificate, dated the date of the Closing, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

(d) No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event, circumstance, development, change or effect that has had, or would be reasonably likely to have, a Company Material Adverse Effect.

(e) FIRPTA Affidavit.  Prior to the Closing on the Closing Date, the Company shall cause to be delivered to Parent an executed affidavit, in accordance with Treasury Regulation Section 1.897-2(h)(2), certifying that an interest in the Company is not a U.S. real property interest within the meaning of Section 897(c) of the Code and sets forth the Company’s name, address and taxpayer identification number.

Section 7.03.  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) as of the Closing of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Co set forth in this Agreement shall be true and correct (disregarding any materiality or similar qualifiers therein) as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this 7.03(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Co are not so true and correct, unless the failure of such representations and warranties of Parent and Merger Co to be so true and correct, individually or in the aggregate, would prevent the consummation of the Merger or prevent Parent or Merger Co from performing its obligations under this Agreement.

(b) Agreements and Covenants.  Merger Co shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate.  Merger Co shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer on behalf of Merger Co, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER

Section 8.01.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties or, in the case of the Company, the Transaction Committee, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders’ Meeting (except to the extent otherwise specified in this Section 8.01 below), only as follows (the date of any such termination, the “Termination Date”):

(a) by mutual written consent of Parent and the Company;

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(b) by either Parent or the Company if the Effective Time shall not have occurred on or before December 31, 2007 (the “Expiration Date” provided that the Expiration Date shall be extended to February 8, 2008 in the event that (i) the Marketing Period has not been completed by December 21, 2007 or (ii) the conditions to closing set forth in Sections 7.01(b) or 7.01(c) have not been satisfied on or before December 31, 2007); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

(d) by Parent if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either the case of clause (i) or clause (ii), such breach has not been, or cannot be, cured by the Expiration Date; provided, however, that Parent and Merger Co are not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.01, 7.03(a) or 7.03(b) not to be satisfied;

(e) by the Company if (i) any of the representations and warranties of either Parent or Merger Co herein are or become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of either Parent or Merger Co of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either the case of clause (i) or clause (ii), such breach has not been, or cannot be, cured by the Expiration Date; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.01, 7.02(a) or 7.02(b) not to be satisfied and the condition set forth in Section 7.02(d) would be satisfied if the Closing were then to occur;

(f) by Parent if this Agreement shall fail to receive the Stockholder Approval at the Company Stockholders’ Meeting or any adjournment thereof at which this Agreement has been voted upon or if the Company Stockholders’ Meeting has not been convened and the Stockholder Approval has not been obtained prior to December 31, 2007;

(g) by Parent if the Company Board or the Transaction Committee shall have (i) effected a Change in Board Recommendation, (ii) taken any position contemplated by Rule 14e-2(a) of the Exchange Act with respect to any Acquisition Proposal other than recommending rejection of such Acquisition Proposal, or (iii) failed to include in the Proxy Statement distributed to stockholders its recommendation that stockholders adopt and approve this Agreement and the Merger or failed to call the Company Stockholders’ Meeting in breach of its obligations under this Agreement to do so;

(h) by the Company prior to obtaining the Stockholder Approval, in accordance with, and subject to the terms and conditions of Section 6.04(f); or

(i) by the Company if all of the conditions set forth in Sections 7.01 and 7.02 have been satisfied and Parent has failed to consummate the Merger no later than ten (10) business days after the final day of the Marketing Period.

Section 8.02.  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the provisions of Sections 6.03(b), this Section 8.02, Section 8.03 and Article IX shall survive any such termination); provided, however, that nothing herein shall relieve the Company from liability for any willful or intentional breach of any of its covenants or agreements set forth in this Agreement prior to such termination.

Section 8.03.  Fees and Expenses.

(a) Except as otherwise set forth in Section 6.08 and this Section 8.03, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated. “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket documented expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties,

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experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf (or, with respect to Parent and Merger Co, incurred by their stockholders or on their behalf) in connection with or related to the transactions contemplated hereby, including the authorization, preparation, negotiation, execution and performance of this Agreement, the Voting Agreement, the Commitment Letters and the other transactions contemplated hereby or thereby (including the Debt Financing), the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approval, and all other matters related to the closing of the Merger;

(b) The Company agrees that if this Agreement shall be terminated:

(i) by Parent or the Company pursuant to Section 8.01(b), and no later than 12 months after the Termination Date, the Company enters into a definitive agreement for an acquisition with respect to an Alternative Proposal, or an Alternative Proposal is consummated, then the Company will pay to Parent, on the date of the agreement in respect of such Alternative Proposal or, if earlier, the date of the consummation of the transaction in respect of such Alternative Proposal, as may be applicable, the Company Termination Fee, in immediately available funds, as directed by Parent in writing;

(ii) by Parent pursuant to Section 8.01(d) or Section 8.01(f), then the Company shall pay to Parent, on the Termination Date, the Expenses of Parent and Merger Co (the “Termination Expenses”), in immediately available funds, as directed by Parent in writing and, further, if no later than 12 months after the Termination Date, the Company enters into an agreement with respect to an Alternative Proposal, or an Alternative Proposal is consummated, then the Company will pay to Parent, on the date of the agreement in respect of such an Alternative Proposal or, if earlier, the date of the consummation of the transaction in respect of such an Alternative Proposal, as may be applicable, the Company Termination Fee (less any amounts previously paid to Parent in respect of the Termination Expenses pursuant to this Section 8.03(b)(ii)), in immediately available funds, as directed by Parent in writing; or

(iii) by Parent pursuant to Section 8.01(g) or by the Company pursuant to Section 8.01(h), then the Company shall pay to Parent, on the Termination Date, the Company Termination Fee, in immediately available funds, as directed by Parent in writing.

(c) For purposes of this Agreement, “Company Termination Fee” means an amount equal to $60,570,000; provided, however, in the event that the Agreement is terminated in accordance with Section 8.01(h) on or before the Solicitation Period End Date, the “Company Termination Fee” shall mean an amount equal to (i) $30,285,000 plus (ii) an amount equal to the lesser of (x) the Termination Expenses and (y) $10,000,000.

(d) Parent agrees that (x) if the Company shall terminate this Agreement pursuant to Section 8.01(e) or Section 8.01(i) and, in either case, at the time of such termination, the Company is not in material breach of any representation, warranty, covenant or agreement contained herein and no representation or warranty of the Company contained herein shall have become untrue, in each case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied, and there is no state of facts or circumstances that would reasonably be expected to cause the other conditions to the obligation of Parent and Merger Co to consummate the Merger not to be satisfied on or prior to the Expiration Date or (y) if the Company shall terminate this Agreement pursuant to Section 8.01(b) and, at the time of such termination, all conditions set forth in Article VII hereof have been satisfied except for the condition specified in Section 7.01(b) and there is no state of facts or circumstances that would reasonably be expected to cause the other conditions to the obligation of Parent and Merger Co to consummate the Merger and the other transactions not to be satisfied on or prior to the Expiration Date, Parent shall pay to the Company a fee of $60,570,000 (the “Parent Termination Fee”) in immediately available funds no later than two business days after such termination by the Company.

(e) Each of the Company and Parent acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company or Parent shall fail to pay the Company Termination Fee or the Parent Termination Fee when due, the Company or Parent, as appropriate, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party (including reasonable fees and expenses of counsel) in connection with the collection under and the

35

enforcement of this Section 8.03. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto expressly acknowledge and agree that:

(i) the Company’s right to receive payment of the Parent Termination Fee pursuant to this Section 8.03 shall be the exclusive remedy of the Company against, Parent, Merger Co, the Guarantors and their respective stockholders, partners, members, affiliates, directors, officers, employees or agents, and their respective assets, with respect to this Agreement, the Guarantees and the transactions contemplated hereby and thereby (including any breach by Parent or Merger Co), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement and any claims or Actions under applicable Law arising out of any such breach, termination or failure, and upon payment of the Parent Termination Fee in accordance with this Section 8.03, none of Merger Co, the Guarantors or Parent, or any of their respective stockholders, partners, members, affiliates, directors, officers, employees or agents, as the case may be, shall have any further liability or obligation relating to or arising out of this Agreement, the Guarantees or the transactions contemplated hereby and thereby (including any breach by Parent or Merger Co), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or Actions under applicable Law arising out of any such breach, termination or failure (except that Parent also shall be obligated with respect to the second sentence of this Section 8.03(e));

(ii) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of the Parent Termination Fee in such circumstance: (A) constitutes a reasonable estimate of the damages that will be suffered by the Company by reason of breach or termination of this Agreement or the Guarantees, and (B) shall be in full and complete satisfaction of any and all damages of the Company arising out of or related to this Agreement and the Guarantees, the transactions contemplated hereby and thereby (including, any breach by Parent or Merger Co), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement, and any claims or Actions under applicable Law arising out of any such breach, termination or failure;

(iii) in no event shall the Company be entitled to seek or obtain any recovery or judgment in addition to the Parent Termination Fee (plus, in the case the Parent Termination Fee is not timely paid, the amounts described in the second sentence of this Section 8.03(e)) against Merger Co, the Guarantors or Parent, or any of their respective stockholders, partners, members, affiliates, directors, officers, employees or agents or any of their respective assets, and in no event shall the Company be entitled to seek or obtain any other damages of any kind, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the Guarantees or the transactions contemplated hereby and thereby (including, any breach by Parent or Merger Co), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or any claims or Actions under applicable Law arising out of any such breach, termination or failure; and

(iv) The payment of Termination Expenses and/or the Company Termination Fee in accordance with Sections 6.08, 8.02 and 8.03 shall be the sole and exclusive remedy of the Parent and Merger Co against the Company and any of its stockholders, affiliates, directors, officers, employees or agents with respect to this Agreement or the transactions contemplated hereby (but excluding any remedy against the Principal Stockholders with respect to the Voting Agreement or any breach thereof or default thereunder), and their respective assets, for breach of any representation, warranty, covenant or agreement contained herein, other than any intentional or willful breach by the Company of its covenants and agreements hereunder (it being understood and agreed that the failure to consummate the transactions contemplated hereby in the event that all of the conditions to closing have been satisfied or waived by the party entitled to waive such condition shall be deemed an intentional breach of this Agreement).

Section 8.04.  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

36

Section 8.05.  Waiver.  Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.01.  Non-Survival of Representations, Warranties and Agreements.  The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices under Section 6.04 or Article VIII shall be delivered by courier and facsimile transmission to the respective parties at the addresses provided in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Co, to:

Blue Jay Acquisition Corporation

c/o:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004

Attention:	Peter Clare
Adam Palmer
Facsimile: (202) 347-9250

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Washington, DC 20004

Attention:	Daniel T. Lennon
David S. Dantzic
Facsimile: (202) 637-2201

if to the Company:

Sequa Corporation
200 Park Avenue
New York, NY 10166
Attention: John J. Dowling III, Senior Vice President, Legal
Facsimile: (212) 949-5849

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with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Attention: W. Leslie Duffy, Roger D. Andrus, Jonathan I. Mark
Fax: (212) 269-5420

Section 9.03.  Certain Definitions.

(a) For purposes of this Agreement:

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Alternative Proposal” means (i) a transaction of the type described in the definition of Acquisition Proposal except that each reference to 20% shall be increased to 50%, and (ii) for which (x) the aggregate consideration to be received with respect to each Share is equal to or greater than 90% of the per share Merger Consideration or (y) in the case of a sale of less than all of the capital stock of the Company or a sale of less than all of the assets of the Company and its Subsidiaries taken as a whole, the enterprise value of the Company (on a debt-free, cash-free basis) implied by such transaction is equal to or greater than 90% of the enterprise value of the Company (on a debt-free, cash-free basis) implied by the transactions contemplated hereby.

“beneficial owner”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

“Company Material Adverse Effect” means any event, circumstance, development, change or effect that (i) is, individually or in the aggregate with all other events, circumstances, developments, changes and effects, materially adverse to the assets, business, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, circumstance, event or effect described in clause (i) resulting primarily from any of the following: (A) the announcement of the execution of this Agreement, or the pendency of consummation of the Merger, (B) changes in general economic conditions, or in the industries in which the Company operates, or financial markets as a whole so long as such conditions do not adversely affect the Company or its Subsidiaries in a materially disproportionate manner relative to other similarly situated participants in the industries, geographies or markets in which they operate (other than any such changes that result from war or other hostilities (except for the current conflicts in Iraq or Afghanistan), or the occurrence of any military or terrorist attacks), (C) any change in any applicable Law, rule or regulation or GAAP or interpretation thereof by any Governmental Authority after the date hereof, or (D) the matter set forth on Section 9.03 of the Company Schedules, or (ii) would reasonably be likely to prevent the consummation of the Merger or prevent the Company from performing its obligations under this Agreement.

“Computer Software” means (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, executable or binary code (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, and (iv) all documentation, including programmers’ notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

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“Environmental Claims” means any administrative or judicial actions, suits, orders, claims, proceedings or written notices of noncompliance by or from any person alleging liability arising out of exposure to or the Release of any Material of Environmental Concern or the failure to comply with any Environmental Law.

“Environmental Laws” means all foreign, federal, state, or local statutes, common law, regulations, ordinances, codes, orders or decrees relating to the protection of the environment, including the ambient air, soil, sediments, surface water, groundwater, or natural resources, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Indebtedness” means (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof on or prior to the Closing Date), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments (iii) obligations of the Company or any of its Subsidiaries under capitalized leases, (iv) obligations of the Company or any of its Subsidiaries in excess of $1 million individually or $5 million in the aggregate under conditional sale, title retention or similar agreements or arrangements creating an obligation of the Company or any of its Subsidiaries with respect to the deferred purchase price of property, (v) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements; provided that any such arrangement is entered into in the ordinary course of business and not for speculative purposes and (vi) all obligations of any of the Company or any of its Wholly-Owned Subsidiaries to guarantee any of the foregoing types of obligations on behalf of any Person other than the Company or any of its Wholly-Owned Subsidiaries.

“knowledge of the Company” or “Company’s knowledge” means the actual knowledge (after reasonable inquiry of the Persons designated in Section 9.03(a) of the Company Schedules) of any executive officer of the Company or any business unit of the Company.

“Liens” means any pledges, claims, liens, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction (whether on voting, sale, transfer, disposition or otherwise) and security interests of any kind or nature whatsoever.

“Marketing Period” means the first period of 20 consecutive business days after the date hereof throughout which (A) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 6.08(c) and (B) the conditions set forth in Sections 7.01, 7.02(a), 7.02(b), and 7.02(d) shall be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive business day period (except in the case of the condition set forth in Section 7.02(b), to the extent such condition relates to covenants to be performed at the Closing or at any other time after any applicable time during such 20 consecutive business day period); provided, however, that if the Marketing Period has not ended on or prior to November 22 and would otherwise end prior to December 7, 2007, the Marketing Period shall be extended to December 7, 2007 for all purposes hereunder; and provided, however, that if the Marketing Period has not ended on or prior to December 21, 2007, the Marketing Period shall not be deemed to have commenced or been completed prior to January 3, 2008 for any purpose hereunder; and provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, KPMG LLP or Ernst & Young LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the SEC Reports.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws; petroleum, asbestos, lead, polychlorinated biphenyls, radon, or toxic mold; and any other substance the exposure to which would reasonably be expected, because of hazardous or toxic qualities, to result in liability under applicable Environmental Laws.

“Permitted Lien” means a Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due or being contested in good faith and, in each case, for which adequate accruals or reserves have been established in accordance with GAAP, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (C) which is a zoning, entitlement or other land use or environmental regulation by any Governmental Authority, (D) which is

39

disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), (E) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company or (F) any other encumbrance that does not restrict the use of the property as currently used by the Company or its Subsidiaries or materially detract from the economic value of the property.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, Person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Release” means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

“subsidiary” of the Company, the Surviving Corporation, Parent, Merger Co or any other Person means (i) any direct or indirect subsidiary of such Person that is consolidated with such Person in accordance with GAAP for financial accounting purposes and (ii) any Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such Person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

“Tax” or “Taxes” means any and all federal, state, local and foreign income, gross receipts, payroll, employment, excise, stamp, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other taxes (together with interest, penalties and additions to tax imposed with respect thereto) imposed by any Governmental Authority.

“Tax Returns” means returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

“Wholly-Owned Subsidiary” means any Subsidiary of the Company all of the equity securities of which are owned of record and/or beneficially by the Company and/or one or more other Wholly-Owned Subsidiaries of the Company.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2007 Operating Budget	§ 5.01
Acquisition Proposal	§ 6.04
Action	§ 3.10
Affiliate	§ 9.03
Agreement	Preamble
Alternative Proposal	§ 9.03
beneficial owner	§ 9.03
business day	§ 9.03
Capitalization Date	§ 3.03
Certificate of Merger	§ 1.03
Certificates	§ 2.02
Change in Board Recommendation	§ 6.04
Change in Control Agreement	§ 3.11
Class A Common Stock	§ 2.01
Class B Common Stock	§ 2.01
Closing	§ 1.02
Closing Date	§ 1.02
Code	§ 2.04

40

Defined Term	Location of Definition

Commitment Letter	§ 4.07
Company	Preamble
Company Board	Recitals
Company Capital Stock	§ 2.01
Company Common Stock	§ 2.01
Company Schedules	Article III
Company Material Adverse Effect	§ 9.03
Company Notes	§ 6.12
Company Permits	§ 3.06
Company Preferred Stock	§ 2.01
Company Representatives	§ 6.04
Company Stock Option Plans	§ 2.04
Company Stock Options	§ 2.04
Company Stock Plans	§ 3.03
Company Stockholders’ Meeting	§ 6.02
Company’s knowledge	§ 9.03
Company Termination Fee	§ 8.03
Computer Software	§ 9.03
Confidentiality Agreement	§ 6.03
Contract	§ 3.05
control	§ 9.03
Customer Agreement	§ 3.17
Debt Financing	§ 4.07
DGCL	§ 1.01
Dissenting Shares	§ 2.05
Effective Time	§ 1.03
Employee	§ 6.06
Environmental Claims	§ 9.03
Environmental Laws	§ 9.03
Equity Funding Letter	§ 4.07
ERISA	§ 3.11
ERISA Affiliate	§ 3.11
Exchange Act	§ 3.05
Exchange Fund	§ 2.02
Expenses	§ 8.03
Expiration Date	§ 8.01
FAA Permits	§ 3.19
Financing	§ 4.07
Financing Commitments	§ 4.07
Foreign Benefit Plan	§ 3.11
Foreign Corrupt Practices Act	§ 3.06
Funded Debt	§ 3.07
GAAP	§ 3.07
Governmental Authority	§ 3.05

41

Defined Term	Location of Definition

Guarantees	§ 4.08
Guarantor	§ 4.08
HSR Act	§ 3.05
Indebtedness	§ 9.03
Indemnified Parties	§ 6.05
Infringe	§ 3.14
Intellectual Property	§ 3.14
Investments	§ 3.03
IRS	§ 3.11
knowledge of the Company	§ 9.03
Law	§ 3.05
Leased Properties	§ 3.13
Liens	§ 9.03
Marketing Period	§ 9.03
Materials of Environmental Concern	§ 9.03
Merger	Recitals
Merger Co	Preamble
Merger Consideration	§ 2.01
Multiemployer Plan	§ 3.11
New Financing Commitments	§ 6.08
NOL Carryforward	§ 3.15
Notes Trustee	§ 6.12
OFAC	§ 3.20
Option Merger Consideration	§ 2.04
Other Filings	§ 6.01
Owned Intellectual Property	§ 3.14
Parent	Preamble
Parent Termination Fee	§ 8.03
Paying Agent	§ 2.02
PBGC	§ 3.11
Pension Plan	§ 3.11
Permitted Liens	§ 9.03
Person	§ 9.03
Plans	§ 3.11
Principal Stockholders	Recitals
Proxy Statement	§ 3.05
Purchaser Welfare Benefit Plans	§ 6.06
Real Property	§ 3.13
Regulation S-K	§ 3.07
Regulation S-X	§ 3.07
Release	§ 9.03
Representatives	§ 6.03
Required Financial Information	§ 6.08
Rights	§ 3.03

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Defined Term	Location of Definition

Rights Agreement	§ 3.03
Sarbanes-Oxley Act	§ 3.06
Scheduled Intellectual Property	§ 3.14
SEC	§ 3.05
SEC Reports	§ 3.07
Section 203	§ 3.22
Section 262	§ 2.02
Securities Act	§ 3.07
SERP I	§ 6.06
SERP II	§ 6.06
SERP III	§ 6.06
SERP Trust	§ 6.06
Shares	§ 2.01
Solicitation Period End Date	§ 6.04
Solvent	§ 4.10
Specified Contract	§ 3.17
Stockholder Approval	§ 3.22
subsidiaries	§ 9.03
Subsidiary	§ 3.01
subsidiary	§ 9.03
Superior Proposal	§ 6.04
Superior Proposal Notice	§ 6.04
Supplier Agreement	§ 3.17
Surviving Corporation	§ 1.01
Tax or Taxes	§ 9.03
Tax Returns	§ 9.03
Termination Date	§ 8.01
Termination Expenses	§ 8.03
Third Party Licenses	§ 3.14
Transaction Committee	§ 3.22
Trustee Indenture	§ 6.12
Voting Agreement	Recitals
Wholly-Owned Subsidiary	§ 9.03

(c) When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

Section 9.04.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that

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any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.05.  Entire Agreement; Assignment.  This Agreement, the Guarantees, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise), except that Parent or Merger Co may assign all or any of their rights and obligations hereunder to an Affiliate, to a lender or financial institution as collateral for indebtedness or, after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent or the Surviving Corporation and its Subsidiaries provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 9.06.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 9.07.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to the choice of Laws principles therein).

Section 9.08.  Specific Performance; Submission to Jurisdiction.

(a) The Company agrees that to the extent it has incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Parent and Merger Co for such losses or damages shall be limited to $60,570,000, (ii) the maximum liability of the Guarantors, directly or indirectly, shall be limited to the express obligations of the Guarantors under the Guarantees, and (iii) in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Co or the Guarantors or any of their respective stockholders, partners, members, affiliates, directors, officers, employees or agents in connection therewith.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Co shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity, subject to the limitations in paragraph (a) of this Section 9.08. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Co or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 8.01(e) and Section 9.08(a); provided that the Company shall be entitled to specific performance against Parent and Merger Co to prevent any breach by Parent or Merger Co of Section 6.03(b). In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9.02. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

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Section 9.09.  Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.9.

Section 9.10.  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11.  Counterparts.  This Agreement may be executed and delivered (including by facsimile by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, which delivery will have the same effect as physical delivery of the paper document bearing the original signature.) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Parent, Merger Co and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BLUE JAY ACQUISITION CORPORATION

By	/s/ Adam Palmer
Name: Adam Palmer

Title:	Vice President

BLUE JAY MERGER CORPORATION

By	/s/ Adam Palmer
Name: Adam Palmer

Title:	Vice President

SEQUA CORPORATION

By	/s/ Martin Weinstein
Name: Martin Weinstein

Title:	Vice Chairman and Chief Executive Officer

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Exhibit B

GUARANTEE

Guarantee, dated as of July 8, 2007 (this “Guarantee”), by Carlyle Partners V, L.P. (the “Guarantor”), in favor of Sequa Corporation (the “Guaranteed Party”).

1. GUARANTEE.  To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of July 8, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Blue Jay Acquisition Corporation, a Delaware corporation in which the Guarantor proposes to invest (“Parent”), Blue Jay Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Co”), and the Guaranteed Party, pursuant to which Merger Co will merge with and into the Guaranteed Party, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual observance, performance and discharge of the payment obligations of Parent under Sections 8.03(d) and 8.03(e) of the Merger Agreement (the “Obligations”). In furtherance of the foregoing, the Guarantor acknowledges that its liability hereunder shall extend to the full amount of the Obligations, and that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Obligations.

2. NATURE OF GUARANTEE.  The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. This is an unconditional guarantee of payment and not of collectibility.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.  The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Parent or with any other person interested in the transactions contemplated by the Merger Agreement, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent or any such other person without in any way impairing or affecting the Guarantor’s obligations under this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or any other person interested in the transactions contemplated by the Merger Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any entity or other person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate existence, structure or ownership of Parent or any other person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or any-other person interested in the transactions contemplated by the Merger Agreement; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, whether in connection with the Obligations or otherwise; or (g) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to Parent under the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its

“Subsidiaries” (as defined in the Merger Agreement), defenses to the payment of the Obligations that are available to Parent under the Merger Agreement or breach by the Guaranteed Party of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

The Guaranteed Party hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Guarantor or the former, current or future stockholders, partners, members, affiliates, directors, officers, employees or agents of the Guarantor or Parent or any former, current or future stockholder, partner, member, affiliate, director, officer, employee or agent of any of the foregoing (other than, in each case, Parent), except for claims against the Guarantor under this Guarantee, and the Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any proceeding asserting that this Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Unless and until all of the Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or any other person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s Obligations under or in respect of this Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or such other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or such other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guarantee, in accordance with the terms of the Merger Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Guarantee, the Guaranteed Party hereby agrees that to the extent Parent is relieved of its obligations under and pursuant to the terms of 8.03(d) and 8.03(e) of the Merger Agreement, the Guarantor shall be similarly relieved of its Obligations under this Guarantee.

4. NO WAIVER; CUMULATIVE RIGHTS.  No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

5. REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that:

(a) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to

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or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;

(c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

6. NO ASSIGNMENT.  Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be.

7. NOTICES.  All notices and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices to the Guarantor hereunder shall be delivered as set forth below or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement:

Carlyle Partners V, L.P.
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004
Attention: Peter Clare
                 Adam Palmer

Facsimile:  (202) 347-9250

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Washington, DC 20004
Attention: Daniel T. Lennon
                 David S. Dantzic

Facsimile:  (202) 637-2201

8. CONTINUING GUARANTEE.  This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations and all amounts payable under this Guarantee have been indefeasibly paid, observed, performed or satisfied in full. Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the second year anniversary of the date hereof.

9. GOVERNING LAW.  This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions (as defined in the Merger Agreement) arising out of or relating to this Guarantee shall be heard and determined exclusively in the Court of Chancery or other courts of the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware for the purpose of any Action arising out of or relating to this Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the

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jurisdiction of the Court of Chancery or other courts of the State of Delaware, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

10. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11. COUNTERPARTS.  This Guarantee may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

CARLYLE PARTNERS V, L.P.
By: TC Group V, L.P., its General Partner
By: TC Group V, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

By: Adam Palmer
Name: Adam Palmer

Title:	Managing Director

ACKNOWLEDGED AND AGREED:

/s/
SEQUA CORPORATION

By:	/s/ Martin Weinstein
Name: Martin Weinstein

Title:	Chief Executive Officer

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Exhibit C

EXECUTION COPY

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of July 8, 2007, is made by and among the parties set forth on Schedule A attached hereto (each, a “Principal Stockholder” and collectively, the “Principal Stockholders”), SEQUA CORPORATION, a Delaware corporation (the “Company”), BLUE JAY ACQUISITION CORPORATION, a Delaware corporation (“Parent”), and BLUE JAY MERGER CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Co”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company, Parent and Merger Co are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), providing for the merger of Merger Co with and into the Company with the Company as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Principal Stockholder beneficially owns the number of shares of (i) class A common stock, no par value, of the Company (the “Class A Common Stock”) and (ii) class B common stock, no par value, of the Company (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”) set forth opposite such Principal Stockholder’s name on Schedule A attached hereto; and

WHEREAS, as a condition to the willingness of Parent and Merger Co to enter into the Merger Agreement, each of Parent and Merger Co has required that each Principal Stockholder agrees, and in order to induce Parent and Merger Co to enter into the Merger Agreement, each Principal Stockholder has agreed, to enter into this Agreement with respect to (a) all the shares of Common Stock now beneficially owned by, and all the shares of Common Stock or other voting securities of the Company which may hereafter be acquired by, or on behalf of, or issued to such Principal Stockholder (collectively, the “Shares”) and (b) certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.

VOTING AGREEMENT

Section 1.1  Voting Agreement.  Each Principal Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, such Principal Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) vote (or cause to be voted) the Shares: (a) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement if a vote, consent or other approval (including by written consent) with respect to any of the foregoing is sought and (b) against any (x) merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal, (y) amendment of the Company’s certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner reasonably be expected to impede, delay, frustrate, prevent or nullify the Merger, the Merger Agreement or (z) any other matter on which the stockholders are entitled to vote that, to the actual knowledge of such Principal Stockholder, would result in a breach in any material respect of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or change in any manner the voting rights of any class of the Common Stock.

Section 1.2  Proxy.  EACH PRINCIPAL STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE PRESIDENT OF PARENT AND THE SECRETARY OF PARENT, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH PRINCIPAL STOCKHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES, OR TO GRANT APPROVAL IN RESPECT OF THE SHARES, SOLELY WITH RESPECT TO THE MATTERS SET FORTH IN, AND IN THE MANNER CONTEMPLATED BY, SECTION 1.1. THIS PROXY IS IRREVOCABLE (SUBJECT TO THE PENULTIMATE SENTENCE OF THIS SECTION 1.2) AND COUPLED WITH AN INTEREST AND EACH PRINCIPAL STOCKHOLDER AGREES TO TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. THE PROXY GRANTED BY EACH PRINCIPAL STOCKHOLDER SHALL BE AUTOMATICALLY REVOKED UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. EACH PRINCIPAL STOCKHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH PRINCIPAL STOCKHOLDER WITH RESPECT TO THE SHARES.

Section 1.3  Acknowledgment.  Each Principal Stockholder hereby acknowledges receipt and review of a copy of the Merger Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES
OF THE PRINCIPAL STOCKHOLDERS

Each Principal Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

Section 2.1  Authority Relative To This Agreement.  Such Principal Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions to be consummated by him, her or it as contemplated hereby. This Agreement has been duly and validly executed and delivered by such Principal Stockholder.

Section 2.2  No Conflict.

(a) The execution and delivery of this Agreement by such Principal Stockholder do not, and the performance of his, her or its obligations under this Agreement by such Principal Stockholder and the consummation of the transactions to be consummated by him, her or it as contemplated hereby shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Principal Stockholder or by which the Shares held by such Principal Stockholder as of the date hereof are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held by such Principal Stockholder as of the date hereof pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or the Shares held by such Principal Stockholder as of the date hereof are bound or affected.

(b) The execution and delivery of this Agreement by such Principal Stockholder do not, and the performance of his, her or its obligations under this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official, except for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended, and the applicable requirements of state securities or “blue sky” laws and state takeover laws, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Principal Stockholder of his, her or its obligations under this Agreement.

Section 2.3  Ownership Of Shares.  As of the date hereof, such Principal Stockholder is the record or beneficial owner of the Shares set forth opposite such Principal Stockholder’s name on Schedule A hereto, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with

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respect to the ownership, transfer or other voting of such Shares (collectively, “Liens”). There are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Shares held by such Principal Stockholder as of the date hereof, and such Principal Stockholder has the sole authority to direct the voting of such Shares in accordance with the provisions of this Agreement and the sole power of disposition with respect to such Shares, with no restrictions, subject to applicable federal securities laws on his, her or its rights of disposition pertaining thereto (other than Liens or restrictions created by this Agreement). As of the date hereof, such Principal Stockholder does not own beneficially or of record any equity securities of the Company other than the Shares and other equity securities set forth opposite such Principal Stockholder’s name on Schedule A hereto. Such Principal Stockholder has not appointed or granted any proxy that is still in effect with respect to any Shares held by such Principal Stockholder.

Section 2.4  No Finder’s Fee.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Principal Stockholder.

Section 2.5  Reliance By The Buyers.  Such Principal Stockholder understands and acknowledges that Parent and Merger Co are entering into the Merger Agreement in reliance upon such Principal Stockholder’s execution and delivery of this Agreement.

Section 2.6  No Other Representations or Warranties.  Except for the representations and warranties expressly contained in this Article II, such Principal Shareholder makes no express or implied representation or warranty with respect to such Principal Shareholder, the Shares or any other matters.

ARTICLE III.

COVENANTS OF THE PRINCIPAL STOCKHOLDERS

Section 3.1  No Inconsistent Agreement.  Each Principal Stockholder hereby covenants and agrees that such Principal Stockholder (i) shall not enter into any agreement that would restrict, limit or interfere with the performance of such Principal Stockholder’s obligations hereunder and (ii) shall not knowingly take any action that would reasonably be expected to make any of his, her or its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling him, her or it from performing his, her or its obligations under this Agreement, in each case except as permitted or contemplated by this Agreement.

Section 3.2  No Transfer.  Other than pursuant to the terms of this Agreement or the Merger Agreement, without the prior written consent of Parent or as otherwise provided in this Agreement, during the term of this Agreement, each Principal Stockholder hereby agrees to not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (b) sell, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of law), any Shares, provided that any Principal Stockholder may transfer any or all Shares held by such Principal Stockholder to any Person who has agreed to be bound by the terms of this Agreement as a Principal Stockholder and who delivers to the Company, Parent and Merger Co a duly executed copy of this Agreement (and in such event the transferring Principal Stockholder shall be relieved of his, her or its obligations under this Agreement with respect to the Shares so transferred). Each Principal Stockholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any Shares acquired by such Principal Stockholder, if any, after the date hereof.

Section 3.3  No Solicitation.  Each Principal Stockholder hereby acknowledges that he, she or it is aware of the covenants of the Company contained in Section 6.04 of the Merger Agreement and hereby agrees that he, she or it shall, and shall cause his, her or its representatives to, after the Solicitation Period End Date, promptly cease any discussions or negotiations with any parties that may be ongoing as of such date with respect to an Acquisition Proposal. Each Principal Stockholder hereby further agrees that he, she or it shall not, nor shall he, she or it permit any of his, her or its representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or providing access to the Company’s or such Principal Stockholder’s

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properties, books, records or personnel, as applicable) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (ii) have any discussions or participate in any negotiations regarding an Acquisition Proposal, or execute or enter into any agreement, understanding or arrangement with respect to an Acquisition Proposal, except, in each case, to the extent that the Company is permitted to engage in such solicitation, initiation, encouragement, discussions or negotiations pursuant to Section 6.04 of the Merger Agreement and except that (x) in connection with a termination of the Merger Agreement in accordance with its terms, each Principal Stockholder shall be entitled to enter into a voting agreement with the Person making an Acquisition Proposal and (y) nothing contained in this Section 3.3(a) shall prohibit any Principal Stockholder from responding to an unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 3.3(a); provided, that, to the extent that the Company informs such Principal Stockholder that the Board of Directors of the Company or the Transaction Committee has determined that the Company is entitled to engage in any such solicitation, initiation, encouragement, discussion or negotiation pursuant to Section 6.04 of the Merger Agreement, such Principal Stockholder may conclusively rely on such determination and shall not be held liable for breach under this Agreement if such determination is later determined to be incorrect or inconsistent with the terms of the Merger Agreement. Each Principal Stockholder shall advise Parent in writing of the receipt by such Principal Stockholder or any of his, her or its representatives of any Acquisition Proposal (in each case within 48 hours of receipt thereof), specifying the material terms and conditions thereof. Each Principal Stockholder shall promptly notify Parent in writing of any modifications to the financial or other material terms of such Acquisition Proposal not previously provided to Parent.

Section 3.4  Waiver Of Appraisal Rights.  Each Principal Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that such Principal Stockholder may directly or indirectly have by virtue of the ownership of any Shares.

Section 3.5  No Restraint On Officer Or Director Action; Etc.  Each Principal Shareholder has executed this Agreement solely in his, her or its capacity as the record or beneficial owner, as applicable, of the Shares. Each of the executors under the will of Norman E. Alexander and trustees of any trust that is a Principal Stockholder has executed this Agreement solely in his or her capacity as executor or trustee, as applicable, and under no circumstances shall any such executor or trustee be personally liable for any obligations of any of the Principal Stockholders hereunder. Notwithstanding any provision to the contrary in this Agreement, each of Parent and Merger Co hereby acknowledges and agrees that no provision in this Agreement shall in any way (a) limit or restrict any Principal Stockholder, or any affiliate, employee, shareholder, member, partner, agent, representative, successor or designee of any Principal Stockholder, in such Person’s capacity, if any, as a director or officer of the Company or any subsidiary thereof (including any vote that such Person may take as a director of the Company on any matter presented to the Board of Directors of the Company or the Transaction Committee), and no action taken by such Person in such other capacity shall be deemed to constitute a breach of any provision of this Agreement, or (b) limit or affect the Company’s rights in connection with the Merger Agreement.

Section 3.6  Enforceability.  Each Principal Stockholder hereby covenants and agrees that such Principal Stockholder shall not object to or take any action to challenge the validity or enforceability of this Agreement or raise the validity or enforceability of this Agreement as a defense in any action brought by Parent.

Section 3.7  Obligations Several And Not Joint.  The obligations of each Principal Stockholder hereunder shall be several and not joint, and no Principal Stockholder shall be liable for any breach of the terms of this Agreement by any other Principal Stockholder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Principal Stockholder and Parent that the Company has all necessary power and authority to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by

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the other parties hereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware will not apply to this Agreement or the transactions contemplated by this Agreement. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or by-laws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company’s property or assets.

ARTICLE V.

MISCELLANEOUS

Section 5.1  Termination.  This Agreement and all of its provisions shall terminate (i) automatically, without any notice of other action by any Person, upon the earliest of (A) the Effective Time or (B) the termination of the Merger Agreement in accordance with its terms, or (ii) written notice of termination of this Agreement by Parent to the Principal Stockholders (such date of termination, the “Termination Date”). Nothing in this Section 5.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement prior to the Termination Date.

Section 5.2  No Survival of Representations And Warranties.  The representations and warranties of the parties contained herein shall expire, and shall be terminated and extinguished, upon termination of this Agreement pursuant to Section 5.1.

Section 5.3  Amendment Of Merger Agreement.  The obligations of the Principal Stockholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of the Principal Stockholders in a manner that reduces or changes the form of Merger Consideration or otherwise adversely affects any of the Principal Stockholders.

Section 5.4  Fees And Expenses.  Except as otherwise provided herein or as set forth in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 5.5  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5):

if to Parent or Merger Co:

Blue Jay Acquisition Corporation
c/o:
The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004

Attention:	Peter Clare
      Adam Palmer
Facsimile: (202) 347-9250

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with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Washington, DC 20004

Attention:	Daniel T. Lennon
  David S. Dantzic
Facsimile: (202) 637-2201

if to the Company:

Sequa Corporation
200 Park Avenue
New York, NY 10166
Attention: John J. Dowling, III, Senior Vice President, Legal
Facsimile: (212) 949-5849

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Attention: W. Leslie Duffy, Roger D. Andrus, Jonathan I. Mark
Facsimile: (212) 269-5420

if to any Principal Stockholder:

c/o Neal T. Dorman, Esq.
Hartman & Craven LLP
488 Madison Avenue
New York, NY 10022

with copies to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022

Attention:	Robert F. Quaintance, Jr.
  William D. Regner
Facsimile: (212) 909-6836

and

Hartman & Craven LLP
488 Madison Avenue
New York, NY 10022
Attention: Neal T. Dorman
Facsimile: (212) 688-2870

Section 5.6  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 5.7  Entire Agreement; Assignment.  This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent or Merger Co may assign all or any of their rights and obligations hereunder to an Affiliate, provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

Section 5.8  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of the respective Boards of Directors of the parties (in the case of the Company, Parent and Merger Co) and the Principal Stockholders at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 5.9  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 5.10  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.11  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

Section 5.12  Specific Performance; Submission To Jurisdiction.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (d) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 5.5. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.5 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 5.13  Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.13.

Section 5.14  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.15  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of

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which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.16  Further Assurances.  From time to time, at the request of another party and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Principal Stockholders, the Company, Parent and Merger Co have caused this Agreement to be duly executed on the date hereof.

BLUE JAY ACQUISITION CORPORATION

By:	/s/ Adam Palmer
Name: Adam Palmer

Title:	Vice President

BLUE JAY MERGER CORPORATION

By:	/s/ Adam Palmer
Name: Adam Palmer

Title:	Vice President

SEQUA CORPORATION

By:	/s/ Martin Weinstein
Name: Martin Weinstein

Title:	Vice Chairman and Chief Executive Officer

[SIGNATURES OF PRINCIPAL STOCKHOLDERS BEGIN ON THE FOLLOWING PAGE]

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PRINCIPAL STOCKHOLDERS:

MARJORIE ALEXANDER, GAIL BINDERMAN, MARK ALEXANDER AND SHARON ZOFFNESS, AS EXECUTORS U/W NORMAN E. ALEXANDER

/s/  Marjorie Alexander
Marjorie Alexander, Executor

/s/  Gail Binderman
Gail Binderman, Executor

/s/  Mark Alexander
Mark Alexander, Executor

/s/  Sharon Zoffness
Sharon Zoffness, Executor

FORFED CORPORATION

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

FIFTY BROAD STREET, INC.

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

COURTNEY CORPORATION

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

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42 NEW STREET, INC.

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

YOUANDI CORP.

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

GAIL BINDERMAN, MARK ALEXANDER
AND SHARON ZOFFNESS
AS TRUSTEES U/I DTD
JULY 13, 2005

/s/  Gail Binderman
Gail Binderman, Trustee

/s/  Mark Alexander
Mark Alexander, Trustee

/s/  Sharon Zoffness
Sharon Zoffness, Trustee

GAIL BINDERMAN, MARK ALEXANDER
AND SHARON ZOFFNESS
AS TRUSTEES U/I DTD
JULY 13, 2005

/s/  Gail Binderman
Gail Binderman, Trustee

/s/  Mark Alexander
Mark Alexander, Trustee

/s/  Sharon Zoffness
Sharon Zoffness, Trustee

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NORMAN AND MARJORIE
ALEXANDER FOUNDATION, INC.

By	/s/ Gail Binderman
Name: Gail Binderman

Title:	Vice President

12

Schedule A

Principal Stockholders

	Number of Shares of	Number of Shares of
Name of Holder	Class A Common Stock	Class B Common Stock

Marjorie Alexander, Gail Binderman, Mark Alexander and Sharon Zoffness, as Executors u/w Norman E. Alexander(1)	49,690	198,526
Forfed Corporation	1,743,143	1,379,843
Fifty Broad Street, Inc.	14,297	167,878
Courtney Corporation	—	68,524
42 New Street, Inc.	45,000	45,000
Youandi Corp.	30,000	30,000
Gail Binderman, Mark Alexander and Sharon Zoffness as Trustees u/i dtd July 13, 2005	—	83,234
Gail Binderman, Mark Alexander and Sharon Zoffness as Trustees u/i dtd July 13, 2005	—	38,154
Norman and Marjorie Alexander Foundation, Inc.	110,415	—

(1)	The Executors also beneficially own (i) 2,048 shares of Common Stock held in the account of Norman E. Alexander in the Sequa 401(k) Plan and (ii) Company Stock Options to purchase in the aggregate 35,000 shares of Common Stock.

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Exhibit D

EVERCORE GROUP L.L.C.

July 8, 2007

Members of the Transaction Committee of
the Board of Directors of
Sequa Corporation
200 Park Avenue
New York, NY 10166

Members of the Board of Directors of
Sequa Corporation
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

We understand that Sequa Corporation, a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Blue Jay Acquisition Corporation, a Delaware corporation (“Parent”), Blue Jay Merger Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Co”), and the Company, pursuant to which Merger Co will be merged with and into the Company (the “Merger”). In the Merger, each outstanding share of class A common stock, no par value, of the Company (the “Class A Common Stock”) and each outstanding share of class B common stock, no par value, of the Company (the “Class B Common Stock” and together with the Class A Common Stock, the “Shares”), other than Dissenting Shares and shares to be canceled or otherwise converted into stock of the Surviving Corporation pursuant to the terms of the Merger Agreement (the “Excluded Shares”), will be converted into the right to receive $175.00 per share in cash (the “Merger consideration”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

You have asked us whether, in our opinion, as of the date of the Merger Agreement, the Merger consideration to be received by the holders of Shares (other than Dissenting Shares and Shares to be canceled or otherwise converted into stock of the Surviving Corporation pursuant to the terms of the Merger Agreement) is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i) reviewed a draft of the Merger Agreement dated July 8, 2007, which we have assumed is in substantially final form and will not vary in any respect material to our analysis;

(ii) reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(iii) reviewed certain non-public internal financial statements and other non-public financial and operating data relating to the Company that were prepared and furnished to us by the management of the Company;

(iv) reviewed certain financial projections relating to the Company that were provided to us by and approved for use in connection with this opinion by the management of the Company;

(v) discussed the past and current operations, financial projections and current financial condition of the Company with the management of the Company;

(vi) reviewed the reported prices and trading activity of the Class A Common Stock and the Class B Common Stock;

(vii) compared the financial and operating performance of the principal operating subsidiaries of the Company with that of certain publicly-traded companies and their securities that we deemed relevant;

(viii) reviewed the financial terms of certain publicly available transactions that we deemed relevant;

(ix) reviewed with advisors to the Company and the Transaction Committee (the “Transaction Committee”) of the Board of Directors and the Board of Directors (the “Board”) of the Company the scope and results of the transaction process to date conducted on behalf of the Company; and

(x) performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any responsibility for independent verification of, the accuracy and completeness of the information publicly available, and the information supplied or otherwise made available to, discussed with, or reviewed by us, including as to the completeness of the transaction process conducted on behalf of the Company by the advisors to the Company, and assume no liability therefor. For purposes of rendering this opinion, members of the management of the Company have provided us certain financial projections relating to the Company. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of the Company.

For purposes of rendering our opinion, we have assumed, with your consent, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger.

We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the Company or any of its subsidiaries, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company or any of its subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. In connection with the Merger, we have not been authorized by the Transaction Committee or the Board to solicit, nor have we solicited, prior to the date hereof, third party indications of interest for the acquisition of all or part of the Company.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point of view, as of the date hereof, to the holders of Shares (other than Dissenting Shares and Shares to be canceled or otherwise converted into stock of the Surviving Corporation pursuant to the terms of the Merger Agreement) of the Merger consideration. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Company in connection with the Merger and will receive fees for our services. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us for certain liabilities arising out of our engagement.

It is understood that this letter and the opinion expressed herein is for the information of the Transaction Committee and the Board in connection with and for the purposes of their evaluation of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except that this opinion may be included in any filing that the Company is required to make with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analyses in such filing is in a form acceptable to us and our counsel.

[Signature page follow]

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger consideration to be received by the holders of Shares (other than Dissenting Shares and Shares to be canceled or otherwise converted into stock of the Surviving Corporation pursuant to the terms of the Merger Agreement) is fair, from a financial point of view, to such holders of the Shares.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Eduardo G. Mestre
Eduardo G. Mestre
Vice Chairman

Exhibit E

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within

10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SEQUA YOUR VOTE IS IMPORTANT CORPORATION VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET TELEPHONE MAIL https://www.proxypush.com/sqaa 1-866-754-3575 • Go to the website address listed • Use any touch-tone telephone. • Mark, sign and date your proxy card. OR OR above. · Have your proxy card ready. • Detach your proxy card. • Have your proxy card ready. • Follow the simple recorded • Return your proxy card in the • Follow the simple instructions that instructions. postage-paid envelope provided. appear on your computer screen. Your telephone or Internet vote authorizes the named proxies to vote If you have submitted your proxy by telephone or the Internet your shares in the same manner as if you marked, signed and there is no need for you to mail back your proxy. returned the proxy card. 1-866-754-3575 CALL TOLL-FREE TO VOTE ? DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ? x Mark, Sign, Date and Return the Proxy Card Promptly Votes must be indicated Using the Enclosed Envelope. (x) in Black or Blue ink. THE BOARD OF DIRECTORS, WHICH IS SOLICITING THIS PROXY, RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. FOR AGAINST ABSTAIN Proposal 1: Adoption of the Agreement and Plan of Merger, dated as of July 8, 2007, by and among, Blue Jay Acquisition Corporation, Blue Jay Merger Corporation and the Company Proposal 2: Approval of the adjournment of the Special Meeting, if Please note change of address. necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement S C A N L I N E NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Date Share Owner sign here Co-Owner sign here

ADMISSION TICKET SEQUA CORPORATION SPECIAL MEETING OF STOCKHOLDERS September 11, 2007 9:00 am Offices of JPMorgan Chase & Co. Third Floor Auditorium 270 Park Avenue New York, New York If you plan to attend the Special Meeting, please mark the notification box on the bottom portion of this card. You must present this portion of the card in order to be admitted to the Sequa Corporation Special Meeting on September 11, 2007. SEQUA CORPORATION This Proxy is Solicited on Behalf of the Board of Directors for Use at the Special Meeting of Stockholders of Sequa Corporation September 11, 2007. The undersigned stockholder of Sequa Corporation (the “Company”) hereby appoints each of Martin Weinstein, John J. Dowling III and Gail Binderman, or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes him, or her or them to represent and to vote, as designated below, all shares of the Common Stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held in the Third Floor Auditorium at the offices of JPMorgan Chase & Co., located at 270 Park Avenue, New York, New York 10017, at 9:00 am, local time, on September 11, 2007, and at any or all adjournments thereof. This proxy, when properly executed, will be voted as directed by the stockholder. If you sign, date and mail in your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal to approve and adopt the Merger Agreement and approve the Merger. If you fail to return your proxy card, or to attend and vote at the Special Meeting, the effect will be a vote against the proposal to approve and adopt the Merger Agreement and approve the Merger, and your shares will not be counted as a vote on any other proposals that may properly come before the SpeciaI Meeting. SEQUA CORPORATION I plan to attend the meeting. P.O. BOX 11180 NEW YORK, N.Y. 10203-0180 (Continued, and to be signed and dated, on the reverse side.)